UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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Soliciting Materials under § 240.14a-12

S&P Global Inc.

(Name of Registrant as Specified In Its Certificate)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

2025	Proxy Statement Notice of Annual Meeting of Shareholders Wednesday, May 7, 2025

55 Water Street New York, NY 10041-0003
Notice of Annual Meeting of Shareholders
To Be Held Wednesday, May 7, 2025
The Annual Meeting of Shareholders of S&P Global Inc. will be held on Wednesday, May 7, 2025, at 8:00 a.m. (EDT) in a virtual-only format, via the Internet at https://meetnow.global/MTWC7R7. At the Annual Meeting, shareholders will be asked to:
Items of Business	Board’s Recommendation
1. Elect 9 Directors;	FOR each Director Nominee
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR
3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025;	FOR
4. Vote on a shareholder proposal to amend the Company’s clawback policy for unearned executive pay; and	AGAINST
5. Consider any other business, if properly raised.
This notice and proxy statement is being mailed or made available on the Internet to shareholders on or about March 25, 2025. These materials describe the matters being voted on at the Annual Meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2024 Annual Report that includes financial statements as of and for the fiscal year ended December 31, 2024.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 are available on the Internet at www.spglobal.com/proxy.
All shareholders of record as of close of business on March 17, 2025 will be entitled to vote at the virtual Annual Meeting. If you choose to attend and vote your shares at the virtual S&P Global Annual Meeting, you will need a unique 15-digit control number, which is included on your proxy card. Beneficial owners who would like to attend and vote at the virtual Annual Meeting should request a “legal proxy” (contact your bank or broker).
Please cast your votes by one of the following methods:

The Internet	Signing and Mailing a Proxy Card	Toll-Free Telephone
Your vote is very important. We encourage you to vote by proxy even if you plan to attend the virtual Annual Meeting.
By Order of the Board of Directors,
Taptesh (Tasha) K. Matharu
Deputy General Counsel &
Corporate Secretary
New York, New York
March 25, 2025

       2025 Proxy Statement       i

PROXY SUMMARY

PROXY SUMMARY
This summary provides an overview of selected information in this year’s Proxy Statement and a roadmap of the proposals to be voted on at our 2025 Annual Meeting. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.
Proxy Voting Roadmap
2025 Annual Meeting Information

TIME AND DATE	PLACE	RECORD DATE
8:00 a.m. Eastern Daylight Time on May 7, 2025	Online at https://meetnow.global/MTWC7R7. There is no physical location for the Annual Meeting.	March 17, 2025
Proposal to be Voted on and Board Voting Recommendations
Proposals	Recommendation of the Board	Page
1. Elect 9 Directors;	FOR each Director Nominee	6
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR	30
3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025;	FOR	99
4. Vote on a shareholder proposal to amend the Company’s clawback policy for unearned executive pay; and	AGAINST	104
5. Consider any other business, if properly raised.		106
Our Company Strategy: Powering Global Markets
At S&P Global Inc. (the “Company,” “we” or “us” or “our”), we have the unique ability to link data and to deliver completely new ways to offer insights into markets. Our strong results in 2024 serve as a testament to S&P Global’s unique position at the center of the global markets and strong execution of our Company strategy. In 2024, we achieved meaningful progress delivering against the five strategic pillars of our multi-year enterprise and divisional strategy.
Customer at the Core	Grow & Innovate	Data & Technology
We connect our global scale and deep understanding of the markets with customer needs to deliver the highest value products and services.	We connect innovation, intuition and experience. We build upon our core capabilities and create a path for new data, products and services in adjacent markets.	We connect differentiated data sets, leading technologies, and digital ecosystems across the enterprise to create essential solutions.
Lead & Inspire	Execute & Deliver
We connect people and purpose to foster growth, discovery and leadership. When people thrive, we all thrive. We put our people first.	We connect our constant drive for excellence with strong operational performance, prudent capital allocation and disciplined risk management. We set the bar.
       2025 Proxy Statement       1

PROXY SUMMARY (continued)

2024 Highlights
Financial Performance
During 2024, the Company achieved revenue growth across all divisions and delivered strong margin expansion and EPS growth, while also making investments in technology, AI, and products. Below are key financial achievements during the year, demonstrating the value we brought to customers as well as our focus on long-term shareholder value creation.
FISCAL YEAR 2024 COMPANY HIGHLIGHTS
REVENUE	NET INCOME GAAP	DILUTED EPS GAAP	DIVIDENDS & SHARE BUYBACKS more than
$14.208B UP 14%	$3.852B 1 UP 47%	$12.35 UP 50%	$4.4B
Financial Highlights

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Reported revenue increased 14% year over year, with revenue growth across all divisions, while net income attributable to the Company increased 47%

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Achieved $284 million in revenue synergies and $619 million in cost synergies from merger integration

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Prudently managed expenses while returning more than $4.4 billion to shareholders through dividends and share repurchases

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Raised annual dividends for the 52nd consecutive year

1. Reflects GAAP net income attributable to S&P Global Inc.

Total Shareholder Return 2

2. Returns assume $100 invested on December 31, 2019 and total return includes reinvestment of dividends through December 31, 2024. Reflects the peer group used in the Company’s Form 10-K filed with the SEC on February 11, 2025, consisting of: Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc., Verisk Analytics, Inc., and Intercontinental Exchange, Inc.

CEO Succession
Effective November 1, 2024, our Board of Directors (the “Board”) unanimously named Martina L. Cheung as the Company’s new President and Chief Executive Officer (“CEO”), following a rigorous, multi-year succession planning process to ensure a smooth leadership transition in anticipation of Douglas L. Peterson’s planned retirement after 11 years of service as President and CEO. The Board conducted a thorough and thoughtful succession process to identify Ms. Cheung as the best leader for the Company’s next chapter, given her proven track record of success across multiple leadership roles and her impact on our evolution and growth.
Independent Board Chair Succession
Effective immediately following the 2025 Annual Shareholder Meeting, subject to his re-election by shareholders, Lord Ian Livingston will succeed Richard Thornburgh as Independent Chair of the Board, in connection with Mr. Thornburgh’s planned retirement pursuant to the Company’s Corporate Governance Guidelines.
2       2025 Proxy Statement

PROXY SUMMARY (continued)

Items of Business to be Acted on at the Annual Meeting
Item 1. Election of Directors
The Company’s business and affairs are overseen by our Board pursuant to the New York Business Corporation Law and our Amended and Restated Certificate of Incorporation and By-Laws. We currently have 13 Directors, all of whom, with the exception of Gay Huey Evans, Robert P. Kelly, Douglas L. Peterson, and Richard E. Thornburgh, are being nominated at this Annual Meeting for one-year terms, which will expire at the Annual Meeting in 2026 (See Item 1 on page 6). Gay Huey Evans, Robert P. Kelly, Douglas L. Peterson and Richard E. Thornburgh are not standing for re-election and will retire from the Board at the 2025 Annual Meeting.
Current Board and Committee Membership
Name	Position	Age	Director Since	Audit Committee	Compensation Committee	Finance Committee	Nominating Committee	Executive Committee
Marco Alverà	Director	49	2017			•	•	•
Martina Cheung	President, Chief Executive Officer (CEO)	49	2024					•
Jacques Esculier	Director	65	2022	•		•
Gay Huey Evans*	Director	70	2022	•	•
William D. Green	Director	71	2011		•		•
Stephanie C. Hill	Director	60	2017		•		•	•
Rebecca Jacoby	Director	63	2014	•		•		•
Robert P. Kelly*	Director	71	2022		•		•
Ian P. Livingston	Director	60	2020	•		•
Maria R. Morris	Director	62	2016			•	•	•
Douglas L. Peterson*	Senior Advisor	66	2013
Richard E. Thornburgh* ★	Independent Board Chair	72	2011		•		•	•
Gregory Washington	Director	59	2021	•	•
• Member     • Committee Chair     ★ Independent Board Chair
* Ms. Huey Evans, Mr. Robert P. Kelly, Mr. Douglas L. Peterson, and Mr. Richard E. Thornburgh are not standing for re-election and will retire from our Board at the 2025 Annual Meeting.
Our nine Director nominees are current Directors with a broad range of skills, backgrounds, and experience, which the Board believes contributes to the effective oversight of the Company. The following provides current summary information about each director nominee. For more information about our Director nominees, please see the “Director Skills, Qualifications and Experience” section of this Proxy Statement, including our Director Skills Matrix, starting on page 19. Detailed information about each director nominee’s qualifications, experience and expertise can be found in their biographies starting on page 20.
Nominee Profile & Demographics
       2025 Proxy Statement       3

PROXY SUMMARY (continued)

Skills & Experience
Item 2. Advisory Vote on Executive Compensation
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards.
Our executive compensation program:
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aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;

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includes a mix of compensation elements that emphasizes performance results, with approximately 86% of the 2024 targeted compensation for Martina Cheung, the Company’s current Chief Executive Officer (in effect as of November 1, 2024) (and 92% of her 2025 targeted compensation), 94% of the 2024 targeted compensation for Douglas Peterson, the Company’s former Chief Executive Officer (in effect prior to November 1, 2024), and 83% of the 2024 targeted compensation for the other named executive officers (excluding our former Chief Financial Officer) comprised of variable, incentive-based pay;

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delivers annual incentive payouts based on the achievement of approved quantitative performance goals, which were based on non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue enterprise-level Company goals and, as appropriate, for our division leaders, division-level goals for 2024;

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aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of non-GAAP ICP Adjusted EPS targets. The Performance Share Unit awards granted in 2024 vest at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a three-year cumulative diluted adjusted EPS goal; and

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has features designed to mitigate risks and further align executive compensation with shareholder interests, including stock ownership requirements, multiple pay recovery (clawback) policies, an anti-hedging and pledging policy and limited perquisites.

4       2025 Proxy Statement

PROXY SUMMARY (continued)

Item 3. Proposal to Ratify the Appointment of the Company’s Independent
Registered Public Accounting Firm
The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent registered public accounting firm of the Company and its subsidiaries for 2025. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries.
Although shareholder ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
Item 4. Shareholder Proposal to Amend
the Company’s Clawback Policy for Unearned Executive Pay
At the Annual Meeting, you will be asked to consider a shareholder proposal to “Amend the Company’s Clawback Policy for Unearned Executive Pay”, which is presented in full (as received) on page 104 of this Proxy Statement. The Board has carefully considered the proponent’s proposal and believes that the Company’s existing policies serve the best interests of the Company and its shareholders by providing appropriate safeguards against the payment of amounts that are unearned or undeserved, including the ability to recover incentive compensation based on a broad range of conduct that could be deemed detrimental to the Company.
The Board unanimously recommends that you vote AGAINST this proposal.
Item 5. Other Matters
The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.
       2025 Proxy Statement       5

Item 1. Election of Directors
The persons listed below, each of whom is currently a Director of the Company, have been nominated by the Board, on the recommendation of the Nominating Committee, for election to a one-year term of office that will expire at the next Annual Meeting or until their successors are elected and qualified or until their earlier resignation or removal. Each nominee listed below has agreed to serve his or her respective term. If any Director is unable to stand for election, the individuals named as the proxies have the right to designate a substitute. If that happens, shares represented by proxies may be voted for a substitute Director.
Your Board of Directors recommends that you vote FOR each of the following Director Nominees:
•
Marco Alverà

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Martina Cheung

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Jacques Esculier

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William D. Green

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Stephanie C. Hill

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Rebecca Jacoby

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Ian P. Livingston

•
Maria R. Morris

•
Gregory Washington

Your Board of Directors recommends that you vote FOR the election of each of the Director Nominees.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for these nominees.
Biographical information about these nominees can be found on pages 20 through 24 of this Proxy Statement.
6       2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Enhanced Corporate Governance
The Board of Directors regularly assesses and refines our corporate governance policies and procedures to take into account evolving best practices and the interests of our shareholders. The Company’s current corporate governance structure reflects an ongoing commitment to strong and effective governance practices that ensure Board responsiveness and accountability to shareholders.
Board Structure & Independence
Independent Board Chair
Independent Committee Chairs
All director nominees are independent, except our CEO
Annual review of optimal Board and Committee leadership structure
Executive sessions of independent directors held at every Board and Committee meeting
Composition, Accountability & Refreshment
Highly skilled Board providing wide range of viewpoints and expertise, reflecting experience across numerous industries and sectors representing our broad client base
Annual written performance evaluations of the Board, Board Chair, Committees, Committee Chairs and each director
Policies providing for normal retirement at age 72 and offer to resign upon change in circumstances promote refreshment
Sound limits on public company board service (executive officers limited to three boards total)
Strategic and proactive succession planning resulting in regular Board and Committee refreshment and range of tenures
Shareholder Rights
Proxy access
Annual election of directors
Majority voting for directors in uncontested elections
Rights to call special meetings for shareholders of 25% or more of the voting stock
Board Oversight
Strategic and proactive executive succession planning, culminating in appointment of Martina Cheung as the new CEO effective November 1, 2024
Detailed annual talent review of Executive Leadership Team, leadership pipeline and succession readiness
Full Board oversight of corporate strategy (including dedicated biannual meetings on Company strategy), succession planning and risk management
Audit Committee oversight of financial statements, legal and regulatory compliance, key risks, and cybersecurity
Strong Corporate Governance Practices
Robust stock ownership requirements for directors and executive officers
Prohibition on hedging and pledging by directors and executive officers

Dodd-Frank Clawback Policy requiring recovery from executive officers in the event of financial restatement, as well as voluntary standalone policies allowing for recovery from broader group in the event of misconduct or any act or omission determined to have a material negative impact on the Company

“Double trigger” vesting of equity-based awards upon a change in control
Annual risk assessment of executive compensation programs, policies and practices
Corporate Governance Materials
The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com:
•
the Company’s Amended and Restated Certificate of Incorporation;

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the Company’s By-Laws;

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the Company’s Corporate Governance Guidelines;

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Board Committee Charters for the Company’s Audit, Compensation and Leadership Development, Executive, Finance and Nominating and Corporate Governance Committees;

       2025 Proxy Statement       7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

•
the Code of Business Ethics applicable to all employees;

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the Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers;

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the Code of Business Conduct and Ethics for Directors applicable to all Company Directors; and

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the Audit Committee’s Policy concerning Employee Complaint Procedures Regarding Accounting and Auditing Matters.

The content contained on, or that can be accessed through, our website is not deemed to be part of, and is not incorporated by reference into, this Proxy Statement.
Director Independence
The Board has determined that all of the Company’s current Directors and Directors who served during 2024, with the exception of Ms. Martina Cheung (the Company’s current President and Chief Executive Officer, effective as of November 1, 2024) and Mr. Douglas L. Peterson (the Company’s President and Chief Executive Officer through November 1, 2024 and current Senior Advisor), have met the independence requirements of the NYSE based upon the application of objective categorical standards adopted by the Board.
To be considered independent, a Director must have no material relationship (other than as a Director) with the Company, or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any of its subsidiaries. In making independence determinations, the Board broadly considers all relevant facts and circumstances.
In addition, members of the Audit Committee are also required to satisfy the SEC and NYSE independence requirements, which provide that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation and Leadership Development Committee (the “Compensation Committee”) under the additional SEC and NYSE compensation committee member standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
Additional Information Regarding Director Independence
In making its independence determinations with respect to our Directors, the Board considered the following transactions that the Company engages in from time to time with organizations in which our independent Directors serve as executive officers or otherwise have a material interest:
•
Lockheed Martin Corporation. Ms. Stephanie Hill serves as President, Rotary and Mission Systems of Lockheed Martin Corporation. In 2024, the Company and its Ratings, Market Intelligence, and Indices divisions provided Lockheed Martin Corporation credit rating services, data, subscription and license fees for publications, and index and data license fees.

•
Tree Energy Solutions GmBH. Mr. Marco Alverà serves as the Group Chief Executive Officer and is an investor of Tree Energy Solutions GmBH. In 2024, the Company and its Commodity Insights division provided Tree Energy Solutions GmBH commodities data and subscriptions.

These transactions are entered into in the ordinary course of business and on terms that are substantially equivalent to those prevailing at the time for comparable transactions with other similarly situated customers or vendors of the Company.
In making its independence determinations with respect to our Directors, the Board reviews the materiality of these transactions not only from the standpoint of such Directors but also from the standpoint of the organizations in which they serve. Based on this review, the Board has concluded that these transactions do not interfere with the ability of such Directors to exercise independent judgment in carrying out their Board responsibilities.
8       2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board Leadership Structure
The Board reviews its leadership structure and selects the Chair of the Board annually based upon such criteria as the Company’s independent Nominating Committee recommends and consideration of what the Directors believe to be in the best interests of the Company at a given point in time.
Mr. Richard E. Thornburgh has served as the Board’s Independent Chair since 2020, and the position of Chair has been held by an independent director since 2015. Lord Ian Paul Livingston has been nominated for appointment as the next independent Board Chair, to take effect as of May 7, 2025 at the conclusion of the Annual Meeting, subject to his re-election at the Annual Meeting.
The Board believes that separating the leadership positions of the Chair and CEO is in the best interests of the Company and its shareholders at this time, as this structure strengthens our commitment to sound governance by effectively allocating authority, responsibility and oversight between management and the independent members of our Board. Maintaining separate roles permits the CEO to focus more time and energy on day-to-day management of the Company and the Company’s strategic direction, while the Chair offers an independent perspective and oversees corporate governance matters and operation of the Board. In addition, each of the Committees of the Board is led by an independent Director acting as the Committee Chair.
Independent Chair Succession Planning
The Board’s Corporate Governance Guidelines provide for Director retirement from re-election after reaching age 72. In anticipation of Mr. Thornburgh’s upcoming retirement, the Board began a proactive succession planning process for the independent Chair role to facilitate a smooth and orderly transition of Board leadership prior to the end of Mr. Thornburgh’s term. In connection with the succession planning, the Nominating Committee identified recommended selection criteria and cultural fit characteristics for potential candidates to lead the Board based on current and anticipated needs of the Board and the Company’s business and strategic plans.
Following a rigorous and thoughtful succession planning process, the Nominating Committee recommended and the Board approved the appointment of Lord Ian Paul Livingston as the new Board Chair, to take effect as of May 7, 2025, subject to his re-election as a director at the 2025 Annual Shareholders Meeting. The process for appointing the new Board Chair included, among other things: consideration of the recommended selection criteria; input from the CEO, the former CEO, and outgoing Chair in evaluating candidates; collection of one-to-one director feedback by the outgoing Chair and Chair of the Nominating Committee; discussion of Director candidates by the full Board in Executive Sessions; and advance planning for related changes in Committee Chair appointments and overall Board and Committee composition.
In the future, if the Chair is not an independent Director, our Corporate Governance Guidelines require that an independent Director be designated as Presiding Director to lead the executive sessions of the independent Directors at Board meetings, consult on committee selection, and communicate the annual evaluation of the CEO, together with the Chair of the Compensation Committee.

       2025 Proxy Statement       9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board and Committee Self-Evaluations
Through an annual self-evaluation and ongoing Director feedback, the Board annually assesses the performance and effectiveness of:
•
the Board,

•
its Committees,

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the Chair of the Board,

•
each Committee Chair, and

•
each Director.

Evaluation Process
The independent Chair of the Board oversees and the Nominating Committee administers the annual evaluation process, including determining the most effective format. The Chair of the Nominating Committee presents the results to the full Board and its Committees for their review and consideration of potential enhancements to Board and Committee functioning.
10       2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Shareholder Engagement
Maintaining an ongoing and active dialogue with shareholders is a critical component of the governance process that promotes transparency, accountability and long-term shareholder value. We value our shareholders’ feedback and are committed to engaging in constructive and meaningful dialogue with shareholders regarding our governance practices, executive compensation program and other areas of shareholder focus throughout the year.

Engagement

Ongoing and multi-faceted approach to engagement, including:

- ✓ Year-round **investor relations engagement** through industry conferences, non-deal roadshows and investor meetings.
- ✓ **Proactive annual outreach** with top institutional investors led by Corporate Secretary.
- ✓ **Targeted Annual Meeting outreach** with broader investor base, as necessary, to address topics of interest in preparation for Annual Meeting.

Communication

- ✓ **Management regularly reports feedback to Board,** Nominating Committee and any other relevant Committees for consideration and review.
- ✓ Shareholder feedback helps Board **identify areas of investor focus and priorities.**

Review & Assessment

- ✓ **Board reviews and assesses shareholder feedback** from engagement activities and Annual Meeting voting results, including say-on-pay results.
- ✓ Board also **reviews governance best practices and trends**, regulatory developments and corporate governance frameworks to identify opportunities for continual improvement.

Responsiveness

- ✓ **Board implements any changes** and enhancements to governance practices that the Board views in the Company's best interests, makes appropriate compensation adjustments and provides guidance to management on their communications with shareholders.
- ✓ **Management communicates enhancements** to governance and compensation practices through public disclosures and ongoing shareholder engagement.

How We Engage
A shareholder engagement team consisting of senior management, Investor Relations and the Corporate Secretary leads our outreach initiatives, seeking input from our shareholders in a number of forums year-round, including proactive outreach to institutional investors and targeted proxy-season outreach on specific areas of investor focus.
Investor Relations Activities
As part of our ongoing Investor Relations outreach, members of senior management and Investor Relations routinely engage with institutional investors by participating in industry conferences, non-deal roadshows and one-on-one meetings. Despite operating without a permanent CFO for most of 2024, the Investor Relations team continued our active dialogue with investors by attending multiple investor conferences and roadshows, conducting nearly 400 meetings with nearly 1,000 investors. These activities allow our senior management and Investor Relations team to share and discuss our business strategy and achievements, solicit investor feedback on our performance and seek insight into our investors’ priorities throughout the year. Given the CEO transition, which took place in November, additional outreach was made to give our largest active shareholders additional opportunities to meet individually with our new CEO within her first 30 days.
Corporate Secretary Outreach
We also conduct proactive annual outreach by inviting governance representatives of our largest institutional shareholders to discuss corporate governance, compensation, environmental and social and other matters with the Corporate Secretary both during and outside of the proxy season.
       2025 Proxy Statement       11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Leading up to the 2025 proxy season, we invited our largest long-term institutional investors, collectively representing approximately 40% of our shares outstanding, to discuss general corporate governance, sustainability and executive compensation matters and provide feedback.
Topics for Shareholder Engagement
Our engagement initiatives have covered a wide range of important governance topics, providing valuable insights and feedback regarding the following areas of investor focus:
Board Review and Responsiveness
The shareholder engagement team regularly reports to the full Board, the Nominating Committee and any other committees, as necessary, on the Company’s outreach activities, shareholder feedback and recommended best practices. The Board and its relevant committees consider our shareholders’ views and perspectives as part of their decision-making process on key issues related to strategy, governance, and compensation to integrate shareholder input and emerging best practice into our governance process.
Investors have expressed strong overall support for our governance framework and executive compensation program, including the link between pay and performance, as described in our Compensation Discussion and Analysis section starting on page 31 of this Proxy Statement.
Contacting the Board
We believe communication between the Board and the Company’s shareholders is an important part of the governance process. Shareholders and other interested parties may communicate with our Board or any Director or Committee (including our Independent Chair or the non-management Directors as a group) by addressing communications to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. Please see page 112 of this Proxy Statement for additional information.
12       2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Role of Board of Directors in Risk Oversight
The Board believes that effective risk management is essential to the Company’s commitment to deliver long-term shareholder value. The Board is broadly responsible for overseeing and evaluating the management of the Company, including the development and implementation of the Company’s strategic objectives, and provides direction to management in the interest of and for the benefit of the Company’s shareholders. In connection with the Board’s important role in overseeing the Company’s strategic direction for the benefit of shareholders, the Board plays an essential role in the oversight of risk management. Highlights of the Board’s risk management process include:

Risk Management Highlights

- ✓ **Ongoing and in-depth review of key risks by the full Board.** The full Board reviews or discusses key risks and risk management throughout the year:
  - ✓ As part of **regular Committee reports** at each Board meeting;
  - ✓ As part of **strategy discussions and business updates**;
  - ✓ As an **in-depth agenda topic** at least once a year;
  - ✓ As part of a **biannual update on cyber risk** from the Chief Information Security Officer and the Chief Digital Solutions Officer; and
  - ✓ As part of a **biannual update on talent management** topics from the Chief People Officer.
- ✓ **Reliance on outside experts and advisors** for independent external advice and expertise on topics including cyber risk, regulatory and public policy changes, and market and industry dynamics, including M&A.
- ✓ **In-depth Committee reviews of key risks**, including Audit Committee review of management's process for key risk escalation and metrics for assessing risk, with recent focus on technology risk, strategy, and Divisional risks. For additional information on the risk oversight responsibilities of each Committee, see page 14 of this Proxy Statement.
- ✓ **Committee coordination and collaboration.** In addition to their own focused reviews of key risks, Committees coordinate to ensure appropriate coverage across all Committees impacted by and with oversight responsibility for such risks:
  - ✓ Committees refer matters with common touchpoints to one another for follow-up.
- ✓ **Ongoing oversight between Board meetings.** The Chair of the Board and the Committee Chairs serve as liaisons facilitating ongoing oversight of risk management and dialogue with management between meetings.
  - ✓ The **Audit Committee Chair engages with management and** the Company's **independent auditor** from time to time between meetings.
- ✓ **Directors engage in discussions of key risks in informal, non-Board room meetings**, including at scheduled Board dinners or virtual Director-only sessions.
- ✓ **Directors receive training on new and emerging risk topics,** including through table top training and exercises.

Role of the Board and its Committees
The Board has oversight responsibility for the Company’s risk management framework, including technology and cybersecurity risks facing the Company. Such oversight of the Company’s risk management framework by the full Board is designed to identify, measure, assess, mitigate, monitor and report risks across the Company.
In overseeing the Company’s risk management framework, the Board strives to ensure that the Company’s overall risk exposure is appropriately aligned with the Company’s strategy and agreed risk tolerances, focusing on significant strategic and competitive, financial, operational, legal and compliance, technology and cybersecurity, talent management and culture risks facing the Company.
The Board exercises its risk oversight responsibilities both directly and indirectly through the Board’s Committees by delegating oversight for specific categories of risk to its Committees, which assist the Board in evaluating the key risks faced by the Company and assessing the Company’s policies, procedures, monitoring and escalation protocols as they relate to risk management.
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Board of Directors Oversees Major Risks

Strategic & Competitive | *Financial* | *Operational* | *Legal & Compliance* | *Technology & Cyber* | *Talent & Culture*

- ✓ Interacts with and monitors actions being taken by senior management with respect to risk assessment and risk mitigation of the Company's top risks.
- ✓ Reviews with management key strategic risks to the Company's long-term strategy and performance and mitigation strategies relating to such risks.
- ✓ Delegates specific categories of risk management for targeted Committee-level oversight, including delegation of primary risk oversight to the Audit Committee, and evaluates regular reports from Committees on such risk-related matters.

Audit Committee

Oversees key business and operational risks of the Company, and risks relating to **financial reporting and compliance,** including by:

- ✓ Providing oversight to the Company's internal and **independent auditors;**
- ✓ Reviewing with the Company's independent auditors and management the **adequacy of internal controls** that could significantly affect the Company's financial statements;
- ✓ Reviewing **compliance** with policy, legal and regulatory requirements;
- ✓ Overseeing the **Enterprise Risk Management (ERM) process**; and
- ✓ Discussing with management **risk exposures and mitigation** strategies, with regard to key risks, including operational risks, such as **technology and cybersecurity risks**.

Compensation Committee

Oversees **compensation- and incentive-related risks**, including by:

- ✓ Establishing and **reviewing incentive program performance metrics** to ensure they are appropriately aligned with business and regulatory considerations;
- ✓ Overseeing risks associated with **talent management, culture and succession planning**, working with the Nominating Committee, CEO and CPO to develop formal succession planning for senior management; and
- ✓ Conducting an **annual risk assessment** of the Company's compensation programs to determine whether they encourage excessive risk taking or are reasonably likely to have a material adverse effect.

Finance Committee

Oversees the Company's **financial risks**, including by:

- ✓ Reviewing with management the potential impact of **financial and non-financial risk scenarios** on the Company's **long-term capital position**;
- ✓ Overseeing major **capital expenditure** decisions including technology;
- ✓ Reviewing and discussing with management, the Company's **capital allocation philosophy** and applying that philosophy to the **dividend policy** and **share repurchase programs**; and
- ✓ Overseeing **significant transactions**, including acquisitions and divestitures.

Nominating Committee

Oversees **governance-related risks**, including by:

- ✓ Overseeing the CEO's **succession and emergency succession planning**;
- ✓ Overseeing annual **performance evaluations** of the Board and its Committees;
- ✓ Evaluating **Director independence** and related party transactions;
- ✓ **Monitoring developments** and trends regarding corporate governance, legal, and regulatory matters.

Board and Committee Oversight of Certain Key Risks
As part of the Board’s responsibility to exercise effective and meaningful oversight of the Company’s risk management process, the Board periodically reviews key risks at the Board and Committee level and periodically assesses the appropriate oversight structure for such risks.
Board Oversight of Technology and Cybersecurity Threats
The Board has oversight responsibility for the Company’s risk management framework, including technology and cybersecurity risks facing the Company. The Company’s Board, and Nominating and Audit Committees, gave significant consideration over the past several years to the appropriate Board and Committee oversight structure for risks associated with technology and cybersecurity. The full Board receives briefings from management on enterprise-wide technology, cybersecurity risk management and the overall technology and cybersecurity environment by management. Specifically, the full Board receives biannual reports from the Chief Digital Solutions Officer and the Chief Information Security Officer (“CISO”).
The Board coordinates with the Audit Committee and Finance Committee to ensure active Board- and Committee-level oversight of the Company’s technology and cyber risk profile, enterprise technology and cyber strategies, and information security initiatives. In addition, the Board has delegated primary responsibility for oversight of the Company’s key risks, including cybersecurity, to the Audit Committee. The Audit Committee reviews technology and cybersecurity risks, as well as the Company’s risk mitigation processes and internal control procedures to protect sensitive business information. The Audit Committee also receives regular updates from the Chief Digital Solutions Officer and the CISO on the Company’s technology and cybersecurity programs. In addition, the Finance Committee oversees management’s strategy with regard to technology and associated risks, including cybersecurity risks, when considering major capital expenditures and acquisitions. The Board also receives regular updates from the Audit Committee and Finance Committee on their in-depth Committee-level reviews.
Engagement of Third-party Support
Management engages third-party services to conduct evaluations of our security controls, whether through penetration testing, independent audits or consulting on best practices to address new challenges. These evaluations include testing both the design and operational effectiveness
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of security controls. The Company also shares and receives threat intelligence with our defense industrial base peers, government agencies, information sharing and analysis centers and cybersecurity associations.
Third-party Risk
The Company’s risk management program also assesses third-party risks, and performs third-party risk management to identify and mitigate risks from third parties such as vendors, suppliers, and other business partners associated with the Company’s use of third-party service providers. Cybersecurity risks are evaluated when determining the selection and oversight of applicable third-party service providers.
Impact of Risks from Cybersecurity Threats
The Company is regularly subject to cybersecurity attacks. None of the risks from cybersecurity threats the Company has faced to date have materially affected, and it does not believe are reasonably likely to materially affect the Company, its business strategy, results of operations or financial condition.
Human Capital Management Oversight
The Board and management view effective human capital management as critical to the Company’s ability to execute its strategy. As a result, the Board of Directors and the Compensation and Leadership Development Committee oversee and regularly engage with our CEO, Chief People Officer (the “CPO”), and other members of senior leadership on a broad range of people topics, including: talent attraction, development and leadership succession planning; compensation and benefits; workplace culture, health, safety and well-being; and employee engagement and retention. At the management level, our Chief People Officer is responsible for leading the development and execution of the Company’s human capital management strategy, also referred to as our “People” strategy, working together with other senior leaders across the Company.
Risk Assessment of Compensation Policies and Practices
At least annually, the Compensation Committee oversees a risk review of the various components of our compensation program. In 2024, the Committee and its independent compensation consultant determined that the Company’s compensation plans, programs and policies do not encourage excessive risk taking and do not present a material risk of causing behavior that is reasonably likely to have a material adverse effect on the Company. For additional information, see page 66 of this Proxy Statement.
Role of Management
While the Board provides oversight, management is responsible for the day-to-day management of the Company’s risk exposures in a manner consistent with the strategic direction and objectives established by the Board. Management provides regular updates to the Board and the Audit Committee concerning strategic, operational and emerging risks and the Company’s efforts to help mitigate those risks. As a critical component of the Company’s risk management process, management has adopted an integrated risk management framework to continuously identify, assess, measure, manage, monitor and report current and emerging non-financial risks. As part of this framework, the Company has an Executive Risk Management (ERM) Committee, which is chaired by the Company’s Chief Risk Officer. Our CISO is also a member of the ERM Committee. The ERM Committee oversees the Company’s risk management framework, including the implementation of the framework components across the Company and promotes a strong Company-wide culture of risk management, compliance and control.
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Talent Management and Succession Planning
The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure appropriate succession plans are in place so that the Company has the executive talent it needs to successfully execute the Company’s short-term and long-term business objectives.
In line with best practices, the Board regularly reviews succession planning with respect to key leaders, including the CEO. Reporting to the Board, the Nominating Committee is charged with long-term and emergency succession planning for the CEO and has established and manages a robust, thoughtful and comprehensive process for CEO and executive leadership succession planning.
Together, in consultation with the CEO, Chief People Officer (the “CPO”) and other members of management, the Nominating Committee, the Compensation Committee and the full Board review succession planning both formally, at least on an annual basis, as well as informally throughout the year in Executive Session. In light of the November CEO transition and related updates to the Executive Leadership Team, both the Nominating Committee and the Board discussed leadership succession planning topics at nearly all of their meetings in 2024.
CEO Succession
On June 27, 2024, the Company announced that Douglas L. Peterson would be retiring as Chief Executive Officer and President of the Company, to be succeeded by Martina L. Cheung, effective November 1, 2024. Over the course of his 11 years as President and CEO, Mr. Peterson’s strong leadership has left an indelible impact on the Company. In anticipation of his upcoming retirement, the Board was committed to identifying a successor with extensive experience and knowledge of the business and its customers to drive growth for the years to come.
The Nominating Committee conducted a rigorous, thoughtful and disciplined approach to succession planning:
•
Candidate Evaluation. Mr. Peterson and the Board established a clear CEO profile, which provided a framework to evaluate potential internal and external candidates. The Nominating Committee engaged the services of an independent search firm to help identify external candidates. Candidates were evaluated against the profile framework, including through structured interviews. Finalists were also required to develop a strategic plan for presentation to and discussion with the full Board.

•
Candidate Selection. Based on the inputs described above, the Board unanimously selected Ms. Cheung as the next CEO and best leader for the Company’s next chapter, given her proven track record of success across multiple leadership roles and her impact on our evolution and growth both in her prior roles as President of S&P Global Market Intelligence from 2019-2022 and then President of S&P Global Ratings from 2022-2024, as well as through her contributions to the Company’s most significant mergers and acquisitions, including the IHS Markit merger in 2022 and the SNL Financial acquisition in 2015.

•
Leadership Transition Planning. Ms. Cheung and the Board established a milestone-based transition plan to be executed against during the 4-month transition period prior to the effective date of Ms. Cheung’s appointment as President and CEO, as well as during the critical period through 2025. To facilitate the CEO transition, enable continuity, and continue to benefit from Mr. Peterson’s expertise and leadership, the Board determined that it is in the best interest of the Company and its shareholders to retain Mr. Peterson as a Senior Advisor through December 31, 2025.

Talent Management and Leadership Development
In addition to the work of the Board and the Nominating Committee on CEO succession planning, the Compensation Committee oversees our talent management and leadership development programs throughout the year to assist with identifying and developing the Company’s future leaders.
Our Board calendar also includes at least one meeting each year for a detailed talent review with the CEO, CPO and Compensation Committee to assess the succession readiness of the Executive Leadership Team and other high-potential talent, including a review of the Company’s talent development programs, leadership pipeline and plans for key executive positions. In addition, the Board gains exposure to and independently evaluates potential succession candidates both formally, during Board and Committee presentations, and outside the boardroom by interacting with key talent through employee engagement events, conferences and offsite meetings.
We believe that the outcome of the CEO succession planning process, including the selection of Ms. Cheung as CEO and corresponding updates to the Executive Leadership Team, is a strong testament to the leadership teams’ strengths and capabilities, as well as the Company’s ability to attract, develop and retain a deep bench of high-quality leadership talent.
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Process for Identifying and Evaluating Directors and Nominees
The Nominating Committee reviews with the Board, on an annual basis, the current composition of the Board. Based on its annual review, the Committee recommends to the Board the general selection criteria for Director nominees, screens potential Director candidates and recommends the slate of Director nominees for election to the Board at the Company’s Annual Meeting in light of current and anticipated needs of the Board and its committees.
Board Refreshment and Succession Planning
We believe that thoughtful Board refreshment and proactive Director succession planning is an integral part of the Company’s ability to deliver on its long-term strategy.
Board Refreshment
To ensure the right balance of fresh new perspectives with the institutional knowledge contributed by our longer-serving Directors, the Committee regularly reviews best practices to enhance the Board’s refreshment process. Our Corporate Governance Guidelines incorporate refreshment mechanisms, including a normal retirement age of 72 and a policy providing for offers to resign upon a change in circumstances, subject to Nominating Committee review.
We value the historical knowledge and experience our long-term Directors bring to the Board. Although the Committee considers Director tenure as a factor in identifying the slate of Director nominees, tenure alone is not a critical or determinative factor.
Succession Planning and Director Recruitment Process
In anticipation of retirements, resignations and evolving strategic needs for new skills and capabilities, the Committee conducts proactive, strategy-driven Director succession planning. The succession planning and new Director recruitment process is designed to be responsive to anticipated future needs in light of evolving business, industry and market dynamics and to ensure the Board’s members bring the right balance of broad skills, experience, backgrounds, and tenure to effectively promote, support and oversee the implementation of our long-term strategy.
The Committee follows a multiphase approach to succession planning and the Director recruitment process to identify and evaluate potential new Director candidates.
As part of the evaluation process, the Committee reviews and considers available information regarding each candidate, including skills and qualifications and a range of backgrounds and experiences. The Committee also reviews the candidate’s independence, including any relationships with the Company. The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees.
Shareholder Recommendations and Nominations of Director Candidates
Candidates may come to the Committee’s attention through recommendations from current Board members, senior management, professional search firms, shareholders or other sources. The Committee will consider Director candidates recommended by shareholders and evaluates shareholder candidates based on the same selection criteria it uses for other Director candidates. Shareholder recommendations may be sent to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 by mail or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Shareholder nominations should be addressed in the manner and by the deadlines described on page 111 of this Proxy Statement.
Director Training and Education
New Directors participate in a comprehensive orientation and training program to introduce them to the Company and management as well as provide information regarding our business operations and strategy. The orientation program is a valuable part of the Director onboarding process and is periodically reviewed by the Nominating Committee, together with the Corporate Secretary.
In addition, newly appointed Committee Chairs and the independent Board Chair also receive onboarding and orientation training to facilitate with their transition and assumption of new roles and responsibilities. The Nominating Committee periodically reviews these onboarding and orientation programs, including by soliciting feedback from Directors who recently participated in the onboarding programs, and coordinates with the Corporate Secretary and management on the program design and the implementation of recommended future enhancements.
To enhance their understanding of the Company’s business, Directors also participate in off-site meetings at our various offices across the globe where they interact directly with local personnel responsible for day-to-day operations. These activities ensure that our Board members remain knowledgeable and informed of the most important business issues facing our Company and have deeper access to talent.
Throughout their tenure, Directors are also encouraged to enroll in educational and training programs, and the Nominating Committee periodically reviews participation in such programs. In addition, the full Board receives regular management updates on industry and corporate governance developments affecting the Company and conducts in-depth bi-annual strategy sessions to discuss the most critical strategic issues, opportunities and challenges facing the Company.
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Director Skills, Qualifications and Experience
The Nominating Committee has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director nominee standing for election at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company’s complex global businesses and strategy.
Director Skills Matrix
The following table describes key experience and expertise that our Director nominees collectively possess and that we consider most relevant to the decision to nominate candidates to serve on the Board. A mark in the Director skills matrix below indicates a specific or specialized area of focus or expertise that each Director nominee brings to the Board. Not having a mark does not mean the Director does not possess that qualification or skill.
Additional information regarding the experience and key competencies of each individual Director nominee and current Director, as reviewed and considered by the Committee, is provided on pages 20 through 24 of this Proxy Statement.
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Director Nominees
Our Board has nominated the following nine Director nominees to stand for election at the Annual Meeting to serve one-year terms that will expire at the 2026 Annual Meeting. All nominees are currently serving as Directors of the Company and, with the exception of Martina Cheung (who succeeded Douglas Peterson as President and CEO of the Company on November 1, 2024), have been previously elected by our shareholders. Gay Huey Evans, Robert P. Kelly, Douglas L. Peterson, and Richard E. Thornburgh, current directors, are not standing for re-election. Set forth below is information regarding each of the nine Director nominees.
Please see pages 107 through 112 of this Proxy Statement for voting information. For each Director nominee’s biography, we have highlighted certain notable skills and qualifications that the Nominating Committee reviewed and considered when recommending the Director nominee. Committee membership is identified for appointments held as of January 1, 2025.
Marco Alverà, 49
Independent Director Since 2017	Committees: Finance (Chair), Executive, Nominating Other Current Listed Company Directorships: None

Career Highlights
Marco Alverà is Group Chief Executive Officer of Tree Energy Solutions, an LNG and new energy company, since June 2022 and Co-Founder of Zhero. Previously, he served as Chief Executive Officer of Snam S.p.A., Europe’s leading natural gas utility, from 2016 to 2022. Prior to joining Snam in 2016, Mr. Alverà held a number of senior management and operational leadership positions at Eni S.p.A., among them, Head of Eni’s commodities trading and shipping business, and Senior EVP of Upstream business. He has participated in the upstream, midstream and downstream aspects of the oil and gas industry. Prior to Eni S.p.A., Mr. Alverà served as Head of Group Strategy at Enel S.p.A., a multinational power company functioning in the gas and electricity sectors, particularly in Europe and Latin America. He also served as Chief Financial Officer of Wind Telecomunicazioni S.p.A. and co-founded Netesi, Italy’s first broadband ADSL company. Mr. Alverà started his career in M&A at Goldman Sachs.
Other Professional Experience and Community Involvement
Mr. Alverà sits on the board of the Cini Foundation in Venice. He is a co-founder of the Kenta Foundation and co-founder and CEO of Zhero, since 2022. Mr. Alverà wrote the books “Generation H” (Mondadori), “The Hydrogen Revolution” (Basics Book), and “Zhero” (Salani editori). He was a visiting fellow at Oxford University and is a frequent speaker and lecturer on business, sustainability, and energy markets.

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Martina L. Cheung, 49 | President and Chief Executive Officer
Director Since 2024	Committees: Executive Other Current Listed Company Directorships: None

Career Highlights
Martina L. Cheung is President, CEO, and a member of the Board of Directors of S&P Global. Previously, Ms. Cheung was President of S&P Global Ratings and served as the Executive Lead of S&P Global Sustainable1. Earlier, she was President of S&P Global Market Intelligence. Ms. Cheung joined the Company in 2010 as Vice President of Operations for S&P Global Ratings and went on to serve as S&P Global’s Chief Strategy Officer. She also was Head of Risk Services for S&P Global Market Intelligence. Prior to joining S&P Global, Ms. Cheung worked for Accenture’s Financial Services Strategy group and later as a Partner at Mitchell Madison Consulting.
Other Professional Experience and Community Involvement
Ms. Cheung was named one of the Most Powerful Women in Finance by American Banker and included on the list of Influential Women in Institutional Investing by Pensions & Investments in 2024. Also in 2024, INvolve named her to its 100 Empower Executives list for the second consecutive year. Ms. Cheung received the Merit Award from The Women’s Bond Club in 2022. In addition, she was honored at the 2022 Ascend A-List Awards for advancing Pan-Asian professionals, and she was inducted into the Academy of Women Leaders by the YWCA New York City in 2016.
Ms. Cheung is a member of the Council on Foreign Relations, the Economic Club of New York, and served on the U.S. Commodity Futures Trading Commission’s (CFTC) subcommittee on Climate-Related Market Risk.
Ms. Cheung serves on the Board of Trustees for Catholic Charities New York and was a member of the Board of CRISIL, a global analytics company and India’s leading credit ratings agency.
She holds a bachelor’s degree in commerce and a master’s degree in business studies from National University of Ireland, Galway.

Jacques Esculier, 65
Independent Director Since 2022	Committees: Audit, Finance Other Current Listed Company Directorships: Daimler Truck Holding AG

Career Highlights
Mr. Esculier served as Chief Executive Officer and Director of WABCO Holdings Inc. from July 2007 until his retirement in May 2020 when the company was acquired. From May 2009 until his retirement, he also served as Chairman of the Board of WABCO Holdings. Prior to July 2007, Mr. Esculier served as Vice President of American Standard Companies Inc. and President of its Vehicle Control Systems business, a position he had held since January 2004. Prior to holding that position, Mr. Esculier served in the capacity of Business Leader for American Standard’s Trane Commercial Systems’ Europe, Middle East, Africa, India & Asia Region from 2002 through January 2004. Prior to joining American Standard in 2002, Mr. Esculier spent more than six years in leadership positions at AlliedSignal/Honeywell Aerospace. He was Vice President and General Manager of Environmental Control and Power Systems Enterprise based in Los Angeles and Vice President of Aftermarket Services- Asia Pacific based in Singapore. Mr. Esculier was a member of the board of directors of Pentair PLC from 2014 until May 2020.
Other Professional Experience and Community Involvement
Mr. Esculier was awarded the U.S. Army Commander’s Award for Civilian Service related to work on helicopters of NASA. Mr. Esculier holds a Master of Science in General Sciences from Ecole Polytechnique de Paris, a Master of Science in Aerospace from Institut Superieur de l’Aeronautique et de l’Espace and an MBA from INSEAD.

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William D. Green, 71
Independent Director Since 2011	Committees: Compensation, Nominating Other Current Listed Company Directorships: Dell Technologies, Inc.

Career Highlights
Mr. Green is the former CEO and Chairman of Accenture, a global management consulting and technology services company. He served as Accenture’s Chief Executive Officer from September 2004 through December 2010 and assumed the additional role of Chairman from 2006-2013. He was a Director of Accenture from 2001 through January 2013. Prior to serving as Chief Executive Officer, he was Accenture’s Chief Operating Officer-Client Services with overall management responsibility for the company’s operating groups. Earlier in his career, he led the Resources and Communication/High-Tech Operating Groups and was Managing Director for Accenture’s business in the United States. He joined Accenture in 1977 and became a partner in 1986. He served as a lead Director of EMC Corporation from July 2013 to August 2016 and has been a Director of Dell Technologies since 2016. Mr. Green has been a Director at Inovalon Holdings and Syniti. He is also a Director at BMC Software and Advisor360.
Other Professional Experience and Community Involvement
In addition, Mr. Green serves on the boards of several other private companies and is on the National Board of Year Up. He is deeply involved in several organizations and business groups supporting education in the United States and around the world. He is also a frequent speaker at business, technology and academic forums worldwide.

Stephanie C. Hill, 60
Independent Director Since 2017	Committees: Compensation (Chair), Executive, Nominating Other Current Listed Company Directorships: None

Career Highlights
Ms. Hill is President, Rotary and Mission Systems, of Lockheed Martin. Since joining Lockheed Martin in 1987 as a software engineer, Ms. Hill has held positions of increasing responsibility including: Executive Vice President, Senior Vice President, Enterprise Business Transformation; Deputy Executive Vice President of RMS; Senior Vice President, Corporate Strategy and Business Development; Vice President & General Manager of Cyber, Ships & Advanced Technologies; Vice President & General Manager of Information Systems & Global Solutions Civil business; Vice President of Corporate Internal Audit; and Vice President & General Manager of the Electronic Systems Mission Systems & Sensors business.
Other Professional Experience and Community Involvement
Ms. Hill has been recognized for her career achievements and community outreach, especially in the advancement of STEM education. She was listed among Savoy Magazine’s 2020 Most Influential Black Executives in Corporate America; Black Enterprise’s 2019 Most Powerful Women in Corporate America; EBONY Magazine’s Power 100; and Computerworld’s Premier 100 IT Leaders. Hill was named as the U.S. Black Engineer of the Year by Career Communications Group in 2014 and was honored by The World Trade Center Institute in 2015 with their Maryland International Business Leadership Award. In 2013, she received the Corporate Heroine in Technology Award from the March of Dimes and the Armed Forces Communications and Electronics Association. Deeply committed to the development of others, Hill serves as a mentor to many students and professionals.
Ms. Hill graduated with high honors from the University of Maryland, Baltimore County with a Bachelor of Science degree in computer science and economics. She received an honorary doctorate from the university in 2017.

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Rebecca Jacoby, 63
Independent Director Since 2014	Committees: Audit (Chair), Executive, Finance Other Current Listed Company Directorships: None.

Career Highlights
Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. She oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, she held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, she held a range of planning and operations positions with other companies in Silicon Valley. Her extensive understanding of business operations, infrastructure and application deployments, as well as her knowledge of products, software and services helped her advance Cisco’s business through the use of Cisco technology. Since 2019, she serves on the Advisory Board of ParkourSC, a provider of IoT tracking solutions creating continuous visibility into the location, condition and context of material goods and assets. Ms. Jacoby formerly served on the Board of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019, as well as the Board of Quantum Corporation, which provides technology and services to help customers capture, create and share digital content, from 2019 to 2023.
Other Professional Experience and Community Involvement
Ms. Jacoby spent six years on the board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council. Known for her strong track record of operational excellence, innovative problem solving and talent development, she was inducted into the CIO Hall of Fame by CIO magazine and was recognized by Forbes as a “Superstar CIO” in 2012.

Ian Paul Livingston, 60
Independent Director Since 2020	Committees: Audit, Finance Other Current Listed Company Directorships: National Grid plc

Career Highlights
Ian Livingston (Lord Livingston of Parkhead) was CEO of BT Group plc, the UK telecommunications provider, from 2008-2013, and Minister for Trade and Investment, responsible for UK trade and inward investment, from 2013-2015. He is also a Senior Independent Director and Chair of the Finance Committee of National Grid plc, one of the world’s largest publicly listed utilities, as well as a Non Executive Chair of the Business Growth Fund, a major investor in growth businesses in UK and Ireland. He was previously Chairman of Currys plc, one of Europe’s largest retailers of consumer electronics and the FTSE 250 fund manager, Man Group plc. He has also been CFO of BT Group plc and Dixons Group plc, at the time being the youngest CFO in the FTSE 100. Other non-executive experience includes Non-Executive Director and Chair of Audit Committee of the luxury hotels group, Belmond Ltd and Celtic plc.
Other Professional Experience and Community Involvement
Lord Livingston is also involved in a number of charities particularly in the fields of education, equality and social care. He is also a member of the House of Lords in the UK Parliament.

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Maria R. Morris, 62
Independent Director Since 2016	Committees: Nominating (Chair), Executive, Finance Other Current Listed Company Directorships: Allstate; Wells Fargo & Company

Career Highlights
Ms. Morris served on MetLife’s Executive Group for almost a decade (retired September 2017), holding numerous senior leadership positions throughout her 33-year career. From 2011 through her retirement, she was Executive Vice President, MetLife, Inc. and led the company’s Global Employee Benefits (GEB) business. In her role leading MetLife’s GEB business since 2012, she was responsible for expanding MetLife’s employee benefits business in more than 40 countries, broadening relationships and fueling growth across the globe via local solutions and partnerships with multinational corporations, as well as through distribution relationships with financial institutions. She also served as the interim Head of MetLife’s U.S. Business from January 2016 to June 2017, where she was responsible for approximately 60% of MetLife’s operating earnings, post separation of its retail business. She served as MetLife’s Interim Chief Marketing Officer in 2014, where she continued to strengthen MetLife’s brand across the globe. From 2008 to 2011, she led Global Technology and Operations, where she managed a $1.6 billion IT portfolio and a $2.5 billion procurement and real estate budget. She also oversaw the integration of MetLife’s $16.4 billion acquisition of American Life Insurance Company (Alico).
Other Professional Experience and Community Involvement
Ms. Morris presently sits on the Board of Wells Fargo & Company where she chairs the Risk Committee. She is also a Board member of Allstate and privately-held Resolution Life, where she chairs the Compensation Committee. Ms. Morris is the Vice-Chair of Catholic Charities of NY and a member of the Board of Directors of Helen Keller International.

Gregory Washington, 59
Independent Director Since 2021	Committees: Audit, Compensation Other Current Listed Company Directorships: None

Career Highlights
Dr. Washington is the President of George Mason University, Virginia’s largest and most diverse public research university. He is the former dean of the Henry Samueli School of Engineering at the University of California, Irving (UCI) and former interim dean of the College of Engineering at Ohio State University. Dr. Washington launched his academic career in 1995 as an assistant professor in the Department of Mechanical and Aerospace Engineering in the College of Engineering at Ohio State University. He became an associate professor in 2000 and a professor in 2004. He began serving as the college’s associate dean for research in 2005 and also led the university’s Institute for Energy and the Environment. From 2008 to 2011, Dr. Washington served as interim dean of the Ohio State engineering school, one of the largest in the country.
Dr. Washington has conducted research for NSF, NASA, General Motors, the Air Force Research Laboratory, and the U.S. Army Research Office, among others. He has served as a member of the U.S. Air Force Scientific Advisory Board, NSF Engineering Advisory Committee, Institute for Defense Analyses, the Octane Board of Directors and other boards. Dr. Washington also is past chair of the Engineering Deans Council of the American Society for Engineering Education and a Fellow of the American Society of Mechanical Engineers. He previously served on the board of directors for Algaeventure Systems Inc. and EWI Inc.
Other Professional Experience and Community Involvement
Dr. Washington sits on the Board of WGL, one of the oldest utilities in the country. Dr. Washington also sits on the Board of Trustees of Internet2, a nonprofit organization that provides cloud solutions and research support services for higher education, research institutions, government, and cultural organizations. Dr. Washington earned his bachelor’s and master’s degrees and his PhD, all in mechanical engineering, at North Carolina State University.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Committees of the Board of Directors
The Company has standing Nominating, Audit, and Compensation Committees. The Chair of each Committee reports to the full Board as appropriate from time to time. Each standing Committee has a Charter that is reviewed by the respective Committee at least annually and by the Nominating Committee on a regular basis. In addition to these three standing Committees, the Board has an Executive Committee and a Finance Committee. A brief description of the Committees follows.

Maria Morris
(Chair)
Other Members:
Marco Alverà
William D. Green
Stephanie C. Hill
Robert P. Kelly*
Richard E. Thornburgh*
All current members of the
Committee are independent as
defined in the rules of the NYSE
Nominating and Corporate Governance Committee

Roles & Responsibilities
The Nominating Committee’s primary responsibilities include, among other matters:
•
Recommending to the Board the general criteria for selection of Director nominees and evaluating possible candidates to serve on the Board;

•
Recommending to the Board appropriate compensation to be paid to Directors;

•
Determining whether any material relationship between a non-management Director and the Company might exist that would affect that Director’s status as independent;

•
Making recommendations, from time to time, to the Board as to matters of corporate governance and periodically monitoring the Board’s performance; and

•
Reviewing with the Board succession plans for the Chief Executive Officer.

Governance, Operations & Procedures
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
Committee Advisors
The Committee periodically engages the services of Pay Governance LLC, an independent compensation consultant, to review director compensation, and various independent third-party search firms to assist with Board succession planning and new director searches. In 2024, the Committee engaged the services of Heidrick & Struggles, AlixPartners, and Joele Frank to assist with management succession planning and related communications, including with respect to the selection and announcement of Martina Cheung as the new President and Chief Executive Officer of the Company, effective November 1, 2024.

*Mr. Kelly and Mr. Thornburgh are not standing for re-election and will retire from our Board at the 2025 Annual Meeting.
Marco Alverà (Chair) Other Members: Jacques Esculier Rebecca Jacoby Ian Livingston Maria Morris All current members of the Committee are independent as defined in the rules of the NYSE	Finance Committee

Roles & Responsibilities
The Finance Committee oversees the Company’s financial risks, with particular emphasis on the Company’s capital allocation philosophy, treasury matters, major expenditures, key strategic decisions, and financial risk management. The Finance Committee’s primary responsibilities include, among other matters:
•
Reviewing the Company’s financial affairs with senior management, particularly the Company’s Medium Range Plan;

•
Reviewing management’s proposals, including those relating to share issuance, payment (or non-payment) of dividends on the Company’s common and preferred stock, and proposed share repurchase programs, and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board;

•
Reviewing management’s proposals, including those relating to the Company’s financing arrangements, including loans and capital markets transactions, and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board;

•
Reviewing management’s proposals, including those relating to major acquisitions or divestitures, joint ventures and strategic alliances and major capital expenditures, and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board;

•
Reviewing management’s proposed technology and innovation expenditures and associated budgets and risks and, either making recommendations to the Board regarding such matters, or approving such matters and thereafter reporting such approval to the Board; and

•
Reviewing the investment performance of the Company’s retirement and profit-sharing funds and the adequacy of the Company’s insurance and self-insurance programs.

Governance, Operations & Procedures
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.

       2025 Proxy Statement       25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Stephanie C. Hill
(Chair)
Other Members:
Gay Huey Evans*
William D. Green
Robert P. Kelly*
Richard E. Thornburgh*
Gregory Washington
All current members of the Committee are independent as defined in the rules of the NYSE
Compensation and Leadership Development Committee

Roles & Responsibilities
The Compensation Committee’s primary responsibilities include, among other matters:
•
Establishing an overall total compensation philosophy for the Company, including conducting periodic reviews of the philosophy to ensure it supports the Committee’s objectives and shareholder interests;

•
Administering and interpreting the Company’s incentive compensation plans, including the Key Executive Short-Term Incentive Compensation Plan, the 2019 Stock Incentive Plan, and all other compensation and benefits plans in which the Company’s senior management participates;

•
Establishing performance objectives and approving awards and payments in connection with the Company’s incentive compensation plans to ensure consistency with the Company’s financial and strategic plans and objectives;

•
Reviewing and approving the corporate goals and objectives for the Chief Executive Officer’s performance, evaluating the Chief Executive Officer’s performance, and establishing the Chief Executive Officer’s total compensation;

•
Establishing and approving the compensation to be paid to the Chief Executive Officer’s direct reports and approving the overall design of the total executive compensation program, with the discretion to approve individual compensation decisions delegated to the Chief Executive Officer;

•
Reviewing the succession and development plans for executives and other key talent below the direct reports to the Chief Executive Officer;

•
Overseeing and reviewing the Company’s culture and policies and strategies related to human capital management;

•
Reviewing, on at least an annual basis, the Company’s compensation plans and programs to ensure they do not encourage unnecessary or imprudent risk-taking; and

•
Providing oversight of the Company’s clawback and pay recovery policies.

Governance, Operations & Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
All current members of the Committee are independent as defined in the rules of the NYSE and qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.

Committee Advisors
The Committee has sole authority to retain and terminate all external consultants, to commission surveys or analyses that it determines necessary to fulfill its responsibilities, and to approve the fees of all such external consultants.
The Committee utilizes the services of Pay Governance LLC as its external compensation advisor for all matters concerning the Company’s senior management compensation programs. Pay Governance LLC provides no other executive compensation consulting or other services to the Company or its management other than advice provided to the Nominating Committee on an ad-hoc basis with respect to director compensation. Pay Governance LLC works in cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative.
The Committee has entered into a consulting agreement with Pay Governance LLC that specifies the nature and scope of its responsibilities, which include: (1) reviewing Committee agendas and supporting materials in advance of each meeting and raising questions or issues with management and the Committee Chair, as appropriate; (2) at the Committee’s direction, working with management on major proposals in advance of finalization by, and presentation to, the Committee; (3) reviewing drafts of the Company’s Compensation Discussion and Analysis and the Compensation Committee Report and related tables for incorporation in the Company’s Proxy Statement each year; (4) evaluating the chosen compensation peer group and survey data for competitive comparisons; (5) reviewing competitive data on the compensation of the NEOs and providing independent analyses and recommendations on the Chief Executive Officer’s compensation to the Committee; and (6) proactively advising the Committee on best practices for Board governance of executive compensation.
In accordance with the Committee’s policy on assessing advisor independence, the Committee determined in 2024 that there were no conflicts of interest or issues related to independence that would impact the advice to the Committee from Pay Governance LLC.
For a further discussion of the role of the Committee in assessing performance and determining compensation with respect to our named executive officers, see pages 43 through 47 of this Proxy Statement.

*Mr. Kelly, Mr. Thornburgh, and Ms. Huey Evans are not standing for re-election and will retire from our Board at the 2025 Annual Meeting.
26       2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Rebecca Jacoby
(Chair)
Other Members:
Jacques EsculierE
Gay Huey Evans*E
Ian P. LivingstonE
Gregory Washington
All current members of the Committee are independent as defined in the rules of the NYSE
E Denotes Committee members who are considered “financial experts” as defined in the rules of the SEC and NYSE
Audit Committee

Roles & Responsibilities
The Audit Committee oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, and the Company’s risk management process and compliance programs. As part of these responsibilities, the Audit Committee’s primary duties include, among other matters, assisting with the Board’s oversight of:
•
The integrity of the Company’s financial statements;

•
The Company’s internal accounting controls, disclosure controls and procedures, and internal controls over financial reporting;

•
The qualifications and independence of the Company’s independent auditors;

•
The performance of the Company’ internal audit function and independent auditors;

•
The Company’s compliance with legal and regulatory requirements as well as the Company’s standards of business conduct, codes of ethics, and internal policies; and

•
Key risks of the Company.

Governance, Operations & Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
The Audit Committee Report, starting on page 102 of this Proxy Statement, summarizes certain important actions of the Committee taken during the Company’s 2024 fiscal year.

•
The Committee has a Charter that can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.

•
The Board has determined that all members of the Audit Committee are financially literate, and three members of the Audit Committee qualify as “financial experts” as defined in the rules of the SEC and the NYSE. There is a brief listing of the qualifications of the Director nominees who are Committee members in their respective biographies can found on pages 20 through 24 of this Proxy Statement.

*Ms. Huey Evans is not standing for re-election and will retire from our Board at the 2025 Annual Meeting.
Richard E. Thornburgh* (Chair) Other Members: Marco Alverà Martina Cheung Stephanie C. Hill Rebecca Jacoby Maria Morris	Executive Committee

Roles & Responsibilities
•
The Executive Committee has all the authority of the Board, except for those actions not permitted by Section 712 of the Business Corporation Law of the State of New York.

•
The Chair of the Board serves as the Chair of the Executive Committee.

*Mr. Thornburgh is not standing for re-election and will retire from our Board at the 2025 Annual Meeting.
       2025 Proxy Statement       27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Membership and Meetings of the Board and Its Committees
In 2024, no Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. Committee membership for each Director as of the end of fiscal year 2024 and the number of meetings of the full Board and each Committee held during 2024 are shown in the table below. The Board held 10 meetings in 2024.
	Audit	Compensation	Executive	Finance	Nominating
Marco Alverà			•	Chair	•
Martina Cheung (1)			•
Jacques Esculier	•			•
Gay Huey Evans	•	•
William D. Green		•	•		Chair
Stephanie C. Hill		•			•
Rebecca Jacoby				•	•
Robert P. Kelly		Chair	•		•
Ian P. Livingston	•			•
Deborah D. McWhinney (2)	•			•
Maria R. Morris	Chair		•	•
Douglas L. Peterson			•
Richard E. Thornburgh		•	Chair		•
Gregory Washington	•	•
Number of 2024 Meetings	10	10	3	6	9
(1)
Ms. Cheung joined the executive committee in November, 2024

(2)
Ms. McWhinney retired from the Board at the Annual Shareholders Meeting in May, 2024

In 2024, the independent Directors met in executive sessions at least 10 times without any member of management present. Current committee composition for fiscal year 2025 is reflected on pages 25 through 27 of this Proxy Statement.
Annual Meeting Attendance
It is the Company’s policy that, subject to illness or an unavoidable schedule conflict, all Directors will attend and be introduced at the Annual Meeting. All of our Directors attended the 2024 Annual Meeting.
Executive Sessions
Executive sessions of our independent directors are held at both the beginning and end of every regularly scheduled Board meeting as well as whenever deemed appropriate by the Board. Each session is chaired by the independent Chair of the Board who may, at his discretion, invite the Company’s President and Chief Executive Officer, other employees or independent outside advisors or experts to participate.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.
Director and Officer Indemnification and Insurance
Each Director and certain of our executive officers have entered into an indemnification agreement with the Company that provides indemnification for judgments and amounts paid in settlement and related expenses to the fullest extent permitted under the applicable provisions of the New York Business Corporation Law. indemnification will be reduced to the extent that a Director or executive officer is indemnified by the Company’s Directors’ and Officers’ liability insurance.
The Company has for many years had an insurance program in place that provides Directors’ and Officers’ liability insurance coverage. The Company’s current insurance coverage was purchased for the period of May 15, 2024 to May 15, 2025 for a premium of approximately $3.8 million. This insurance is provided by a consortium of carriers that includes: AIG, Berkshire Hathaway Specialty Insurance, Great American,
28       2025 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Travelers, Nationwide, Sompo, CAN, Starr, Zurich American Insurance Company, AXIS, Markel, Swiss Re, Allianz, Atri, Ascot, Canopius, Westfield, Falcon. This program also includes additional capacity dedicated to providing excess coverage for Directors and certain of our executive officers when the Company cannot indemnify them. The additional capacity is provided by the following consortium of carriers: AIG; RLI; Berkshire Hathaway Specialty Insurance; Continental Casualty Company; Berkeley Insurance Company; XL; U.S. Specialty Insurance Company; Zurich American Insurance Company; and Travelers.
The Company also maintains a fiduciary liability insurance program that covers Directors and employees who serve as fiduciaries for our employee benefit plans. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the Directors and employees from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States. The Company’s current fiduciary liability coverage was purchased for the period of May 15, 2024 to May 15, 2025 for a premium of approximately $427,000. This insurance is provided by a consortium of carriers that includes: Sompo; Westfield; AIG; AXA XL and Nationwide.
Transactions with Related Persons
Under SEC rules, we are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, any immediate family members of such persons, and persons known by the Company to be beneficial owners of more than five percent of the Company’s voting securities, and any immediate family members of such beneficial owners.
Based on information available to us and provided to us by our Directors and executive officers, we do not believe that there were any such material transactions with related persons in effect since January 1, 2024, or any such material transactions proposed to be entered into during 2025.
From time to time, shareholders that own more than five percent of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review by the Company’s Nominating Committee as described below. During 2024, BlackRock, Inc. and The Vanguard Group, Inc. and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. Revenues recognized by us from subscriptions, licenses and other fees related to our products and services by BlackRock, Inc. and The Vanguard Group, Inc., and/or their respective affiliates, for fiscal 2024 were approximately $193.2 million and $88.7 million, respectively.
The Company’s Nominating Committee reviews and considers transactions with related persons under the Company’s written policy that requires the Committee to review and approve any related person transactions. Under the policy, all related persons are required to promptly notify our Corporate Secretary of any proposed related person transaction. Following notice to our Corporate Secretary, the proposed transaction is then presented to the Nominating Committee for its review and consideration at the next Committee meeting. Any ongoing and previously approved related person transactions will be reviewed by the Committee on an annual basis. In reviewing any proposed (or previously approved and ongoing) related person transaction, the Committee must consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction (or ratification of a previously approved and ongoing related person transaction) will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.
       2025 Proxy Statement       29

Item 2. Proposal to Approve, on an Advisory Basis, the Executive
Compensation Program for the Company’s Named Executive Officers
Under the rules of the SEC, the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “say-on-pay” vote, which is required under Section 14A of the Securities Exchange Act. Shareholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis at the 2023 Annual Meeting.
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards. Our executive compensation program:
•
aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;

•
includes a mix of compensation elements that emphasizes performance results, with approximately 86% of the 2024 targeted compensation for Martina Cheung, the Company’s current Chief Executive Officer (in effect as of November 1, 2024) (and 92% of her 2025 targeted compensation), 94% of the 2024 targeted compensation for Douglas Peterson, the Company’s former Chief Executive Officer (in effect prior to November 1, 2024), and 83% of the 2024 targeted compensation for the other named executive officers (excluding our former Chief Financial Officer) comprised of variable, incentive-based pay;

•
delivers annual incentive payouts based on the achievement of approved quantitative performance goals, which were based on non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue enterprise-level Company goals and, as appropriate, for our division leaders, division-level goals for 2024;

•
aligns the interests of executives with those of shareholders through long-term stock-based incentives comprised of Performance Share Units that are based on the achievement of non-GAAP ICP Adjusted EPS targets. The Performance Share Unit awards granted in 2024 vest at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a three-year cumulative diluted adjusted EPS goal; and

•
has features designed to mitigate risks and further align executive compensation with shareholder interests, including stock ownership requirements, multiple pay recovery (clawback) policies, an anti-hedging and pledging policy and limited perquisites.

Our executive compensation program is described in the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the Compensation Discussion and Analysis, beginning on page 31 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation and Leadership Development Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the 2025 Annual Meeting in support of the Company’s executive compensation program:
RESOLVED: That the shareholders of the Company approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.
Your Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
30       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Leadership Development Committee of our Board of Directors (the “Compensation Committee” or the “Committee”), comprised of independent Directors, oversees our compensation program for senior executives on behalf of our Board. This Compensation Discussion and Analysis (“CD&A”) describes our named executive officer compensation program and the basis for the compensation paid to our named executive officers for 2024, as well as certain key compensation decisions that have been approved for our named executive officers for 2025.
*
Our CD&A, found on pages 31 through 68 of this Proxy Statement, includes adjusted financial information. For 2021 and 2022, adjusted financials are presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For pro forma to non-GAAP pro forma adjusted reconciliations refer to Exhibit 99.2 of the current report on Form 8-K furnished on February 8, 2024. For the years 2023 and 2024, adjusted financials represent the Company’s stand-alone performance. For a reconciliation of the adjustments to comparable financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the U.S., please see Appendix A. The non-GAAP financial information included in this Proxy Statement has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our named executive officers.

       2025 Proxy Statement       31

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

I. EXECUTIVE SUMMARY AND 2024 FINANCIAL PERFORMANCE
2024 Named Executive Officers
The named executive officers (“NEOs”) of the Company for 2024 who are current executive officers are as follows:

Martina L. Cheung	Sally Moore	Steven J. Kemps	Saugata Saha
President and Chief Executive Officer*	Executive Vice President, Chief Client Officer*	Executive Vice President, Chief Legal Officer	President, S&P Global Market Intelligence; Chief Enterprise Data Officer*
*
Reflects titles and roles as of December 31, 2024. Title and role changes for the NEOs that occurred during 2024 are described directly below.

The following individuals were also NEOs for 2024; however, they are either no longer with the Company or their role with the Company has changed, as described directly below.
•
Douglas L. Peterson — Senior Advisor; Former President and Chief Executive Officer

•
Christopher F. Craig — Corporate Controller, Chief Accounting Officer; Former Interim Chief Financial Officer

•
Ewout L. Steenbergen — Former Executive Vice President, Chief Financial Officer

•
Adam J. Kansler — Former President, S&P Global Market Intelligence

2024 CEO and Executive Leadership Team Transition
Following a rigorous, multi-year succession planning process led by the Company’s Board of Directors (as previously described on pages 2 and 16 of this Proxy Statement), Martina Cheung was unanimously appointed by the Board to be our next President and CEO, effective November 1, 2024.
The Board conducted a thorough and thoughtful succession process to identify Ms. Cheung as the best leader for the Company’s next chapter, given her proven track record of success across multiple leadership roles and her impact on our evolution and growth both in her prior roles as President of S&P Global Market Intelligence from 2019-2022 and then President of S&P Global Ratings from 2022-2024, as well as her contributions to the Company’s most significant mergers and acquisitions, including the IHS Markit merger in 2022 and the SNL Financial acquisition in 2015.
In connection with Ms. Cheung’s appointment as President and CEO and related transition planning, we reconstituted our “Executive Leadership Team” as follows in late 2024 through early 2025 (hereinafter described as the “Executive Leadership Team Transition”) to position the Company for its next stage of strategic growth:
•
Martina Cheung was unanimously appointed by the Board to be our President and CEO, effective November 1, 2024, and was appointed as a member of the Board, effective as of July 1, 2024. Prior to such appointment, among other roles, Ms. Cheung previously served as the President of S&P Global Ratings.

•
Douglas Peterson retired as our President and CEO, effective November 1, 2024, after 11 years of exceptional leadership. Mr. Peterson will remain on the Board until his retirement as a director at the 2025 Annual Shareholder Meeting and will also continue to serve as an employee and Senior Advisor to the Company until December 31, 2025, pursuant to the terms of a Senior Advisor Agreement described in detail on page 47 of this Proxy Statement.

•
Ewout Steenbergen resigned as Chief Financial Officer (“CFO”), effective February 12, 2024, in advance of his departure from the Company in March 2024. Following Mr. Steenbergen’s resignation, Christopher Craig served as the Interim CFO from February 12,

32       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2024 until February 19, 2025, while continuing to hold his prior roles as Corporate Controller and Chief Accounting Officer. Eric Aboaf joined the Company as CFO on February 19, 2025.
•
Sally Moore transitioned from her role as Global Head of Strategy, M&A and Partnerships to her current role as Chief Client Officer, effective November 1, 2024. In this new role, Ms. Moore is responsible for leading enterprise commercial strategy, along with leading Strategic Alliances, Marketing and Branding.

•
Steven Kemps, Chief Legal Officer, assumed an expanded role, effective November 1, 2024, adding leadership of the Company’s Corporate Compliance and Risk functions to his leadership roles in the Legal, Government Affairs and Global Security functions.

•
Saugata Saha transitioned from his role as President, S&P Global Commodity Insights to President, S&P Global Market Intelligence, effective November 1, 2024. In addition, Mr. Saha was simultaneously appointed Chief Enterprise Data Officer, in charge of leading enterprise-wide efforts to expand and connect the Company’s vast data estate.

•
Adam Kansler entered into a separation and release agreement with the Company in October 2024 (discussed on page 65 of this Proxy Statement) in connection with his involuntary termination of employment as President of S&P Global Market Intelligence, effective November 1, 2024. Mr. Kansler remained with the Company as an employee and advisor through March 1, 2025.

•
Other changes to the Executive Leadership Team not pertaining directly to our 2024 NEOs and not disclosed in this section can be found in the Company’s press release dated October 17, 2024.

Adjustments to NEO compensation targets and arrangements to reflect the Executive Leadership Team Transition are described below in this CD&A.
Compensation Philosophy
Our people are the foundation of our business. Maintaining a performance-driven culture is one of the key components of our corporate strategy to Power Global Markets. Our compensation philosophy is to reward excellence in leadership to exceed the needs of our customers, navigate the successful implementation of our business strategy, and build sustainable growth by linking a significant portion of executive pay to multiple performance metrics tied to short-term and long-term shareholder value creation. By connecting executive pay outcomes to drivers of shareholder value, we implement our compensation practices with transparency and within the framework of pay-for-performance in a manner that we believe helps us attract and retain the highest-quality global executive talent at our leadership levels and propel us forward for the future.
       2025 Proxy Statement       33

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Financial Performance Highlights
During 2024, the Company achieved revenue growth across all divisions, and benefited from strong market trends, including record debt issuance for our Ratings business. The Company delivered strong margin expansion and EPS growth, while making investments in technology, AI, and products. Below are key achievements during the year, which demonstrate the value we brought to our customers and our focus on long-term shareholder value creation.
Total Shareholder Return
In 2024, our total shareholder return was approximately 13%, which was in line with the 13% return of our Form 10-K peer group, but short of the 25% return of the S&P 500. As indicated in the performance graph to the right, our cumulative total shareholder return over the previous five years is 7% higher than our Form 10-K peer group and 4% lower than the performance indicator of the S&P 500.
Returns assume $100 invested on December 31, 2019 and total return includes reinvestment of dividends through December 31, 2024. Reflects the peer group used in the Company’s Form 10-K filed with the SEC on February 11, 2025, consisting of: Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc., Verisk Analytics, Inc., and Intercontinental Exchange, Inc.

Company Financial Performance
The Company made progress towards its financial targets, which were announced at its last Investor Day, increasing revenue by 14% year-over-year and prudently managing expenses while returning more than $4.4 billion to shareholders and raising our annual dividend for the 52nd consecutive year. We also took steps to optimize the portfolio of our businesses with the decision to acquire Visible Alpha, ProntoNLP, and World Hydrogen Leaders and divest Fincentric and PrimeOne, helping put us in a position to grow in markets where we can leverage our strengths across the entire enterprise.
The Compensation Committee uses three key financial measures to assess executive officer performance: (1) non-GAAP Incentive Compensation Program (“ICP”) Adjusted Revenue (“non-GAAP ICP Adjusted Revenue”); (2) non-GAAP ICP Adjusted Earnings before Interest, Taxes and Amortization Margin (“non-GAAP ICP Adjusted EBITA Margin”); and (3) non-GAAP ICP Adjusted Diluted Earnings Per Share (“non-GAAP ICP Adjusted EPS”).
34       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

(1)
Key Executive Short-Term Incentive Compensation Plan (“STIC”).

(2)
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A.

(3)
Year-over-year (“YOY”).

Significant Business Milestones
We achieved meaningful progress advancing key initiatives in support of our strategy to Power Global Markets in 2024:
Customer at the Core
•
Successfully addressed customer demand in a year of record issuance

•
Enhanced our customer-centric approach with the establishment of the Chief Client Officer, who we believe will unify customer engagement across our strategic accounts and ensure that our customers are aware of and can seamlessly access our broad range of products and services

•
As part of our Executive Leadership Team Transition, we prioritized high-level engagement with our strategic customers and focused on reinforcing existing relationships and identifying collaboration opportunities, emphasizing the creation of partnerships that can also lead to co-investment opportunities

•
Continued to enhance the discoverability and delivery of our products across the Company. For example, we launched S&P Global Marketplace Blueprints, which are tailored packages of data sets and tools designed to match specific customer personas and workflows, enabling seamless integration and new analytical capabilities

Grow and Innovate
•
Vitality Index, which consists of revenue derived from new or enhanced products, contributed 11% of our total revenue in 2024, surpassing our target of 10% and underscoring our commitment to innovation and revenue growth through product development

•
Demonstrated significant growth in key strategic areas and transformational adjacencies, achieving double-digit revenue growth in our Private Market Solutions and Energy Transition & Sustainability products

•
In Commodity Insights, we continued to enhance our comprehensive solutions that empower our customers to navigate the complexities of energy transition and meet their sustainability goals

•
Strategic acquisitions of Visible Alpha and ProntoNLP have enhanced our capabilities, introducing advanced analytics, data visualization tools, and cutting-edge natural language processing while strengthening our portfolio and broadening our technology base

•
Continued our investment in generative AI, recognizing its critical role in future innovation. Launched the Kensho LLM-ready API, enabling customers to integrate our data seamlessly into their generative AI models

       2025 Proxy Statement       35

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Data and Technology
•
Enhanced our data management capabilities with the establishment of the Enterprise Data Officer, who plays a critical role in tapping into the extensive and rich data estate we possess, unlocking additional value for our customers

•
In our ongoing commitment to technological advancement, we continue to embrace cloud technologies to strengthen our operational capabilities, which is reflected in our successful decommissioning of 15 data centers since the closing of the IHS Markit merger

•
Our enterprise-wide AI strategy remains a driving force for innovation both within our organization and in our product offerings. The development and introduction of S&P Spark Assist, an internally created AI tool, underscores our commitment to enhancing productivity through integrated AI capabilities. Since its launch, Spark Assist has supported over 1,300 unique use cases across the company, demonstrating AI’s ability to streamline workflows and boost efficiency

•
Integrated generative AI functionality into major desktop applications such as ChatAI for Platts Connect and ChatIQ for Capital IQ Pro, empowering users to access insights more swiftly and effectively, enhancing their decision-making capabilities

Lead and Inspire
•
Successfully executed the Company’s first CEO transition in over a decade, alongside several strategic leadership changes at both the enterprise and division levels, marking a pivotal evolution in our leadership structure and setting the stage for continued growth and innovation

•
Emphasized professional growth through the launch of the Spark AI Academy, offering essential training on AI tools and applications, empowering our teams to effectively utilize AI capabilities, significantly boosting productivity and driving innovation across the organization

•
Maintained strong employee engagement scores, despite the management transition, by conducting surveys and roundtables. This provided a continuous feedback loop that allows us to refine our initiatives and ensure that employees clearly understand how their roles contribute to the broader success of the Company

Execute and Deliver
•
In 2024, reported revenue increased 14% year over year. Excluding the impact of Engineering Solutions (divested in 2023), revenue growth would have been 15% year over year. Net income attributable to the Company increased 47% and diluted earnings per share increased 50%, driven primarily by revenue and operating profit growth in the Company’s Ratings division

•
Made significant progress in fulfilling our merger and integration targets, achieving $284 million in revenue synergies on a run-rate basis and announcing the successful completion of our cost synergy program, which exceeded our target with $619 million in cost synergies on a run-rate basis

•
Strengthened our portfolio through strategic acquisitions and the divestiture of non-core businesses, allowing us to concentrate on areas with the highest growth potential

•
Returned more than $4.4 billion to our shareholders through a combination of dividends and share repurchases, demonstrating our strong cash flow generation capabilities and our commitment to increase shareholder value while maintaining a disciplined approach to capital allocation

36       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Pay-for-Performance Overview
2024 STIC Funding and 2022-2024 Long-Term Incentive Payout
The Company had strong operational and financial performance in 2024 and made substantial progress towards achieving the medium-term targets set during Investor Day. The Company achieved revenue growth across all divisions, as well as strong operating margin expansion and EPS growth. As a result, enterprise level STIC funded at 151.29% of target for 2024. However, the impact of 2022 Ratings revenue decline and macroeconomic challenges in the 2022-2024 performance period for the 2022 Long-Term Performance Share Unit (“PSU”) Award resulted in the 2022 PSU Award earning below target at 40.07% (see page 62 of this Proxy statement).
CEO Target Compensation
The graphic to the right shows Target Total Direct Compensation (“TDC”), which is equal to the aggregate of base salary, target annual incentive award opportunity and long-term incentive grants, assuming target performance, for our former CEO, Mr. Peterson, in 2023 and 2024 (in effect prior to November 1, 2024), and for our current CEO, Ms. Cheung, in 2024 (in effect as of November 1, 2024) and 2025. As discussed in further detail in the “Executive Leadership Team Transition Compensation Adjustments” section beginning on page 46 of this Proxy Statement, in consultation with the independent compensation consultant, the Compensation Committee established Ms. Cheung’s 2025 Target TDC by benchmarking against external market data and by considering a number of other factors, including the increased job responsibilities in her role as our new CEO.

Say-on-Pay
The Company values shareholder perspectives on our executive compensation program. Shareholders voted in favor of casting an advisory vote on the executive compensation program for the Company’s NEOs — the “say-on-pay” vote — on an annual basis at the 2023 Annual Meeting. As part of the Compensation Committee’s annual review of the program, it considers the outcome of the Company’s annual shareholder advisory vote on the compensation of the Company’s NEOs. Approximately 95.6% of the “say-on-pay” advisory votes cast in 2024 were in favor of our executive compensation program.
Although the 2024 “say-on-pay” results indicated strong support for our program, the Company believes it is important to engage with our shareholders, regardless of our approval rating. As described in further detail on pages 11 through 12 of this Proxy Statement, we engage in active year-round dialogue and outreach with our shareholders to discuss governance, executive compensation and other matters, and to solicit shareholder feedback. No significant concerns relating to the Company’s compensation program were raised by investors this year during our shareholder engagement efforts.
       2025 Proxy Statement       37

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

History of Executive Compensation Program Changes
The changes described below show key enhancements to our compensation programs that we have made over time, and which continue to be in effect. We believe that these improvements demonstrate our responsiveness to and alignment with our shareholders and exhibit our commitment to incorporating best practices, pay-for-performance, and adapting to market conditions. Other than the change to our PSU performance measurement first disclosed in our 2024 Proxy Statement and discussed beginning on page 61 of this Proxy Statement, we did not make any material changes to our executive compensation program for 2024.

2021

Executive Stock Ownership Guidelines
Increased minimum ownership multiples for CEO and CFO to require more meaningful ownership levels and further align executive interests with shareholders

2022

Proxy Peer Group
Updated to maintain competitive positioning in light of increased scale following acquisition of IHS Markit

STIC Performance Measures
Increased weighting on strategic initiatives and enterprise metrics to better support Company strategy and promote cross-organizational collaboration

2023

Pay Recovery (Clawback) Policies
Adopted mandatory Dodd-Frank clawback policy for financial restatements and expanded coverage of voluntary policy in instances of misconduct, fraud, and material breach of contract

2024

Long-Term Incentive Plan
Changed PSU performance measurement to 3-year cumulative EPS growth goal to better reward sustained long-term performance over holistic 3-year period

Ongoing program enhancements strengthen pay-for-performance

- ✓ Increasing shareholder alignment
- ✓ Driving achievement of strategic initiatives
- ✓ Improving competitive positioning for attracting and retaining key talent

38       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Overview of Key Best Practices: What We Do and Don’t Do
The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time to maintain alignment with such standards. Today these practices include:
What We Do in Alignment with Shareholder Interests and Sound Governance
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✔	Pay-for- Performance & Shareholder Alignment	Approximately 86% of our current CEO (in effect as of November 1, 2024) (and 92% for 2025), 94% of our former CEO (in effect prior to November 1, 2024) and 83% of our other NEOs’ (excluding our former CFO) 2024 total target annual compensation opportunity is variable, incentive-based pay contingent on meeting challenging, top-line and bottom-line short-term and long-term performance objectives. We also include maximum caps on individual payouts under our short- and long-term incentive plans at 200% of target. Long-term incentive compensation opportunities for NEOs are equity-based and tied to business plan performance metrics.	Pgs. 40-42
✔	Robust Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our Directors and executive officers. The executive guidelines require 100% retention until the guidelines are met.	Pg. 66
✔	Annual Shareholder Say-on-Pay	We value our shareholders’ input and seek an annual non-binding advisory vote from shareholders on our executive compensation program for our NEOs.	Pg. 37
✔	Shareholder Outreach and Input	Our outreach program gives institutional shareholders the opportunity to provide ongoing input on our programs and policies. We carefully review say-on-pay results and all shareholder feedback when structuring executive compensation.	Pgs. 11-12
✔	Pay Recovery (Clawback) Policies	Our pay recovery policies give us the right to cancel and recoup both time-based and performance-based cash incentive and long-term incentive award payments received by covered active and former employees under various circumstances, including misconduct and financial restatements.	Pgs. 66-67
✔	Anti-Hedging and Anti-Pledging Policy	Our insider trading policies prohibit Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock.	Pg. 67
What We Don’t Do in Alignment with Shareholder Interests and Sound Governance
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✘	No Single Trigger Change-in-Control	Our Long-Term Incentive Plan awards are subject to “double-trigger” treatment in the case of a change-in-control (i.e., unvested awards are accelerated only if there is both a change-in-control and an involuntary termination of employment).	Pg. 65
✘	No Excessive Perquisites	We do not provide excessive executive perquisites to our NEOs and we believe our limited perquisites are reasonable and competitive.	Pgs. 63-64
✘	No Tax Gross-Ups	We do not provide tax gross-ups in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change-in-control.	Pg. 63 & 66
✘	No Dividends on Unearned Awards	We do not pay dividends on unearned PSUs or Restricted Stock Unit (“RSU”) awards.	Pg. 42
✘	No Employment Contracts	None of our NEOs have a formal, fixed-term employment contract, other than Mr. Peterson’s agreement for his term as a Senior Advisor.	Pg. 67
✘	No New Pension Participants	We froze both our U.S.-based defined benefit pension plans to new participants and future accruals, effective as of April 1, 2012.	Pgs. 77-78
       2025 Proxy Statement       39

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

II. COMPENSATION FRAMEWORK
Compensation Objectives
A highly engaged and performance-driven workforce is essential to a sustainable customer focus and our execution of our business strategy to Power Global Markets. People total rewards programs are critical to effectively managing the overall people experience and ensuring our ability to compete for and engage exceptional executive talent. The main objectives of our executive compensation philosophy are to deliver competitive total rewards programs that drive performance, motivate and create shareholder value.

Performance driven Compensation and benefits that reward performance, both what and how	Optimal pay mix Appropriate balance between short-and long-term performance

Market relevant People Rewards that are relevant to the markets in which we operate	Competitive Strive to pay at the median for most; at top quartile for in-demand technology, analytics and commercial talent	Consistent Ensure consistency in application of compensation principles

Enterprise approach Designed to support our enterprise business strategy	Transparent Provide greater transparency between performance and rewards
Pay Mix
In establishing an appropriate mix of fixed and variable pay to reward Company, line of business and individual performance, the Compensation Committee balances the importance of meeting our short-term business goals with the need to create shareholder value and drive growth over the longer term. Our integrated compensation framework heavily weights variable compensation to encourage performance and reward achievements against pre-established, quantifiable financial and non-financial performance objectives and individual strategic performance objectives.
In addition, because a significant portion of variable compensation is delivered in the form of long-term incentive awards which vest over three years, the value ultimately realized by our executives from these awards depends on company financial performance and stockholder value creation, as measured by the future value of our stock price.
40       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

These pay mixes reflect the following compensation elements:
•
For Ms. Cheung, her 2024 target compensation mix reflects the base salary and annual incentive target that went into effect on November 1, 2024 upon her promotion to CEO, and her long-term incentive target in effect for 2024 in respect of her role as President of S&P Global Ratings. Ms. Cheung’s 2025 target compensation mix reflects the increase to her long-term incentive target that was approved in 2024 to reflect her promotion to CEO, but which did not take effect until the annual 2025 long-term incentive grants were made, as discussed on page 61 of this Proxy Statement.

•
For Mr. Peterson, reflects the 2024 base salary, annual incentive target and long-term incentive target in effect prior to his resignation as CEO.

•
For the other NEOs, reflects base salaries and annual incentive targets that went into effect on November 1, 2024 for certain of our NEOs who received compensation increases as of such date, and long-term incentive targets in effect for 2024. Increases to long-term incentive targets approved in 2024 for certain of our NEOs did not go into effect until the annual 2025 long-term incentive grants were made, as discussed on page 61 of this Proxy Statement.

       2025 Proxy Statement       41

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Overview of Pay Elements
For 2024, guided by our compensation philosophy and objectives, our executive compensation program consisted of the elements listed below. The Compensation Committee believes that each compensation element, and all of these elements combined, are important for maintaining an executive compensation program that is competitive, performance-based and focused on creating shareholder value.
		ELEMENT		DESCRIPTION	LINK TO STRATEGY & BUSINESS	MORE DETAIL
A N N U A L	F I X E D	Base Salary
•
Market competitive fixed pay, reflective of individual experience, tenure in role, scope of responsibility, leadership skills and other abilities.

•
Reviewed on an annual basis (or an ad hoc basis for role changes or other exigent circumstances) against individual performance and compensation market data and adjusted, as appropriate, to maintain market alignment.

					• Competitive base salaries help attract and retain key executive talent. • Material adjustments are based on individual performance and market data and are not guaranteed.	Pg. 55
	V A R I A B L E / P E R F O R M A N C E | B A S E D	Short-Term Annual Incentive
•
Performance-based cash compensation dependent on performance against annually established criteria, weighted 70% on Company business objectives and 30% on individual goals (described in detail below).

•
Our NEOs are assigned a target incentive award with the actual award calculated as a percentage of this target.

•
The maximum incentive award payout is capped at 200% of the target award.

•
Rewards performance to achieve short-term business objectives that draw focus to both top-line and bottom-line growth measured by annual organic revenue and increased profitability. We believe this ultimately creates greater efficiencies, and drives increased long-term shareholder value.

•
Motivates executives to deliver individual performance against strategic objectives.

Pg. 55
L O N G | T E R M		Long-Term Incentives	PSUs
•
70% of the target total long-term incentive award value for our NEOs.

•
For 2024, based on three-year cumulative non-GAAP ICP Adjusted EPS goal with maximum earnings potential capped at 200% of the target award.

•
Awards vest upon completion of the three-year performance period, subject to continued employment, and are settled upon the Compensation Committee’s certification of performance. No dividends are paid on unearned PSUs.

•
These long-term incentive awards promote executive share ownership and alignment with shareholders’ interest in the Company’s long-term growth.

•
Plan design ensures that executives have compensation that is performance-based for longer periods of time and mitigates excessive risk-taking over a long-term horizon.

•
Awards are subject to full or partial forfeiture in the event that an executive terminates employment.

•
Long-term incentive awards are generally granted to our NEOs on an annual basis on March 1.

•
We do not currently grant awards of stock options, stock appreciation rights or similar option-like instruments; therefore, we do not have any policies or practices on the timing of such awards in relation to the disclosure of material nonpublic information.

Pg. 61
RSUs
•
30% of the target total long-term incentive award value for our NEOs.

•
The ultimate value of the RSUs is tied to Company performance through stock price.

•
For 2024, annual cycle awards vest ratably on each of the three fiscal year-end dates following the grant date of the award, subject to continued employment through such vesting dates. No dividends are paid on unearned RSUs.

		Other		• Health, welfare and retirement programs.	• NEOs generally participate in the same benefit programs that are offered to other salaried employees.	Pg. 63
				• Limited perquisites.	• Reasonable, limited perquisites are provided to executives to facilitate strong performance on the job, enhance their productivity and ensure business continuity.	Pg. 63
42       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

III. ASSESSING PERFORMANCE AND DETERMINING COMPENSATION
Roles and Responsibilities

Role of Shareholders

95.6%
cast in favor in 2024

- Our shareholders cast an annual advisory vote on executive compensation and may provide feedback through various means, including our investor engagement efforts.
- The Compensation Committee carefully considers the annual outcome of the Company’s say-on-pay (95.6% cast in favor in 2024) shareholder feedback, and evolving best practices when making future compensation decisions and program design changes.

For a list of recent improvements we have made to our compensation programs, see page 38 of this Proxy Statement.

Role of the Compensation Committee

The Compensation Committee is currently comprised of six Directors, all of whom meet the independence requirements of the New York Stock Exchange and qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Our Compensation Committee:

- Establishes an overall total compensation philosophy statement for the Company, which it periodically reviews.
- Annually reviews and approves goals and objectives for the CEO; meets at least annually with the CEO to discuss the CEO’s self-assessment in achieving individual and corporate goals and objectives; evaluates the CEO’s performance in light of those goals and objectives; and establishes the CEO’s total compensation based on this evaluation, which is ratified by the independent Directors of the Board of Directors.
- Ensures that the Company’s executive compensation program is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage.
- Reviews and approves the CEO’s recommendations for salary and incentive compensation for the Company’s Executive Leadership Team.
- Reviews the succession and development plans for executives and other key talent below the direct reports to the CEO.
- Regularly reports to the Board of Directors on the Committee’s activities and any and all compensation matters that should appropriately be brought to the Board’s attention.
- Reviews, on at least an annual basis, the Company’s compensation plans and programs to ensure they do not encourage unnecessary or imprudent risk-taking.
- Provides oversight of the Company’s clawback and pay recovery policies.

Role of Management

- The CEO establishes annual performance goals for each of the other NEOs.
- The CEO conducts an annual performance evaluation of each of the other NEOs against pre-established goals.
- Based on performance and competitive market data, the CEO makes recommendations to the Compensation Committee for the total compensation of the other NEOs.
- The NEOs recommend compensation actions for the other senior executives in their organizations and these compensation actions are reviewed and approved by the CEO.

Role of the Independent Compensation Consultant

In 2024, Pay Governance:

- Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.
- At the Committee's direction, worked with management on major proposals in advance of finalization by, and presentation to, the Committee.
- Reviewed drafts of the Company's CD&A and the Compensation Committee Report and related tables for incorporation in the Company's Proxy Statement.
- Reviewed the appropriateness of the proxy peer group and survey data for market comparisons.
- Reviewed competitive data and provided independent analyses on the compensation of the NEOs and made recommendations on the CEO's compensation to the Committee.
- Advised the Committee on best practices for Board governance of executive compensation.

More Information

The **Compensation Committee** administers our executive compensation program in accordance with its Charter, which is reviewed annually. The current Charter is available on the Company's Investor Relations website at **http://investor.spglobal.com**.

Information about the Compensation Committee and its members who are Director nominees can be found on page 26 and pages 20 through 24 of this Proxy Statement, respectively.

In accordance with the Compensation Committee's policy on assessing advisor independence, the Compensation Committee determined in 2024 that there were no conflicts of interest or issues related to independence that would adversely impact the advice to the Compensation Committee from Pay Governance, as further explained on page 26 of this Proxy Statement.

       2025 Proxy Statement       43

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Setting Compensation
The Compensation Committee considers the following factors in using its discretion to determine the amount and form of compensation to be awarded to each of our NEOs and in structuring the design of the Company’s executive compensation programs.
External Market Analysis
The Compensation Committee considers external market data to maintain appropriate and competitive levels of executive officer compensation that supports our strategic vision by positioning us to attract, retain and engage high performing executive talent.
For purposes of setting compensation targets for 2024, the Compensation Committee measured our compensation opportunities for executive officers against the following benchmarking sources:
•
Proxy Peer Group: The Committee, with the assistance of Pay Governance, annually reviews our Proxy Peer Group’s NEO compensation data and realizable pay in order to perform a competitive analysis of our compensation program.

•
Survey Peer Groups: The Committee also considers information from the McLagan Financial Services Survey and other relevant survey data, including survey data for companies in our Proxy Peer Group that participated in the Willis Towers Watson Executive Compensation Survey.

Annual Proxy Peer Group Review
The Compensation Committee, with the assistance of Pay Governance, reviews the composition of our Proxy Peer Group annually to ensure the Proxy Peer Group remains appropriate to use in a competitive analysis of executive compensation.
Since we have few direct competitors for the specific scope of our business activities, the companies represented in our Proxy Peer Group vary in terms of firm size and business model. In reviewing and identifying the Proxy Peer Group, the Compensation Committee considers a number of factors intended, on the whole, to appropriately capture the scale and scope of our evolving business operations and the market dynamics in which we compete for executive talent, while also adjusting as necessary for changes in peer group operations and comparability to the Company.
2024 and 2025 Proxy Peer Group Companies
Based on this review, with the assistance of Pay Governance, the Compensation Committee identified the companies listed below, which reflected no change from the 2023 Proxy Peer Group, to serve as market reference points for compensation planning and for purposes of setting the 2024 and 2025 compensation targets for our NEOs.
44       2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Peer Group Selection Criteria
Size & Scale	Industry & Business Model	Talent Competitors	Shareholder Advisor Peers
Similarly sized companies from a revenue and market capitalization perspective	Companies that share our industry with similar lines of business and reflect our evolving business model	Competitors for executive talent with significant New York presence	Companies that broadly align with proxy advisory peer groups
2024 and 2025 Proxy Peer Group Companies
• American Express • Automatic Data Processing • BlackRock • CME Group • Fidelity National Information Services • Fiserv • Intercontinental Exchange • Marsh & McLennan	• Mastercard • Moody’s Corporation • PayPal • State Street • T. Rowe Price Group • The Charles Schwab Corporation • Thomson Reuters • Visa
In terms of size, as shown in the table below, at the end of 2024, the Company’s annual revenue was between the 25th percentile and the median percentile, and the Company’s market capitalization was above the 75th percentile of the Proxy Peer Group.
2024 Proxy Peer Group	Revenue ($ billions)	Market Cap. ($ billions)
25th Percentile	$8.77	$80.62
Median	$19.75	$94.76
75th percentile	$25.39	$140.91
S&P Global	$14.21	$153.31
*
Numbers reflect fiscal year-end data for the Proxy Peer Group.

Use of Market Data
Our Compensation Committee independently evaluates the performance of the CEO and utilizes compensation data for our Proxy Peer Group and the broader financial services industry to establish the CEO’s total annual target compensation, so that the base salary, target annual incentive opportunity and target long-term incentive awards are competitive with the market. The Compensation Committee refers its recommendations to the independent Directors of the Board for review and ratification. For more information on CEO historical and current target total direct compensation, see page 37 of this Proxy Statement.
For all of our NEOs, we review the range of market compensation between the 25th and 75th percentiles for our Proxy Peer Group as well as compensation survey data to develop an understanding of market pay levels for each position. Any individual element of compensation of an NEO’s total target compensation may be positioned above or below the market range based on considerations such as the scope of the NEO’s role, responsibilities, experience and performance, as well as the lack of availability of comparable market data for the NEO’s position.
We annually review compensation market data for the financial services industry in setting base salaries and short-term and long-term incentive opportunities for all our NEOs. However, we do not limit or increase individual incentive payments based solely on these market reference points. Some additional factors considered by the Compensation Committee in setting executive compensation are described further below.
Internal Pay Consistency
The Compensation Committee reviews compensation levels to ensure consistency in how the pay is determined. For different roles, the review includes factors such as management of revenue or operating profit, headcount responsibility, geographic scope, and job complexity.
Performance Assessment
The Compensation Committee’s consideration is further informed by the Company’s performance and assessment of each NEO’s individual performance against individual qualitative and quantitative goals and behaviors aligned with the Company’s strategic plan. The goals reflect financial targets and strategic goals inclusive of short-term operating goals, long-term value creation, human capital initiatives, and risk and compliance expectations. The Compensation Committee, along with the entire Board (other than the CEO with respect to her review), participates
       2025 Proxy Statement       45

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

in an annual review and discussion of each NEO as well as succession planning for each position, taking into consideration the critical leadership skills and experience of the NEO and the strategic importance of his or her role to the Company.
Further information on the Company’s business performance as well as each NEO’s key individual achievements for 2024 can be found beginning on page 48 of this Proxy Statement. Additionally, further information about succession planning can be found on page 16 of this Proxy Statement.
Other Factors
In setting NEO compensation, the Compensation Committee also considers input from Pay Governance, feedback from the CEO (in the case of NEOs who are direct reports to the CEO) and our shareholders as well as several other factors, including business and market conditions, risk management and governance, and tax and accounting matters, among others.
Further information on the role of the independent compensation consultant and our shareholders can be found on page 43 of this Proxy Statement.
Executive Leadership Team Transition Compensation Adjustments
New Executive Leadership Team Roles
As discussed beginning on page 32 of this Proxy Statement, role changes for our continuing NEOs, effective November 1, 2024, were as follows:
•
Martina Cheung was appointed as President and CEO after previously serving as the President of S&P Global Ratings;

•
Saugata Saha transitioned from his role as President, S&P Global Commodity Insights to become the President of S&P Global Market Intelligence and also was appointed Chief Enterprise Data Officer;

•
Steve Kemps, Chief Legal Officer, assumed an expanded role, adding leadership of the Company’s Corporate Compliance and Risk functions; and

•
Sally Moore transitioned from her role as Global Head of Strategy, M&A and Partnerships to become the Chief Client Officer, responsible for leading enterprise commercial strategy and Strategic Alliances, Marketing and Branding.

Setting Target Compensation for New Executive Leadership Team
In structuring the compensation packages of our continuing NEOs in connection with the Executive Leadership Team Transition, the Compensation Committee focused on adhering to the objectives of our executive compensation philosophy, including pay-for-performance and maintaining an appropriately balanced pay mix, as well as on the need for continuity and retention during a critical period of transition.
To assess and refine the compensation values and mix of the new Executive Leadership Team, we conducted an updated mid-year benchmarking in connection with the Executive Leadership Team Transition, similar to the annual benchmarking process, utilizing external market data and survey data from companies in our Proxy Peer Group that participated in the Willis Towers Watson Executive Compensation Survey. The Compensation Committee reviewed and analyzed the benchmarking data with support and input from Pay Governance.
When analyzing the benchmarking data to inform its compensation decisions, the Compensation Committee took into account factors including, but not limited to:
•
experience and tenure with the Company;

•
job responsibilities and complexity, including any material expansions thereto;

•
leadership roles and contributions to the Company;

•
internal pay consistency;

•
retentive nature of the proposed compensation package; and

•
future trajectory and positioning within the range of market compensation for our Proxy Peer Group.

In light of the promotions and expanded roles for our continuing NEOs set forth above, and following the Compensation Committee’s detailed review, the Compensation Committee approved the following target compensation packages for the continuing NEOs, effective November 1, 2024, as shown in the below table and further described below in this CD&A.
Executive	Base Salary	Target Annual Incentive Bonus	Target Long-Term Incentives	Target Total Direct Compensation
Martina Cheung	$1,000,000	$2,250,000	$9,000,000	$12,250,000
Saugata Saha	$700,000	$1,350,000	$3,250,000	$5,300,000
Steve Kemps	$625,000	$1,000,000	$2,850,000	$4,475,000
Sally Moore (1)	$625,000	$1,000,000	$2,500,000	$4,125,000
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

(1)
For Ms. Moore, the above reflects her approved compensation levels in USD. Ms. Moore’s base salary and annual incentive bonus are paid in GBP, her local currency.

Increases to base salary and annual incentive targets were effective as of November 1, 2024, and increases to long-term incentive targets went into effect starting with the annual 2025 long-term incentive grants made in March, 2025.
In consultation with Pay Governance, the Compensation Committee sought to take a measured approach to the compensation increases, avoiding large-scale, one-time increases and, subject to performance and the continuing NEOs growth in role, to allow for potential future adjustments to further align compensation values with competitive market levels.
We believe these target compensation levels are appropriate in light of the value our new CEO and NEOs are expected to deliver, to retain critical leadership talent and to continue incentivizing outperformance for the Executive Leadership Team in their new and expanded roles.
RSU Awards to Support Critical Transition Period
In addition to the compensation adjustments described above, the Compensation Committee also approved one-time RSU awards to Mr. Craig and Ms. Moore during 2024. Following close consultation with Pay Governance, the Compensation Committee determined to grant such RSU awards as part of an intentional approach, outside of the annual compensation program, to support leadership continuity and incentivize continued momentum advancing the Company’s strategy and creating long-term shareholder value at a time of transition.
•
In February 2024, Chris Craig received a one-time grant of RSUs with a value of $1,000,000, in connection with his increased responsibilities as Interim CFO and leadership of our financial operations at a key transitional period for the Company. Mr. Craig served as Interim CFO from February 2024 through February 2025. The award is scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through each applicable vesting date.

•
In November 2024, Sally Moore received a one-time grant of RSUs with a value of $3,000,000, in connection with her new role as Chief Client Officer, leading enterprise commercial strategy, and her increased responsibilities driving strategic growth through centralized strategic account management at scale. The award is scheduled to vest in full on the third anniversary of the grant date, subject to continued employment through the vesting date.

These awards are not considered to be part of the annual target long-term incentive opportunity for Mr. Craig and Ms. Moore.
Senior Advisor Agreement with Mr. Peterson
In connection with Mr. Peterson’s retirement as President and CEO, the Company and Mr. Peterson entered into an agreement (the “Peterson Advisor Agreement”) setting forth the terms of Mr. Peterson’s ongoing non-executive role as a Senior Advisor and employee. Under the Peterson Advisor Agreement, Mr. Peterson reports to Ms. Cheung and to the Board, supporting the transition of responsibilities and providing counsel to Ms. Cheung and the Board, during the period from November 1, 2024 (the “Transition Date”) until the earliest of December 31, 2025 or Mr. Peterson’s resignation, death or termination of employment due to disability or cause (the “Transition Period”).
During the Transition Period, Mr. Peterson will receive a base salary at an annual rate of $1,500,000, and will be eligible for a 2025 annual bonus target of $3,500,000 on the same terms and conditions as our other NEOs, except that up to 30% of the 2025 bonus allocation will be determined by the Compensation Committee based on its assessment of Mr. Peterson’s performance under the Peterson Advisor Agreement, and payment of such 2025 bonus will be subject to Mr. Peterson’s execution and non-revocation of a release. The Peterson Advisor Agreement did not alter Mr. Peterson’s eligibility for a 2024 annual bonus, the target amount of such bonus or the other terms thereof.
In addition, Mr. Peterson was granted an award of restricted stock units on January 1, 2025, with a value of $5,000,000, to continue to align his interests with long-term value creation for our shareholders throughout the transfer of his responsibilities during an important transition period. Such restricted stock unit award will vest on December 31, 2025 (or, if earlier, Mr. Peterson’s death or termination due to disability), subject to Mr. Peterson’s continued employment through the vesting date and to his execution and non-revocation of a release. Mr. Peterson’s outstanding equity awards will continue to vest and be treated in accordance with their terms during and at the completion of the Transition Period.
While Mr. Peterson continues to participate in the same employee benefit plans and programs as prior to the Transition Date, he is no longer eligible to participate in the Senior Executive Severance Plan (described below in this CD&A) or any other severance plan of the Company.
Mr. Peterson remains subject to certain restrictive covenants, including relating to non-competition, non-solicitation, confidentiality and non-disparagement, and Mr. Peterson’s breach of any of the restrictive covenants will be grounds for a termination for cause and the cessation of all payments to Mr. Peterson under the Peterson Advisor Agreement.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

IV. CEO AND NEO COMPENSATION
2024 Financial Performance Overview
In 2024, the Company delivered revenue growth across all divisions, and benefited from strong market trends, including record debt issuance for our Ratings business. The Company delivered strong revenue growth, margin expansion and EPS growth, while also making important investments in technology, AI, and products. Financial performance highlights and significant business milestones achieved in 2024 include:
*
For a reconciliation of the non-GAAP ICP adjusted financial information presented in the table above to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A. For 2021 and 2022, adjusted financials are presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For pro forma to non-GAAP pro forma adjusted reconciliations refer to Exhibit 99.2 of the current report on Form 8-K furnished on February 8, 2024. For the years 2023 and 2024, adjusted financials represent the Company’s stand-alone performance.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

CEO Variable Pay Decisions
Martina L. Cheung: President and Chief Executive Officer
Ms. Cheung joined the Company in May 2010 as Vice President of Operations for S&P Global Ratings and went on to serve as S&P Global’s Chief Strategy Officer. Ms. Cheung previously served as President, S&P Global Market Intelligence from January 2019, after which she served as President, S&P Global Ratings and Executive Lead of Sustainable1 from February 2022. Ms. Cheung was appointed President and Chief Executive Officer effective November 1, 2024.
Ms. Cheung’s 2024 Pay-for-Performance
2024 Key Achievements:
As President, S&P Global Ratings prior to November 1, Ms. Cheung:
•
Drove exceptional results in Ratings, achieving significant outperformance on S&P Global Ratings’ non-GAAP ICP Adjusted Revenue (achieving 31% year-over-year growth to $4,373 million) and non-GAAP ICP Adjusted EBITA Margin (expanded 762 bps to 64.1%), and drove enterprise sustainability growth within divisions, while scaling cross-divisional growth and value creation.

•
Strengthened relationships with customers, investors and other stakeholders through increased client outreach and engagement, active participation in key industry groups and investor conferences, and development of strategic partners.

•
Transformed technology and data profile of S&P Global Ratings, modernizing and scaling the analyst experience and workflow, unlocking opportunities through increased automation, and driving GenAI adoption by launching a proprietary internal GenAI tool for S&P Global Ratings, SparkAIR.

•
Demonstrated strong leadership by advancing Ratings strategy across enterprise growth themes, completing successful leadership transitions, aligning teams and processes to accelerate client delivery, and fostering talent and career development across the extended leadership team.

As President and CEO starting November 1, Ms. Cheung:
•
Designed and established key functions and strategies, including the Chief Client Office to scale cross-divisional growth, the Enterprise Data Office to drive growth by leveraging data as an enterprise asset, and multi-lateral development of the enterprise GenAI strategy.

•
Deepened relationships with strategic partners and enterprise customers to create growth opportunities; engaged actively through 100+ external meetings and participation in key industry events.

•
Engaged with shareholders and regulators, and actively participated in key investor conferences.

2024 Actual
Annual Incentive Payout
Ms. Cheung received a payout of $2,615,748, representing 160.97% of her blended target award. The Compensation Committee’s decision was based on Ms. Cheung’s 2024 performance, the Company’s business results and progress toward our strategic initiatives.
2024 Long-Term Incentive Awards
For details on Ms. Cheung’s 2024 annual long-term incentive grant, see our Long-Term Incentive Program discussion and our 2024 Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Former CEO Variable Pay Decisions
Douglas L. Peterson: Senior Advisor; Former President and Chief Executive Officer
Mr. Peterson joined the Company in September 2011 as President, Standard & Poor’s Ratings Services. He served as President and Chief Executive Officer from November 2013 until November 1, 2024. He is currently serving as a Senior Advisor.
Mr. Peterson’s 2024 Pay-for-Performance
2024 Key Achievements:
As President and Chief Executive Officer prior to November 1, Mr. Peterson:
•
Achieved strong revenue growth across the enterprise and delivered adjusted margin expansion while also making progress against key strategic initiatives. For 2024, enterprise non-GAAP ICP Adjusted Revenue increased 13.5% to $14,189 million. Non-GAAP ICP Adjusted EBITA Margin expanded to 49.0%. Non-GAAP ICP Adjusted EPS from operations increased at a compounded annual growth rate of 11.4% for the 3-year performance period ended 2024 to $16.23.

•
Accelerated the execution of our vision and strategy through optimized capital allocation and achieving over 80% of target run-rate revenue synergies; transforming our digital, technology, and data investment areas by establishing enterprise framework for GenAI deployment; and advancing the scale of our Powering Global Markets strategy across three Enterprise Growth Vectors of Private Markets, Credit & Risk, and Sustainability.

•
Deepened customer and stakeholder relationships by achieving record-breaking CERAWeek, World Petrochemical, London Energy Forum, and Japan ETF conferences; strong executive client and investor outreach; 48+ industry related external speaking engagements and strategic touchpoints with global policy makers and regulators.

•
Strengthened brand recognition with new focus on GenAI, Private Markets and Energy Transition.

•
Elevated leadership and performance culture with emphasis on development and succession planning, including the transition of the CEO and CFO roles, and developing over 300 Nextgen senior and mid-level leaders through learning programs and time interfacing with our global employee base.

•
Developed and supported the CEO succession process, including through the development of a CEO profile framework and comprehensive communications and engagement strategy.

As Senior Advisor starting November 1, Mr. Peterson:
•
Assisted in the transition of responsibilities over the day-to-day operation of the Company and provided counsel to the CEO and the Board on historic, strategic, operational and policy issues.

•
Advised the current CEO and senior management on latest strategic enterprise transformation opportunities including Private Markets, Sustainability and Energy Transition, Emerging Markets and Regulatory Matters.

•
Facilitated introductions to support relationships for the current CEO with 200+ communications to key influencers, and 100+ engagements with stakeholders, including 30+ CEO hand-off meetings with customers, strategic partners, shareholders, and regulators, and assisted the transition of relationships in domestic and international forums including WEF and BRT.

•
Promoted the Company in matters of public policy and government relations, including chairing World Bank task force to find ways to originate loans they can distribute.

2024 Actual
Annual Incentive Payout
Mr. Peterson received a payout of $5,219,505, representing 151.29% of his target award, which is aligned with the Company’s overall business performance. The Compensation Committee’s decision was based on Mr. Peterson’s 2024 performance, the Company’s business results and progress toward our strategic initiatives.
2024 Long-Term Incentive Awards
For details on Mr. Peterson’s 2024 annual long-term incentive grant, see our Long-Term Incentive Program discussion and our 2024 Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Other NEO Variable Pay Decisions
Christopher F. Craig: Corporate Controller,
Chief Accounting Officer; Former Interim Chief Financial Officer
Mr. Craig joined the Company in May 2010 and serves as Senior Vice President, Corporate Controller and Chief Accounting Officer. Effective February 12, 2024, Mr. Craig was appointed as Interim Chief Financial Officer. Mr. Craig ceased serving as Interim Chief Financial Officer on February 19, 2025 upon Eric Aboaf’s employment commencement as the new Chief Financial Officer.
Mr. Craig’s 2024 Pay-for-Performance
2024 Key Achievements:
As Corporate Controller, Chief Accounting Officer; Interim Chief Financial Officer, Mr. Craig:
•
Achieved strong revenue growth across the enterprise and delivered adjusted margin expansion while also making progress against key strategic initiatives. For 2024, enterprise non-GAAP ICP Adjusted Revenue increased 13.5% to $14,189 million. Non-GAAP ICP Adjusted EBITA Margin expanded to 49.0%. Non-GAAP ICP Adjusted EPS from operations increased at a compounded annual growth rate of 11.4% for the 3-year performance period ended 2024 to $16.23.

•
Executed successful capital allocation program resulting in $3.3 billion in share repurchases and $1.1 billion in dividends returned to shareholders.

•
Demonstrated strong support of enterprise strategic initiatives both through executive sponsorship across the enterprise and the delivery of new revenue models, scalable reporting infrastructure, innovative workflows and automated solutions within the finance function.

•
Drove growth and innovation through effective portfolio management. Completed finance and accounting diligence for the acquisitions of Visible Alpha, World Hydrogen Leaders, and ProntoNLP. Managed the finance and accounting support for the divestitures of Fincentric and PrimeOne.

•
Re-engineered the annual budgeting process by creating a collaborative and transparent plan, resulting in a disciplined budget aligned with the Company’s long-term financial strategy.

•
Demonstrated strong enterprise and financial leadership and strengthened stakeholder relationships by streamlining the finance team, operating models and budgeting process, building specialized accounting functions, and developing critical talent pipelines.

2024 Actual
Annual Incentive Payout
Mr. Craig received a payout of $872,100, representing 180.00% of his target award. The Compensation Committee’s decision was based on Mr. Craig’s performance against 2024 business and individual strategic goals.
2024 Long-Term Incentive Awards
For details on Mr. Craig’s 2024 annual long-term incentive grant, see our Long-Term Incentive Program discussion and our 2024 Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Sally Moore: Executive Vice President, Chief Client Officer
Ms. Moore joined the Company in 2022 through our merger with IHS Markit as Global Head of Strategy, Mergers & Acquisitions and Partnerships. She was appointed Executive Vice President, Chief Client Officer effective November 1, 2024.
Ms. Moore’s 2024 Pay-for-Performance
2024 Key Achievements:
As Global Head of Strategy, M&A and Partnerships prior to November 1, Ms. Moore:
•
Achieved strong revenue growth across the enterprise and delivered adjusted margin expansion while also making progress against key strategic initiatives. For 2024, enterprise non-GAAP ICP Adjusted Revenue increased 13.5% to $14,189 million. Non-GAAP ICP Adjusted EBITA Margin expanded to 49.0%. Non-GAAP ICP Adjusted EPS from operations increased at a compounded annual growth rate of 11.4% for the 3-year performance period ended 2024 to $16.23.

•
Delivered strong business results via partnerships and vendor management, with significant outperformance against targets on new business won, renewals, and aggregate cost synergies.

•
Contributed to growth and innovation through multiple corporate transactions including the successful completion of 3 acquisitions, 2 divestitures, and 3 new venture investments and follow-on investments.

•
Drove big technology partnership strategy, including developing new distribution and go to market channels, development and co-creation of capabilities, and identifying new opportunities to leverage Company products.

•
Displayed excellence in leadership roles including as Chair of the UK Steering Committee, head of the Regional Coordinators Forum and Executive Sponsor of the Company’s parents’ affinity group. Presented at numerous internal forums including multiple leadership offsites.

As Executive Vice President, Chief Client Officer starting November 1, Ms. Moore:
•
Developed Chief Client Office vision and strategy for the delivery of new capabilities to accelerate growth at scale across enterprise strategic accounts, marketing and branding, stakeholder outreach and engagement, and development of strategic partnerships.

•
Established the Chief Client Office value creation proposition through a deep segment analysis for existing accounts and a whitespace analysis for flagship accounts.

2024 Actual
Annual Incentive Payout
Ms. Moore received a payout of $1,441,667 (which was paid in GBP, her local currency), representing 173.00% of her blended target award. The Compensation Committee’s decision was based on Ms. Moore’s performance against 2024 business and individual strategic goals.
2024 Long-Term Incentive Awards
For details on Ms. Moore’s 2024 annual long-term incentive grant, see our Long-Term Incentive Program discussion and our 2024 Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Steven J. Kemps: Executive Vice President, Chief Legal Officer
Mr. Kemps joined the Company in August 2016 and serves as Executive Vice President, Chief Legal Officer. He is responsible for overseeing all legal operations and the Corporate Risk & Compliance, Global Security and Government Affairs functions.
Mr. Kemps’s 2024 Pay-for-Performance
2024 Key Achievements:
As Executive Vice President, Chief Legal Officer, Mr. Kemps:
•
Achieved strong revenue growth across the enterprise and delivered adjusted margin expansion while also making progress against key strategic initiatives. For 2024, enterprise non-GAAP ICP Adjusted Revenue increased 13.5% to $14,189 million. Non-GAAP ICP Adjusted EBITA Margin expanded to 49.0%. Non-GAAP ICP Adjusted EPS from operations increased at a compounded annual growth rate of 11.4% for the 3-year performance period ended 2024 to $16.23.

•
Strengthened key external stakeholder relationships through facilitating contacts with global regulators, policymakers, trade associations, and advising the business on evolving policy and regulatory matters.

•
Acted as a trusted advisor to the Board and Executive Leadership Team, including through a substantial advisory role with respect to governance and legal considerations related to the CEO transition and selection process.

•
Supported key growth areas, including Data and AI, through legal, regulatory, and advocacy support and safeguarded brand integrity through enforcement of intellectual property rights across multiple channels.

•
Executed against advisory, litigation, and global security objectives, including achieving favorable litigation outcomes, creating a tracking platform to anticipate, manage, and respond to potential global security threats, supporting our people in high-risk conflict zones globally, and responding to risk-related events.

•
Drove enhanced operations and productivity by leading functional process improvements and supporting enterprise transition to data-centric artificial intelligence capabilities, including a feature in AI Business on responsible AI.

•
Demonstrated strong leadership by nurturing internal talent and fostering people engagement, and driving a culture of growth and collaboration within an expanded team.

2024 Actual
Annual Incentive Payout
Mr. Kemps received a payout of $1,730,000, representing 173.00% of his target award. The Compensation Committee’s decision was based on Mr. Kemps’ performance against 2024 business and individual strategic goals.
2024 Long-Term Incentive Awards
For details on Mr. Kemps’ 2024 annual long-term incentive grant, see our Long-Term Incentive Program discussion and our 2024 Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Saugata Saha: President, S&P Global Market Intelligence; Chief Enterprise Data Officer
Mr. Saha joined the Company in 2014. After serving in multiple roles with the Company, including most recently in his role as President of S&P Global Commodity Insights, Mr. Saha was appointed President, S&P Global Market Intelligence; Chief Enterprise Data Officer effective November 1, 2024.
Mr. Saha’s 2024 Pay-for-Performance
2024 Key Achievements:
As President, S&P Global Commodity Insights prior to November 1, Mr. Saha:
•
Delivered strong revenue growth and margin expansion, exceeding both goals for the year. For 2024, non-GAAP ICP Adjusted Revenue of S&P Global Commodity Insights increased to $2,134 million while non-GAAP ICP Adjusted EBITA Margin of S&P Global Commodity Insights expanded to 47.5%.

•
Delivered overperformance on CI’s integration synergies, exceeding revenue synergy targets and launching 13 new products and services.

•
Accelerated investments in new product innovation and the expansion of Energy Transition capabilities, thereby growing Energy Transition and Climate revenues and achieving strong Vitality Index, contributing to CI’s strong growth. Completed the acquisition of World Hydrogen Leaders business.

•
Made significant improvements to the business’s ability to deliver high quality customer experience. Created and staffed a new Customer Experience organization that is focused on end-to-end diagnostic and improvement of customer touchpoints. Led to a material double-digit improvement in NPS for the division. Our marquee conferences (such as CERAWeek, London Energy Forum, WPC, and APPEC) continue to have record-breaking attendance and profitability.

•
All-around improvements in customer traction as demonstrated via increasing the already-best-in-class retention rates; increased usage of Platts Connect and Connect online delivery platforms; and increasing improved customer service satisfaction ratings. All metrics beat goals for the year.

•
Led adoption and implementation of generative artificial intelligence (GenAI) solutions across the division, including a structured program to drive employee adoption and gain productivity from deployment of AI in content creation and the launch of AI products such as AI-Ready Data and interactive ‘Chat AI’ on Clean Energy Technology.

As President, S&P Global Market Intelligence; Chief Enterprise Data Officer starting November 1, Mr. Saha:
•
Successfully transitioned into the Market Intelligence division, reorganizing the business and appointing new leaders to simplify the operating and reporting model, and developed a new go-to-market strategy with a new ‘Revenue Team’, setting the business for a strong entry into 2025.

•
Established the new Enterprise Data Office to drive value by leveraging data as an enterprise asset at scale. Articulated the vision and strategy for the new Enterprise Data Office; gained buy-in internally with leadership teams; and staffed up the leadership team.

2024 Actual
Annual Incentive Payout
Mr. Saha received a payout of $1,852,083, representing 175.00% of his blended target award. The Compensation Committee’s decision was based on Mr. Saha’s performance against 2024 business and individual strategic goals.
2024 Long-Term Incentive Awards
For details on Mr. Saha’s 2024 annual long-term incentive grant, see our Long-Term Incentive Program discussion and our 2024 Grants of Plan-Based Awards Table below.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Base Salaries
Snapshot: Base Salaries
Base salary is a customary, fixed element of compensation intended to attract and retain key executive talent. The Compensation Committee established the calendar year base salary amount for each NEO early in the fiscal year. In connection with the Executive Leadership Team Transition, Ms. Cheung and Messrs. Peterson and Saha received base salary adjustments effective November 1, 2024, to reflect their increased roles and responsibilities with respect to Ms. Cheung and Mr. Saha, or pursuant to the Peterson Advisor Agreement with respect to Mr. Peterson, as shown below and as further discussed beginning on page 46 of this Proxy Statement.
	2024 Annualized Base Salary		2025 Base Salary
Executive	Pre Nov. 1	Nov. 1 Increase
M. Cheung	$750,000	$1,000,000	$1,000,000
D. Peterson	$1,350,000	$1,500,000	$1,500,000
C. Craig	$570,000	$—	$570,000
E. Steenbergen	$825,000	$—	$—
S. Moore (1)	$625,000	$—	$625,000
S. Kemps	$625,000	$—	$625,000
S. Saha	$650,000	$700,000	$700,000
A. Kansler	$750,000	$—	$—
(1)
For Ms. Moore, the above reflects her approved base salary level in USD. Base salary is paid to Ms. Moore in GBP, her local currency.

2025 Base Salary Determination
For 2025, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), and in light of the review and adjustments made to base salaries for Ms. Cheung and Messrs. Peterson and Saha on November 1, 2024 as shown in the table above, determined not to increase the base salaries of Ms. Cheung or any of the other NEOs.
Short-Term Annual Incentive Plan
Snapshot: Short-Term Annual Incentive Cash Compensation
	2024 Target Annual Incentive Award			2024 Actual Annual Incentive Award		2025
Executive	Pre Nov. 1	Nov. 1 Increase	Blended (1)	Amount (2)	% of Blended Target	Target Annual Incentive Award
M. Cheung	$1,500,000	$2,250,000	$1,625,000	$2,615,748	160.97%	$2,250,000
D. Peterson (3)	$3,450,000	$—	$3,450,000	$5,219,505	151.29%	$3,500,000
C. Craig	$484,500	$—	$484,500	$872,100	180.00%	$484,500
E. Steenbergen	$—	$—	$—	$—	—%	$—
S. Moore (4)	$800,000	$1,000,000	$833,333	$1,441,667	173.00%	$1,000,000
S. Kemps	$1,000,000	$—	$1,000,000	$1,730,000	173.00%	$1,000,000
S. Saha	$1,000,000	$1,350,000	$1,058,333	$1,852,083	175.00%	$1,350,000
A. Kansler (5)	$1,500,000	$—	$1,500,000	$1,826,180	121.75%	$—
(1)
For Mses. Cheung and Moore and Mr. Saha, whose 2024 target annual incentive awards were increased on November 1, 2024, the blended target annual incentive award represents a blend of ten months of the target incentive amount in effect prior to November 1, and two months of the target incentive amount in effect after November 1. As discussed beginning on page 46 of this Proxy Statement, increases to target annual incentive awards were intended to provide such NEOs with a competitive level of annual incentive pay that reflects the nature of their expanded roles and responsibilities.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

(2)
2024 actual annual incentive award represents the actual bonus award paid for 2024 performance. The process for determining bonuses for our NEOs is set forth below. For our NEOs who changed roles due to the Executive Leadership Team Transition, bonus calculations, including target amounts and performance against enterprise and divisional goals, as applicable, were blended to reflect the below methodology and to reflect their time spent in multiple roles in 2024.

(3)
Mr. Peterson’s 2025 target annual incentive award was established pursuant to the Peterson Advisor Agreement discussed on page 47 of this Proxy Statement.

(4)
For Ms. Moore, the above reflects her approved target annual incentive awards and 2024 actual annual incentive award in USD. Annual incentive awards are paid to Ms. Moore in GBP, her local currency.

(5)
Pursuant to Mr. Kansler’s separation agreement with the Company described on page 83 of this Proxy Statement, his 2024 actual annual incentive award was calculated based on 100% of his target annual incentive award, paid at the actual funded level of the bonus plan applicable to him for 2024. In addition, Mr. Kansler is eligible for a pro-rated portion of his $1,500,000 target annual incentive award in respect of the 2025 fiscal year for the period of employment in 2025 prior to his termination date and payable when 2025 bonuses are ordinarily paid.

2024 Short-Term Annual Incentive Funding and Payout Determination Formula
2024 Short-Term Annual Incentive Plan Design Under the STIC
For all NEOs, individual incentive amounts are determined based on the executive’s target incentive award opportunity, which is then adjusted by a factor based upon the achievement of enterprise-level and, as appropriate for our division leaders, division-level goals (70%), and achievement of individual strategic goals (30%).
•
Target Incentive Opportunity: The incentive target opportunity for each NEO is in part determined based on market data as well as individual performance and experience. For a more detailed description of how we set compensation targets, see pages 44 through 46 of this Proxy Statement.

•
Financial Performance Goals (70% of STIC funding): The enterprise-level performance component for 2024 was 70% tied to non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin (weighted 35% each), which included adjustments for the impact of changing foreign exchange rates, acquisitions and divestitures. The applicable division-level performance goals for our NEO division leaders were similarly tied to division-specific non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin (collectively weighted 35%), as well as enterprise-level financials (collectively weighted 35%), with the applicable adjustments for each division described in further detail on pages 58 through 60 below. The Compensation Committee believes that these metrics reward performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, which ultimately drives increased shareholder value.

•
Business-Building Scorecard Goals (30% of STIC funding): In addition to financial performance goals, 30% of the STIC funding is tied to business-building scorecard goals in the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, weighted 6% each. Performance against these business-building scorecard goals is measured through qualitative and quantitative Key Performance Indicators (“KPIs”), which are tracked and reviewed by the CEO quarterly and

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

presented to the Compensation Committee at least twice per year. The Compensation Committee believes that these metrics help effectively balance incentives for annual financial performance with rewards to promote long-term focus on, and achievement of, key strategic objectives which are featured in the KPIs used to measure achievement of business-building scorecard goals.
•
Individual Performance Goals: The individual component is allocated based on an assessment of each participant’s achievement against strategic or developmental goals established at the beginning of the fiscal year.

•
Maximum Award Payout: The maximum incentive award opportunity is capped at 200% of each participant’s target award.

Following the performance period, the overall incentive award pool is funded based on the achievement of Company and division performance goals. The final payout amount is allocated to individual participants and adjusted upwards or downwards based on individual achievement in accordance with the methodology described above.
2024 Short-Term Annual Incentive Goals, Funding and Payouts
Business Performance Goals
The 2024 short-term annual incentive payouts for all of the NEOs are based 70% on business performance and 30% on individual performance. For our CEO, Chief Financial Officer, Chief Legal Officer and Chief Client Officer roles, the business performance component is measured on an enterprise balanced scorecard of 70% financial and 30% business-building goals, with 35% of the financial goals based on Company non-GAAP ICP Adjusted EBITA Margin and the remaining 35% based on Company non-GAAP ICP Adjusted Revenue. The 30% weighting of the business-building goals is divided into 6% each for the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver. Achievement in each category is measured with specific KPIs and respectively scored on a scale from zero to eight (funded at 0% to 200% of target).
For our division presidents, the business performance component of the annual incentive awards was measured 35% on the above-mentioned enterprise financial goals (weighted equally at 17.5% each), 35% on a mix of division-specific non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue (also weighted equally at 17.5% each), and 30% on enterprise-specific (weighted 15%) and division-specific (weighted 15%) business-building goals in the five scorecard categories described above.
For our NEOs who changed roles in connection with the Executive Leadership Team Transition, bonus calculations were blended to reflect the above methodology and to reflect their time spent in each respective role in 2024.
Performance Review and Adjustment Process
The Compensation Committee reviewed 2024 reported Revenue and EBITA Margin for the Company, under the enterprise scorecard, and for the divisions, under the applicable division scorecards. Based on this review, the Committee approved the adjustments described on pages 58 to 60 below to determine non-GAAP financial performance results for incentive compensation purposes.
The Compensation Committee uses non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin to evaluate the financial results achieved by the NEOs independent of items considered isolated, non-recurring, or unusual because it believes that such metrics better measure the Company’s normal revenue, operating expenses, and operating results for compensation purposes.
For a reconciliation of the adjustments to comparable financial measures calculated in accordance with U.S. GAAP, please see Appendix A. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2024 Corporate (Enterprise) Short-Term Annual Incentive Targets, Funding and Adjustments (All NEOs)
For the portion of annual incentive funding based on enterprise financial goals, the Compensation Committee reviewed and approved the Company non-GAAP ICP Adjusted EBITA Margin of 49.0% and Company non-GAAP ICP Adjusted Revenue of $14,189 million, representing an increase of 13.5% over 2023, after adjusting for the impact of changing foreign exchange rates, acquisitions and divestitures. Based on these blended results, the 2024 achievement and funding for the Company’s enterprise-level financial goals was 166.84%.
Appendix A on page 113 of this Proxy Statement provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
For the remaining 30% of annual incentive funding based on the achievement of enterprise-level business-building goals in the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver (each category accounting for 6% of funding), the Compensation Committee reviewed performance for each category of the Company business-building goals based on consideration of various quantitative and qualitative KPIs, such as net promoter scores, revenue from new products/markets, risk management indicators and culture metrics, scored on a scale of one to five. Based on the Compensation Committee’s review of the KPI results for performance against Company business-building goals in each category, the Committee determined that the 2024 achievement and funding for the Company business-building goals was the following:
Enterprise Scorecard Category	Funding
Growth & Innovation	100%
Customer at the Core	125%
Data & Technology	125%
Lead & Inspire	125%
Execute & Deliver	100%
2024 S&P Global Ratings Short-Term Annual Incentive Targets, Funding and Adjustments (Ms. Cheung for her role prior to November 1)
For the 35% portion of annual incentive funding based on division-level financial goals for S&P Global Ratings, the Compensation Committee reviewed and approved the Division non-GAAP ICP Adjusted Revenue of $4,373 million, representing an increase of 31.3%, and Division non-GAAP ICP Adjusted EBITA Margin of 64.1%, after adjusting for the impact of changing foreign exchange rates and short-term incentive overperformance. Based on these blended results, the 2024 achievement and funding for the S&P Global Ratings division-level financial goals was 198.51%.
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Appendix A on page 113 of this Proxy Statement provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Ratings business-building goals in each of the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, the Committee determined that the 2024 achievement and funding for division and enterprise business-building goals was the following:
Ratings Scorecard Category	Funding
Growth & Innovation	125%
Customer at the Core	150%
Data & Technology	125%
Lead & Inspire	125%
Execute & Deliver	100%
2024 S&P Global Market Intelligence Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Kansler, and Mr. Saha for his role starting on November 1)
For the 35% portion of annual incentive funding based on division-level financial goals for S&P Global Market Intelligence, the Compensation Committee reviewed and approved the Division non-GAAP ICP Adjusted Revenue of $4,632 million, representing an increase of 5.8%, and Division non-GAAP ICP Adjusted EBITA Margin of 33.1%, after adjusting for the impact of changing foreign exchange rates, acquisitions, divestitures and short-term incentive overperformance. Based on these blended results, the 2024 achievement and funding for the S&P Global Market Intelligence division-level financial goals was 86.72%.
Appendix A on page 113 of this Proxy Statement provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Market Intelligence business-building goals in each of the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, the Committee determined that the 2024 achievement and funding for the division-level business-building goals was the following:
Market Intelligence Scorecard Category	Funding
Growth & Innovation	75%
Customer at the Core	125%
Data & Technology	125%
Lead & Inspire	100%
Execute & Deliver	100%
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2024 S&P Global Commodity Insights Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Saha for his role prior to November 1)
For the 35% portion of annual incentive funding based on division-level financial goals for S&P Global Commodity Insights, the Compensation Committee reviewed and approved the Division non-GAAP ICP Adjusted Revenue of $2,134 million, representing an increase of 9.7%, and Division non-GAAP ICP Adjusted EBITA Margin of 47.5%, after adjusting for the impact of changing foreign exchange rates, acquisitions and short-term incentive overperformance. Based on these blended results, the 2024 achievement and funding for the S&P Global Commodity Insights division-level financial goals was 112.45%.
Appendix A on page 113 of this Proxy Statement provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EBITA Margin and ICP Adjusted Revenue. The non-GAAP financial information included on Appendix A has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our NEOs.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Commodity Insights business-building goals in each of the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire, and Execute & Deliver, the Committee determined that the 2024 achievement and funding for the division-level business-building goals was the following:
Commodity Insights Scorecard Category	Funding
Growth & Innovation	75%
Customer at the Core	125%
Data & Technology	125%
Lead & Inspire	100%
Execute & Deliver	100%
Individual Strategic Goals
As discussed in detail above, 70% of the 2024 individual short-term annual incentive award was determined based on Company financial results (or a blend of the Company funding and division results as applicable) and achievement of business-building metrics. For all NEOs, including the current and former CEOs, the remaining 30% was allocated based on the achievement of individual strategic or developmental goals (our NEOs’ key achievements for 2024 are described on pages 49 through 54 of this Proxy Statement). The Compensation Committee took into account the increased responsibilities for, and exemplary efforts of, our NEOs in connection with the Executive Leadership Team Transition, and feedback from the CEO, when reviewing the achievements of individual strategic or developmental goals for purposes of allocating the 30% portion of the annual incentive award based on individual goals. The total annual incentive award opportunity for each NEO was capped at 200% of their target annual incentive award.
2025 Short-Term Annual Incentive Plan Design and Target Awards
2025 Plan Design
The Compensation Committee determined not to make any changes to the short-term annual incentive plan design for 2025.
2025 Short-Term Annual Incentive Target Award Determination
For 2025, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), and in light of the review and adjustments made to short-term annual incentive targets for Mses. Cheung and Moore and Mr. Saha on November 1, 2024 as discussed on page 46 of this Proxy Statement, determined not to increase the short-term annual incentive targets of Ms. Cheung or any of the other NEOs, with the exception of Mr. Peterson, whose 2025 short-term annual incentive target increased from $3,450,000 to $3,500,000 pursuant to the Peterson Advisor Agreement. The Compensation Committee determined that maintaining the current level of short-term annual incentives continued to provide market competitive compensation and
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effectively promote focus on short-term and long-term Company performance and stockholder interests. For a list of the 2025 NEO short-term annual incentive target amounts under the 2025 STIC, see the chart above on page 55 of this Proxy Statement.
Long-Term Incentive Program
Snapshot: Long-Term Incentive Target Opportunities
Executive	2024 Long-Term Incentive Target (1)	2025 Long-Term Incentive Target
M. Cheung	$3,750,000	$9,000,000
D. Peterson (2)	$16,800,000	$5,000,000
C. Craig (3)	$500,000	$500,000
E. Steenbergen	$—	$—
S. Moore (3)	$1,500,000	$2,500,000
S. Kemps	$2,550,000	$2,850,000
S. Saha	$2,850,000	$3,250,000
A. Kansler	$3,750,000	$—
(1)
Reflects the 2024 long-term incentive target amounts set in early 2024. While the Compensation Committee approved certain changes to long-term incentive targets in connection with the Executive Leadership Team Transition as set forth below, such changes only went into effect starting with the 2025 LTI grants.

(2)
Mr. Peterson received an RSU grant with a value of $5,000,000 on January 1, 2025 pursuant to the Peterson Advisor Agreement, which reflects the entirety of his 2025 long-term incentive award opportunity.

(3)
2024 long-term incentive target amounts for Mr. Craig and Ms. Moore exclude the value of one-time RSU awards granted to support the critical transition period that are not considered to be part of the annual target long-term incentive opportunity for Mr. Craig and Ms. Moore, respectively. Such awards are discussed in more detail on page 47 of this Proxy Statement.

2024 Long-Term Incentive Program Award Structures
2024 Long-Term Incentive Program Award Design
To ensure that our long-term incentive program supports the main objectives of our executive compensation program and the Company’s business strategy, we periodically review our program and the structure of our long-term incentive awards granted pursuant to the program to make adjustments as our business needs change.
•
Annual long-term incentive awards are delivered to our NEOs as a mix of 70% PSUs and 30% RSUs.

•
Annual PSUs and RSUs have three-year cycles, but the RSUs are solely time-based and are not tied to performance goals.

•
The 2024 PSU awards are tied to performance against a three-year cumulative non-GAAP ICP Adjusted EPS goal, measuring performance for each year of the three-year performance cycle additively. Vesting of the 2024 PSU awards occurs at the end of the three-year performance cycle, subject to continued employment through the vesting date and achievement of the performance goals for such awards.

•
The 2024 annual RSU awards vest ratably over three years, subject to continued employment through the applicable vesting date, to provide a more effective recruitment tool, balanced by the three-year cliff vesting schedule for PSU awards.

2024 PSU Awards
While the Company continued to use a non-GAAP ICP Adjusted EPS goal for the 2024-2026 performance period for the 2024 PSUs, measurement of performance switched from the previous cycle’s three-year compound annual growth rate (CAGR) target, measuring EPS in the final performance year, to a three-year cumulative target, measuring EPS for each year of the three-year performance cycle additively. For the 2024
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

PSU grants, a three-year cumulative non-GAAP ICP Adjusted EPS goal was established at the beginning of the performance period by summing the EPS targets across each of the three years comprising the performance period. Following extensive review and input from the Committee’s independent compensation consultant, the Committee approved this change for our 2024 PSU awards to better reward sustained long-term performance and reduce pressure on performance in a single-year by better capturing performance for interim years of the award cycle, thereby lowering volatility and risk.
Using non-GAAP ICP Adjusted EPS enables us to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual, and we believe that such metric better measures the Company’s normal revenue, operating expenses, and operating results for compensation purposes. Non-GAAP ICP Adjusted EPS provides a good measure of return to shareholders because it considers capital allocation decisions as well as the importance of continued discipline in operating performance. Appendix A on page 113 of this Proxy Statement provides a reconciliation from GAAP results to non-GAAP ICP Adjusted EPS.
The following payout schedule was approved for the 2024 PSU Awards for the 2024-2026 performance period:
Any payments under the 2024 PSU Awards will be made during the first quarter of 2027, based on the achievement through the 2024-2026 performance period, upon performance review, discretion, and certification by the Compensation Committee.
2024 RSU Awards to Support Critical Transition Period
During 2024, we made one-time grants of RSU awards to Mr. Craig and Ms. Moore to reflect a significant increase in responsibilities and drive continued positive momentum advancing Company strategy. We do not have a regular practice of granting one-time awards to our Executive Leadership Team. The awards are not considered part of the executives’ total target compensation. More information can be found on page 47 of this Proxy Statement.
2024 Long-Term Incentive Program Award Grants
For detailed information concerning each grant made to the NEOs in 2024, see the 2024 Grants of Plan-Based Awards Table beginning on page 72 of this Proxy Statement.
2022 PSU Award Achievement
Our 2022 PSU awards for the performance period 2022-2024 were based on the achievement of the following non-GAAP pro forma ICP Adjusted EPS growth goal during the cycle:
The 3-year non-GAAP pro forma ICP Adjusted EPS CAGR during the cycle was 11.4%, after adjusting for the pro forma effect of change in tax rate and dilution in connection with the merger with IHS Markit, relief from suspension of operations in Russia, and divestitures of the Engineering Solutions business. Based on this achievement, the 2022 PSU award was earned at 40.07% of target.
2025 Long-Term Incentive Program Design and Targets
2025 Long-Term Incentive Program Award Design
The Compensation Committee determined not to make any changes to the long-term incentive program design or structure for 2025.
2025 Long-Term Incentive Target Determination
In connection with the Executive Leadership Team Transition and effective for fiscal year 2025, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), in order to effectively promote sustained long-term Company performance and stockholder interests, determined to increase the total long-term incentive target award amounts, respectively, for Mses. Cheung and Moore and Messrs. Kemps and Saha. As discussed beginning on page 46 of this Proxy Statement, increases to target long-term incentive awards for the following individuals were intended to provide them with a competitive level of long-term incentive pay that better reflects the nature of their expanded roles and responsibilities.
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•
Ms. Cheung’s long-term incentive target amount increased from $3,750,000 to $9,000,000

•
Ms. Moore’s long-term incentive target amount increased from $1,500,000 to $2,500,000

•
Mr. Kemps’ long-term incentive target amount increased from $2,550,000 to $2,850,000

•
Mr. Saha’s long-term incentive target amount increased from $2,850,000 to $3,250,000

For a list of the NEO’s 2025 long-term incentive target amounts, see the chart above on page 61 of this Proxy Statement.
Benefits and Perquisites
Health and Welfare Benefits
Our NEOs participate in the same healthcare benefits programs offered to other employees in their respective jurisdictions, which programs provide for employee contributions that are differentiated by salary levels, requiring higher-paid employees to make larger contributions for their healthcare coverage.
We provide no supplemental executive healthcare benefits, other than a Company-paid annual physical examination for the NEOs and certain other senior executives.
Additionally, the U.S.-based NEOs participate in our Management Supplemental Death & Disability Benefits Plan. Pursuant to the executive life insurance policy provided under the plan, in the event of the executive’s death prior to retirement, the executive’s beneficiary will receive a fully-insured lump sum amount equal to 200% of the executive’s base salary in effect at the time of the executive’s death, up to a maximum benefit of $2 million.
The Management Supplemental Death & Disability Benefits Plan also provides a supplemental long-term disability benefit. The long-term disability benefit was amended, effective January 2020, to change the benefit funding from 100% self-insured by the Company to approximately 80% fully-insured through Lincoln Financial, with the remaining 20% self-insured by the Company. In connection with the change in funding, some corresponding changes were made to the formula for calculating monthly disability income.
Ms. Moore participates in UK-based benefit programs that are offered to other employees in the UK, including the Group Income Protection program (“GIP”), an insurance policy provided by the Company to protect employees against loss of income due to long-term illness or disability. The GIP provides a monthly benefit equal to 50% of an employee’s salary in the event that an employee is unable to work for an extended period due to health issues. Additionally, the Company funds the premiums for Ms. Moore’s life insurance policy equal to 400% of her base salary, up to a maximum benefit of £2million.
Perquisites
We provide a limited number of perquisites to our NEOs, which we believe are reasonable in amount, market competitive, and consistent with our overall compensation plan. We also believe each perquisite confers a benefit to the Company, by enabling our NEOs to conduct Company business more effectively and place greater focus on the demands of their positions.
Special benefits or perquisites for the NEOs are reviewed by the Compensation Committee at least annually, and include:
•
professional services expense reimbursement (inclusive of financial counseling, tax planning and preparation, and estate planning) for financial advisors to assist executives with their personal financial affairs, thus permitting executives to focus more energy on their business responsibilities;

•
comprehensive annual physical examination to encourage proactive health management and help ensure business continuity;

•
legal fees reimbursement, on a rare and exceptional basis for entry into certain ad hoc special arrangements with the Company, such as with respect to Mr. Peterson’s entry into the Peterson Advisor Agreement; and

•
executive security services for our CEO and former CEO, including a car and driver, based on a review and recommendations by a third-party independent security firm which specializes in executive protection, and validation and implementation by our global security team.

We view the security-related costs as critical to the safety of our CEO and former CEO and thus to the operation of our business and our ongoing success and we do not view these costs as providing additional compensation or personal benefits to our executives; however, due to SEC requirements, we have included these costs in the “All Other Compensation” column of the 2024 Summary Compensation Table beginning on page 69 of this Proxy Statement, including the costs related to third-party dedicated security personnel assigned to Ms. Cheung upon the announcement in June 2024 that she would become the next CEO. We believe that the scope of our executive security protocols and related costs are both reasonable and appropriate.
Together, these perquisites involve minimal and immaterial costs to the Company and constitute a small percentage of our NEOs’ total compensation. We do not provide tax gross-ups in respect of any income recognized by our NEOs as a result of receiving the reimbursements or perquisites described above.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

The Company also owns a fractional interest in a private aircraft primarily for business use by the CEO to provide the CEO with a private and secure working environment while minimizing total travel time. Personal use of the private aircraft is discouraged and permitted on an exception-only basis under corporate aircraft policy. During fiscal year 2024, there was no personal use of the aircraft.
For additional information on our perquisites and other benefits, see the 2024 Summary Compensation Table beginning on page 69 of this Proxy Statement, which includes the incremental cost to the Company for providing these benefits.
Retirement and Other Benefits following Termination of Employment
In connection with their retirement or other termination of employment, our NEOs will generally be eligible to receive benefits under our retirement plans and, depending on the circumstances of an executive’s termination, severance benefits. These post-termination benefits are described beginning on page 81 of this Proxy Statement.
Retirement Benefits
Effective as of April 1, 2012, we froze accruals and participation under both of the following defined benefit pension plans under which Ms. Cheung and Mr. Craig are entitled to benefits: the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries, a pension plan covering some of our U.S. employees, and the S&P Global Inc. Employee Retirement Plan Supplement, a non-qualified pension plan. Our U.S.-based defined contribution plans, The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and Its Subsidiaries (the “401(k) Plan”) and The S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement (the “401(k) Plan Supplement”), are provided to all eligible employees, including our eligible senior executives, to allow them to accumulate assets for retirement through a combination of employee contributions and Company contributions and, in the case of the 401(k) Plan, to allow participants in these plans the opportunity to direct the investment of these retirement assets.
Ms. Moore participates in the Group Pension Plan (“GPP”), which is a voluntary defined contribution pension scheme for UK-based employees intended to facilitate tax-efficient retirement savings. In addition to employee contributions, the GPP also provides for employer contributions based on a fixed percentage of the employee’s pensionable income. Due to limits on the amount of annual contributions that employers can make to the GPP in respect of high-earners, employer contributions for Ms. Moore are capped at £10,000. Ms. Moore receives a monthly cash allowance equal to the amount of the employer contribution she otherwise would have been eligible for under the GPP if such a cap did not exist.
Other Benefits
Our NEOs may participate in the charitable S&P Global Matching Gift Program, which is also open to all employees and Directors of the Company. This program provides the opportunity to help maximize the impact of eligible charitable giving through a corporate matched contribution, generally on a standard dollar-for-dollar basis, up to a maximum participant donation for members of our Executive Leadership Team and Directors of $25,000 (or the currency equivalent) in the aggregate per year. All other employees are eligible for a corporate matched contribution up to a maximum participant donation of $5,000 in the aggregate per year. During the months of May and December, as part of a special charitable campaign, the Company doubled its corporate match on participant donations, and the maximum corporate match was raised to $50,000 for members of the Executive Leadership Team and Directors, and $10,000 for all other employees.
In addition, our NEOs, as well as other eligible employees and Directors of the Company, may participate in the S&P Global Political Action Committee (“S&P Global PAC”), which is funded by eligible U.S.-based participants in accordance with applicable federal law. Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the participant’s choosing that match the participant’s contribution to the S&P Global PAC, up to an annual maximum of $5,000.
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V. RISK MANAGEMENT AND GOVERNANCE FEATURES
Severance Benefits (Regular and Change-in-Control)
Company Severance Plans
The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of our overall compensation program and in line with its objective to attract, retain and motivate high-caliber management talent. Our severance arrangements with all of our NEOs, other than Messrs. Peterson, Craig, Steenbergen, Kemps and Kansler, are governed by our Senior Executive Severance Plan. The severance arrangements for Messrs. Peterson, Kemps and Kansler are described below. Mr. Steenbergen was no longer a participant under our Senior Executive Severance Plan after his departure from the Company in March, 2024. Mr. Craig is a participant in our Management Severance Plan.
The Senior Executive Severance Plan and the Management Severance Plan (together, the “Severance Plans”) are designed to provide security and reasonable compensation upon an involuntary termination of employment, and in the case of the Senior Executive Severance Plan, to ensure the continued commitment of our executives in the event of a potential or actual change-in-control. The Compensation Committee does not take into account the benefits offered under the Severance Plans in setting compensation for our NEOs.
The Severance Plans generally provide for base salary and benefits continuation in the event of a Company-initiated termination (including a “constructive” termination under the Senior Executive Severance Plan only) other than a termination for cause, as defined on page 81 of this Proxy Statement. Discussion of severance payable on certain qualifying terminations (including following a change-in-control of the Company) can be found in the Potential Payments Upon Termination or Change-in-Control section on pages 81 through 86 of this Proxy Statement.
Other NEO Severance Arrangements
Pursuant to the Peterson Advisor Agreement discussed on page 47 of this Proxy Statement, Mr. Peterson was no longer eligible to receive severance benefits under the Senior Executive Severance Plan or any other severance plan of the Company effective as of November 1, 2024.
Mr. Kemps entered into a letter agreement with the Company in December 2020 related to the IHS Markit merger and his role with the Company, which was amended by a side letter entered into in July 2023 in light of his continued and ongoing employment as our Chief Legal Officer (the two agreements collectively, the “Kemps Letter Agreement”). Pursuant to the Kemps Letter Agreement, Mr. Kemps is eligible to receive enhanced severance benefits in lieu of any severance benefits that he would be otherwise eligible to receive under the Senior Executive Severance Plan, as described on pages 82 through 83 of this Proxy Statement.
In connection with the involuntary termination of his employment with the Company in March, 2025, Mr. Kansler entered into a separation and release agreement with the Company in October, 2024 (the “Kansler Separation Agreement”) which provides severance benefits, some of which are in excess of those which Mr. Kansler would otherwise have been entitled pursuant to the Senior Executive Severance Plan, as further described on page 83 of this Proxy Statement. In consideration for such additional severance entitlements, Mr. Kansler agreed to be subject to enhanced restrictive covenants, including related to non-competition for a period of 24 months from November 1, 2024 and employee and client non-solicitation for a period of 24 months after his termination date.
Incentive Award Treatment Upon a Change-in-Control
Payments of annual incentives under the STIC and vesting acceleration or modification of long-term incentive awards granted under our 2019 Stock Incentive Plan on the occurrence of a defined change-in-control are described in the table below. Upon certain qualifying terminations not in connection with a defined change-in-control, an NEO may be entitled to a pro rata portion of their annual cash incentive award and accelerated vesting of a portion of certain outstanding equity awards. For details, see pages 84 through 86 of this Proxy Statement.
PAY ELEMENTS	TREATMENT OF OUTSTANDING INCENTIVE AWARDS UPON CHANGE-IN-CONTROL (“CIC”)
Short-Term Incentive Awards	• Payments are made pro-rata based on the average of the three prior years’ payments.
RSU Awards	• Double-trigger treatment: awards do not vest upon the CIC but are generally converted into RSUs of the surviving company (provided the successor company assumes the awards).
PSU Awards
•
Double-trigger treatment: awards do not vest upon the CIC but are generally converted into time-vesting RSUs of the surviving company (provided the successor company assumes the awards), with the number of underlying shares based on assumed target performance, if less than 50% of the performance period has been completed, or based on actual performance (or the greater of actual and target performance starting with PSUs granted in 2024), if 50% or more of the performance period has been completed upon the CIC.

•
Delivery of shares in respect of converted RSUs will generally occur in the year following the end of the applicable performance period.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Certain payments that would be provided to our NEOs in connection with a change-in-control could be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, in which case they would not be deductible as compensation by the Company. In addition, Section 4999 of the Internal Revenue Code imposes an excise tax on executives who receive an excess parachute payment equal to 20% of such amount.
Any such excise tax would not be reimbursed or “grossed up” by the Company. Instead, as discussed on page 83 of this Proxy Statement, in certain circumstances, we would “cut back” the amount of certain benefits and payments to ensure tax deductibility by the Company under Section 280G to the extent the executive’s “cut back” amount is greater on an after-tax basis than the full amount.
Stock Ownership Guidelines
We are committed to ensuring that our executive officers have a significant ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.
As one means of achieving this objective, the Company has formal stock ownership guidelines in place for our senior executives. These guidelines require covered executives to hold common stock in the Company equal to a multiple of their annual base salary, as follows:
Position	Minimum Ownership Requirement (Multiple of Base Salary)
CEO	7x
CFO	4x
Other Covered Executives	3x
Covered executives are required to retain 100% of their current shareholdings and net shares received upon the settlement of PSU and RSU awards and the exercise of stock options until the minimum ownership requirement is met, and cannot sell below their minimum ownership requirement unless the Compensation Committee grants an exception based on the executive’s circumstances. In addition to shares held outright by the executive and their immediate family members or through estate planning vehicles, unvested time-based RSUs are counted towards our executives’ minimum ownership requirement. Unvested and unsettled PSUs and unexercised stock options are not counted towards our executives’ minimum ownership requirement.
The Compensation Committee reviews the guidelines and our covered executives’ compliance with the guidelines annually. All of the NEOs who are currently subject to the guidelines subsequent to the Executive Leadership Team Transition were in compliance with the guidelines as of March 6, 2025.
Risk and Control
The Compensation Committee considers risks related to compensation policies and practices and incentive related risks. The Compensation Committee establishes performance metrics that reward our executives for creating shareholder value, and establishes goals and payment schedules for each metric that are designed to incentivize strong performance against established goals while discouraging and preventing inappropriate or excessive risk-taking.
In 2024, management updated its prior review of the Company’s compensation plans as well as Company compensation policies and practices regarding whether they encourage excessive risk taking and determined that the Company’s compensation plans, programs and policies do not present a material risk of causing behavior that is reasonably likely to have a material adverse effect on the Company. Management reviewed its findings with the Compensation Committee, the Executive Vice President, Chief Legal Officer and the Compensation Committee’s independent compensation advisor, who each concurred in these findings and conclusions.
In addition, the Compensation Committee annually assesses plan design, performance metrics and goals for the annual incentive plans within the Company’s divisions to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage inappropriate or excessive risk-taking.
Pay Recovery (Clawback) Policies
We maintain three pay recovery, or “clawback,” policies applicable to our Named Executive Officers. As required by the Dodd-Frank Wall Street Reform and Consumer Protection (Dodd-Frank) Act and related rules and regulations of the SEC and NYSE, the Company adopted a Financial Statement Compensation Recoupment Policy, effective as of December 1, 2023, that applies to all of our current and former executive officers in the event of a financial restatement.
If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under securities laws, the Financial Statement Compensation Recoupment Policy provides for recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. For more information, see the full text of our Financial Statement Compensation Recoupment Policy, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.
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In addition, we continue to maintain two separate clawback policies that apply to a broader group of individuals and circumstances beyond a financial restatement.
At the time we adopted the Financial Statement Compensation Recoupment Policy, the Compensation Committee also amended our existing S&P Global Pay Recovery Policy to expand the circumstances when, at the Compensation Committee’s discretion, short- and long-term incentives could be subject to recovery in the event of misconduct. Under the amended S&P Global Pay Recovery Policy, annual incentive cash and time-based and performance-based long-term incentive awards (PSUs, RSUs, and long-term incentive cash, both vested and unvested) could be subject to recovery in the event of:
•
a material recalculation or adjustment of the performance measures used to calculate covered compensation for senior management;

•
an intentional, willful or grossly negligent act or omission that violates one or more of the Company’s policies that have or will have a material negative impact on the Company’s business, reputation or financial condition; or

•
criminal activity, fraud or other illegal or unlawful activity.

A special S&P Ratings Services Pay Recovery Policy also applies to the President of S&P Global Ratings, as well as other employees deeper within the Ratings organization. The S&P Ratings Services Pay Recovery Policy provides for the recovery of annual incentive cash and time-based and performance-based long-term incentive awards in the event of:
•
a material recalculation or adjustment of the performance measures used to calculate covered compensation for certain senior executives of S&P Global Ratings;

•
material violations of policy or division or product risk parameters, policies or operating procedures resulting from the gross negligence, intentional wrongdoing or willful misconduct of a covered individual that have or will have a material negative impact on the business, financial condition or reputation of S&P Global Ratings;

•
material failure to adequately supervise the administration and implementation of one or more of S&P Global Ratings’ policies or division or product risk parameters, policies or operating procedures which results from gross negligence, intentional wrongdoing or willful misconduct that has or will have a material negative impact on S&P Global Ratings’ business, financial condition or reputation; or

•
criminal activity, fraud or other illegal or unlawful activity.

The President of S&P Global Ratings is subject to all three policies.
Insider Trading Policies and Prohibition on Hedging and Pledging
The Company has adopted insider trading policies governing the purchase, sale, and/or other dispositions of the Company’s securities by Directors, executive officers and designated employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The Company’s insider trading policies are attached as exhibits to the 2024 Annual Report on Form 10-K.
Under the insider trading policies, Directors, executive officers and all other employees subject to the policies (i.e., employees who influence our products and services and/or have access, or potential access, to material non-public information, in fact or appearance, by virtue of their role and responsibilities), as well as any immediate family members of the foregoing and any entities whose investment decisions are made by or shared with any of the foregoing, are prohibited, without exception, from speculative trading in Company securities, including engaging in any “hedging” transactions related to Company stock. The prohibition against speculative trading and “hedging” includes short sales and derivative transactions, such as puts, calls, swaps and collars, and any other arrangements intended to offset or reduce the risk of price fluctuations in Company stock or provide protection, in whole or in part, against declines in the value of Company stock. Further, no shares of Company stock beneficially owned, either directly or indirectly, by Directors, executive officers or covered employees may be pledged or otherwise used as security for a loan, including by holding such securities in a margin account.
Employment Agreements and Other NEO Arrangements
None of our NEOs have formal, fixed-term employment agreements with the Company guaranteeing minimum levels of compensation over multiple years, as the Compensation Committee does not consider such contracts to enhance shareholder value. We do, however, on rare occasion, enter into contractual arrangements with our executive officers when special circumstances arise, including the following arrangements with certain of our NEOs.
•
We have entered into the Peterson Advisor Agreement with Mr. Peterson, as discussed on page 47 of this Proxy Statement.

•
We have entered into the Kemps Letter Agreement with Mr. Kemps providing for modified severance arrangements, as discussed on pages 65 and 82 through 83 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Tax and Accounting Considerations
The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and our shareholders.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 31 through 68 of this Proxy Statement and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.
Stephanie C. Hill (Chair)
Gay Huey Evans
William D. Green
Robert P. Kelly
Richard E. Thornburgh
Gregory Washington
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Executive Compensation Tables

Executive Compensation Tables
2024 Summary Compensation Table
The following table contains information concerning compensation paid or accrued to the named executive officers for services rendered in all capacities to the Company in 2024, 2023 and 2022:
Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Martina L. Cheung President and Chief Executive Officer	2024	$791,667	$—	$3,745,257	$2,615,748	$—	$422,250	$7,574,922
	2023	$750,000	$—	$3,249,781	$1,710,000	$2,621	$225,147	$5,937,549
	2022	$750,000	$—	$9,750,049	$967,500	$—	$254,317	$11,721,866
Douglas L. Peterson Senior Advisor; Former President and Chief Executive Officer	2024	$1,375,000	$—	$16,779,010	$5,219,505	$—	$606,204	$23,979,719
	2023	$1,350,000	$—	$13,799,664	$3,829,500	$—	$527,248	$19,506,412
	2022	$1,350,000	$—	$23,799,992	$2,760,000	$—	$727,515	$28,637,507
Christopher F. Craig* SVP, Interim Chief Financial Officer and Controller	2024	$566,667	$—	$1,498,884	$872,100	$—	$97,643	$3,035,294
Ewout Steenbergen (7) Former EVP, Chief Financial Officer	2024	$171,875	$—	$—	$—	$—	$164,304	$336,179
	2023	$825,000	$—	$3,499,739	$1,665,000	$—	$288,537	$6,278,276
	2022	$825,000	$—	$10,000,020	$1,200,000	$—	$338,330	$12,363,350
Sally Moore* (8) EVP, Chief Client Officer	2024	$600,128	$—	$4,423,632	$1,432,836	$—	$60,508	$6,517,104
Steven J. Kemps* EVP, Chief Legal Officer	2024	$625,000	$1,250,000	$2,546,175	$1,730,000	$—	$167,112	$6,318,287
Saugata Saha* President, S&P Global Market Intelligence	2024	$658,333	$—	$2,846,052	$1,852,083	$—	$213,029	$5,569,497
Adam J. Kansler Former President, S&P Global Market Intelligence	2024	$750,000	$—	$3,745,257	$1,826,180	$—	$270,122	$6,591,559
	2023	$750,000	$—	$3,249,781	$1,560,000	$—	$107,277	$5,667,058
	2022	$625,000	$—	$11,675,492	$1,335,000	$—	$78,243	$13,713,735
*
Compensation is not reported for 2023 or 2022 as the individuals were not named executive officers of the Company during such years.

(1)
Reflects principal position as of December 31, 2024. Please see pages 32 through 33 of this Proxy Statement for the position changes that occurred during 2024 related to the Executive Leadership Team Transition.

(2)
For Mr. Kemps, this amount reflects the payment of the final installment of a $2,500,000 one-time cash retention bonus awarded pursuant to the Kemps Letter Agreement in recognition of exceptional leadership and extraordinary efforts in connection with the merger with IHS Markit.

(3)
The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to the named executive officers in the relevant year, which may include PSUs and RSUs, as applicable, granted under the Company’s 2019 Stock Incentive Plan.

       2025 Proxy Statement       69

Executive Compensation Tables (continued)

The amounts for the PSUs granted in 2024 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The maximum values for the 2024 annual PSUs awards as of the grant date are as follows:
Executive	2024 PSU Award Max Values
M. Cheung	$5,243,360
D. Peterson	$23,490,872
C. Craig	$698,428
E. Steenbergen	$—
S. Moore	$2,097,001
S. Kemps	$3,565,073
S. Saha	$3,984,645
A. Kansler	$5,243,360
The dollar amounts listed in this column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 72 through 75 of this Proxy Statement.
(4)
The amounts reported in this column represent the cash incentive awards paid under the Company’s Key Executive Short-Term Incentive Compensation Plan to all of our named executive officers.

(5)
The amounts reported in this column include benefits under the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries (“ERP”) and the S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”), which are described on pages 77 through 78 of this Proxy Statement. The 2024 present value of accumulated benefits decreased from the 2023 present values by $1,057 for Ms. Cheung and $1,247 for Mr. Craig. None of our other NEOs are participants in the ERP or ERPS since they did not meet the eligibility requirements on April 1, 2012, when participation in the plans was frozen. These amounts are disclosed in the Pension Benefits Table beginning on page 77 of this Proxy Statement. No NEO had above-market earnings on nonqualified deferred compensation in 2024.

(6)
The amounts shown in this column for 2024 include the items described below. Perquisites and other personal benefits that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO for 2024 were as follows:

Name	Company Contributions to Defined Contribution Plans ($) (a)	Company Charitable Match ($) (b)	Personal Security and Transport ($) (c)	Legal Fees ($) (d)	Severance Agreement Entitlement ($) (e)	Professional Services Reimbursement ($) (f)
M. Cheung	$217,052	$40,000	$149,971	$—	$—	$—
D. Peterson	$446,793	$50,000	$—	$75,000	$—	$—
C. Craig	$96,686	$—	$—	$—	$—	$—
E. Steenbergen	$160,545	$—	$—	$—	$—	$—
S. Moore	$54,251	$—	$—	$—	$—	$—
S. Kemps	$151,885	$—	$—	$—	$—	$—
S. Saha	$159,819	$33,334	$—	$—	$—	$—
A. Kansler	$138,600	$50,000	$—	$—	$50,295	$30,000
(a)
This amount represents Company made contributions under the 401(k) Plan and the 401(k) Plan Supplement in respect of 2024 for our U.S.-based NEOs, and for Ms. Moore, Company made contributions into the GPP and cash allowances in lieu of GPP contributions that would otherwise be provided to Ms. Moore. The amounts for Ms. Moore, which were paid in GBP, were converted to U.S. dollars using the spot rate on December 31, 2024 of GBP 1 to $1.25 for purposes of this disclosure.

(b)
This amount represents charitable contribution(s) made by the Company in the executive’s name under the S&P Global Matching Gift Program.

(c)
This amount represents costs related to the procurement and implementation of executive security for Ms. Cheung, including a vehicle and dedicated security personnel assigned to Ms. Cheung for her transport upon the announcement in June 2024 that she would become our next CEO, as well as other personal security items meant to ensure Ms. Cheung’s safety. The amount reflected above includes the

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Executive Compensation Tables (continued)

costs paid to a third-party firm providing a vehicle and security personnel (including overtime spend and vehicle and travel expenses), as well as the incremental cost to the Company associated with Ms. Cheung’s personal use of a Company car (similar to that used by Mr. Peterson described below). For more information on these security items, please see page 63 of this Proxy Statement.
(d)
This amount represents legal fees and expenses incurred by Mr. Peterson in connection with his entry into the Peterson Advisor Agreement which were paid by the Company.

(e)
This amount represents a one-time service recognition payment paid in December 2024 pursuant to the Kansler Separation Agreement.

(f)
This amount represents reimbursement for professional services expenses (inclusive of financial counseling, tax planning and preparation, and estate planning).

All other total perquisites and other personal benefits for each NEO were as follows:
•
The amount for Ms. Cheung also includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life and disability insurance premiums.

•
The amount for Mr. Peterson includes the aggregate incremental cost to the Company associated with Mr. Peterson’s personal use of a Company car. The aggregate incremental cost to the Company was determined by multiplying the fuel and depreciation costs incurred by the Company in operating its Company-owned car by a fraction, the numerator of which was the total number of personal miles driven by Mr. Peterson in 2024 and the denominator of which was the total number of miles that the Company owned car was driven in 2024. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of Mr. Peterson’s personal use of the Company-owned car (e.g., insurance premiums and driver salaries). The amount for Mr. Peterson also includes the costs of residential alarm monitoring, professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life and disability insurance premiums, and Company-paid annual physical health examination.

•
The amount for Mr. Craig includes Company-paid life and disability insurance premiums.

•
The amount for Mr. Steenbergen includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life and disability insurance premiums.

•
The amount for Ms. Moore includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life insurance premiums, with any such amounts that are paid in GBP converted to U.S. dollars using the spot rate on December 31, 2024 of GBP 1 to $1.25 for purposes of this disclosure.

•
The amount for Mr. Kemps includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life and disability insurance premiums.

•
The amount for Mr. Saha includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life and disability insurance premiums, vehicle parking, and Company-paid annual physical health examination.

•
The amount for Mr. Kansler includes Company-paid life and disability insurance premiums.

(7)
Mr. Steenbergen ceased serving as the Company’s Chief Financial Officer effective February 12, 2024, in advance of his departure from the Company in March, 2024.

(8)
Certain items included in the Summary Compensation Table for Ms. Moore (e.g., base salary, non-equity incentive plan compensation and all other compensation items) were paid in GBP, her local currency. For purposes of the Summary Compensation Table, the amounts of GBP paid to Ms. Moore were converted to U.S. dollars using the spot rate on December 31, 2024 of GBP 1 to $1.25.

       2025 Proxy Statement       71

Executive Compensation Tables (continued)

2024 Grants of Plan-Based Awards Table
The following table contains information concerning each grant of an award made to the named executive officers in 2024:
		Date Approved by Compensation and Leadership Development Committee (mm/dd/yyyy)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) (2)		Estimated Future Payouts Under Equity Incentive Plan Awards (1) (3)		All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($) (5)
Name	Grant Date (mm/dd/yyyy)		Target ($)	Maximum ($)	Target (#)	Maximum (#)
M. Cheung			$2,250,000	$4,500,000
	3/1/2024	2/26/2024			6,111	12,222		$2,621,680
	3/1/2024	2/26/2024					2,619	$1,123,577
D. Peterson			$3,450,000	$6,900,000
	3/1/2024	2/26/2024			27,378	54,756		$11,745,436
	3/1/2024	2/26/2024					11,733	$5,033,574
C. Craig			$484,500	$969,000
	3/1/2024	2/26/2024			814	1,628		$349,214
	3/1/2024	2/26/2024					349	$149,724
	2/12/2024	1/31/2024					2,328	$999,946
E. Steenbergen

S. Moore			$1,000,000	$2,000,000
	11/1/2024	10/29/2024					6,054	$2,925,959
	3/1/2024	2/26/2024			2,444	4,888		$1,048,500
	3/1/2024	2/26/2024					1,047	$449,173
S. Kemps			$1,000,000	$2,000,000
	3/1/2024	2/26/2024			4,155	8,310		$1,782,537
	3/1/2024	2/26/2024					1,780	$763,638
S. Saha			$1,350,000	$2,700,000
	3/1/2024	2/26/2024			4,644	9,288		$1,992,322
	3/1/2024	2/26/2024					1,990	$853,730
A. Kansler			$1,500,000	$3,000,000
	3/1/2024	2/26/2024			6,111	12,222		$2,621,680
	3/1/2024	2/26/2024					2,619	$1,123,577
(1)
Non-equity and equity incentive plan awards do not have minimum threshold amounts. Consequently, no threshold amounts are listed. The non-equity incentive plan awards reflect target and maximum payouts with respect to the 2024 Key Executive Short-Term Incentive Compensation Plan, which is discussed beginning on page 55 of this Proxy Statement.

(2)
For Ms. Cheung, Ms. Moore and Mr. Saha, the target and maximum amounts for the non-equity incentive plan awards reflect the increases to these amounts that became effective on November 1, 2024. Prior to November 1, 2024, the target and maximum amounts for Ms. Cheung were $1,500,000 and $3,000,000, for Ms. Moore were $800,000 and $1,600,000, and for Mr. Saha were $1,000,000 and $2,000,000. See page 55 of this Proxy Statement for more information on the November 1, 2024 increases to the non-equity incentive plan awards.

(3)
Reflects PSUs granted during the fiscal year under the Company’s 2019 Stock Incentive Plan, which are discussed on page 61 of this Proxy Statement. These PSUs are scheduled to vest at the end of a three-year performance period (January 1, 2024 — December 31, 2026) and to pay out by March 2027, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a cumulative non-GAAP ICP Adjusted EPS goal. The PSUs granted to our NEOs during the fiscal year do not include any dividend rights.

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Executive Compensation Tables (continued)

(4)
Reflects time-based RSUs granted during the fiscal year under the Company’s 2019 Stock Incentive Plan, which are discussed on page 61 of this Proxy Statement. All of the RSUs granted on March 1, 2024 vested 33% on December 31, 2024, and are scheduled to vest 33% on December 31, 2025 and 34% on December 31, 2026. The RSUs granted to Mr. Craig on February 12, 2024 vested 33% on February 12, 2025, and are scheduled to vest 33% on February 12, 2026 and 34% on February 12, 2027. The RSUs granted to Ms. Moore on November 1, 2024 are scheduled to vest 100% on November 1, 2027. The NEOs are entitled to receive cash dividend equivalents on the RSUs granted during the fiscal year, subject to all of the same vesting and payment provisions as the underlying awards.

(5)
The amounts in this column for the PSU and RSU awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K for the 2024 year filed with the SEC on February 11, 2025, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date in accordance with FASB ASC Topic 718. For the values of these PSUs, assuming attainment of the maximum level of performance, see Footnote 3 to the 2024 Summary Compensation Table beginning on page 69 of this Proxy Statement.

The actual value, if any, realized by each NEO for these PSU and RSU awards is a function of the value of the shares if and when they vest. For additional information on how we account for stock-based compensation, see Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 11, 2025.
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Executive Compensation Tables (continued)

Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table contains information concerning stock that has not vested and other equity incentive plan awards outstanding on December 31, 2024 for each of the named executive officers:
		Stock Awards
Name	Grant Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
M. Cheung	3/1/2024	1,755	$874,043	12,222	$6,086,923
	3/1/2023	982	$489,065	13,470	$6,708,464
	3/1/2022			16,642	$8,288,215
D. Peterson	3/1/2024			54,756	$27,270,131
	3/1/2023	4,168	$2,075,789	57,196	$28,485,324
	3/1/2022			25,603	$12,751,062
C. Craig	3/1/2024	234	$116,539	1,628	$810,793
	2/12/2024	2,328	$1,159,414
	4/1/2023	2,915	$1,451,757
	3/1/2023	121	$60,262	1,656	$824,738
E. Steenbergen

S. Moore	11/1/2024	6,054	$3,015,074
	3/1/2024	702	$349,617	4,888	$2,434,371
	3/1/2023	302	$150,405	4,144	$2,063,836
	3/1/2022			3,840	$1,912,435
S. Kemps	3/1/2024	1,193	$594,150	8,310	$4,138,629
	3/1/2023	604	$300,810	8,288	$4,127,673
	9/27/2022			7,981	$3,974,777
	3/1/2022			1,280	$637,478
S. Saha	3/1/2024	1,334	$664,372	9,288	$4,625,703
	3/1/2023	604	$300,810	8,288	$4,127,673
	3/1/2022			3,840	$1,912,435
A. Kansler	3/1/2024	1,755	$874,043	12,222	$6,086,923
	3/1/2023	982	$489,065	13,470	$6,708,464
	3/1/2022			16,642	$8,288,215
(1)
Represents RSU awards which are not performance-based. RSU awards granted on March 1 vest in three approximately equal annual installments on December 31 of each year, commencing on December 31 of the year of grant. Mr. Craig’s February 12, 2024 and April 1, 2023 awards each vest in three approximately equal annual installments commencing on the first anniversaries of the respective grant dates. Ms. Moore’s November 1, 2024 award vests in full on the third anniversary of the grant date. This column excludes the RSUs granted to Mr. Peterson on March 1, 2024, which are considered vested at grant for purposes of this Proxy Statement due to his eligibility for full vesting at the time he became retirement-eligible under such award.

(2)
Market value determined based on the closing price of our common stock on December 31, 2024 of $498.03. The amounts for the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our named executive officers.

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Executive Compensation Tables (continued)

(3)
Represents performance-based restricted stock units, including: (i) PSUs granted in 2024 that are scheduled to vest at the end of a three-year performance period (January 1, 2024 — December 31, 2026) and to pay out by March 2027, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a cumulative non-GAAP ICP Adjusted EPS goal; (ii) PSUs granted in 2023 that are scheduled to vest at the end of a three-year performance period (January 1, 2023 — December 31, 2025) and to pay out by March 2026, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a compound annual non-GAAP ICP Adjusted EPS growth goal; and (iii) PSUs granted in 2022 as special “Founders Grants” following the Company’s merger with IHS Markit, which vested at the end of the three-year performance period (February 28, 2022 — February 28, 2025) and paid out in March 2025 at target due to achievement of the annual run-rate cost synergies goal of $480 million under such awards. With respect to the Founders Grants, Mr. Kemps received his initial grant on March 1, 2022 at the same time as the other grantees, and then received an additional grant on September 27, 2022, with the same terms and conditions including the performance vesting conditions and performance period, to better align his overall target award value with the other grantees, in recognition of his critical role with the Company and for continued retentive purposes.

(4)
Based on Company performance through December 31, 2024 and the closing price of our common stock on December 31, 2024 of $498.03. In accordance with SEC rules, the number of PSUs reflected in the table represents: (i) the maximum number of PSUs granted in 2023 and 2024, in the case of our annual PSU awards under the Company’s 2019 Stock Incentive Plan that are realizable in connection with the achievement of pre-established performance targets over the applicable performance periods; and (ii) with respect to the special Founders Grants awarded in 2022, the target number of PSUs granted. The actual number of annual PSUs, if any, that will vest will be based on the level of achievement of the applicable performance goal as of the actual end of the applicable performance period. For more information on the terms of awards granted in 2024, see pages 61 through 62 of the Compensation Discussion and Analysis included in this Proxy Statement.

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Executive Compensation Tables (continued)

Option Exercises and Stock Vested in 2024 Table
The following table contains information concerning each vesting of PSUs and RSUs during 2024 (including PSUs and RSUs that vested on December 31, 2024 but did not settle until early 2025) for each of the named executive officers:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
M. Cheung	5,000	$2,490,150
D. Peterson (2)	29,291	$13,777,985
C. Craig	2,713	$1,249,356
E. Steenbergen	—	$—
S. Moore	4,145	$1,961,207
S. Kemps	3,133	$1,560,328
S. Saha	7,863	$3,725,794
A. Kansler	15,659	$7,363,658
(1)
Represents the amounts realized based on the closing price of the Company’s common stock on the applicable vesting date (or the immediately preceding trading day for any vesting date that fell on a weekend), including for PSUs earned by our NEOs for the three-year performance period beginning in fiscal year 2022 that vested on December 31, 2024, and time-based RSUs that vested during fiscal year 2024.

(2)
For Mr. Peterson, the table above also reflects the 11,733 RSUs granted to him on March 1, 2024, which are considered vested at grant for purposes of this Proxy Statement due to his eligibility for full vesting at the time he became retirement-eligible under such award. The value realized on vesting for such award is based on the closing price of the Company’s common stock on the grant date.

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Executive Compensation Tables (continued)

2024 Pension Benefits Table
The following table contains information with respect to each Plan of the Company that provides for payments or other benefits to the named executive officers at, following or in connection with retirement:
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)
M. Cheung	ERP	1	$19,166
	ERPS	1	$—
	Total		$19,166
D. Peterson	ERP	—	$—
	ERPS	—	$—
	Total		$—
C. Craig	ERP	1	$14,002
	ERPS	1	$—
	Total		$14,002
E. Steenbergen	ERP	—	$—
	ERPS	—	$—
	Total		$—
S. Moore	ERP	—	$—
	ERPS	—	$—
	Total		$—
S. Kemps	ERP	—	$—
	ERPS	—	$—
	Total		$—
S. Saha	ERP	—	$—
	ERPS	—	$—
	Total		$—
A. Kansler	ERP	—	$—
	ERPS	—	$—
	Total		$—
(1)
The benefit amounts shown in the table are actuarial present values of the benefits accumulated through December 31, 2024, as described below. The actuarial present value is calculated by estimating the expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at an assumed discount rate of 5.74% for the ERP and 5.67% for the ERPS, would be sufficient on an average basis to provide the estimated future payments based on the benefit currently accrued. The assumed retirement age is the earliest age at which a participant could retire without any benefit reduction due to age. The actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

(2)
As discussed further on page 78 of this Proxy Statement, on April 1, 2012 the Company “froze” the ERP and ERPS to new participants and future accruals. Final benefits are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date. Other than Ms. Cheung and Mr. Craig, none of the other NEOs are participants in the ERP or ERPS since they did not meet the eligibility requirements by April 1, 2012.

Ms. Cheung and Mr. Craig are entitled to retirement benefits under two defined benefit plans of the Company: the Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (generally referred to as the “ERP”) and the S&P Global Inc. Employee Retirement Plan Supplement (generally referred to as the “ERP Supplement” or “ERPS”). Ms. Cheung and Mr. Craig were fully vested in the benefits pursuant to both the ERP and ERPS as of December 31, 2024.
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Executive Compensation Tables (continued)

Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (“ERP”)
The ERP is a qualified defined benefit pension plan which provides retirement benefits to eligible U.S.-based employees of the Company and which was frozen to new participants and future accruals as of April 1, 2012. The plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant’s total plan compensation during such participant’s employment with the Company (this is called a career pay formula).
A participant’s annual benefit accrual under the ERP is calculated as 1% of Plan compensation. The plan compensation includes the participant’s base salary and short-term incentive award. Because this is a qualified plan, the plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2012, the last year for which any benefits accrued under the ERP, this compensation limit was $250,000. The retirement benefit payable from the ERP is the sum of each year’s annual benefit accrual. This amount is available unreduced at the earlier of the ERP’s normal retirement age of 65 or age 62 if a participant has 10 years of service with the Company. If a participant has attained age 55 with 10 years of service with the Company, an early retirement benefit is available. The benefit is reduced by 4% per year for each year of payment prior to age 62 to reflect the earlier payments.
Participants can choose from among several optional forms of annuity payments under the ERP. A participant receives the highest monthly payment under a single life annuity, while the other payment forms result in a lower monthly benefit generally because payment may be made to a surviving joint annuitant or beneficiary following the participant’s death.
The present value estimates shown in the Pension Benefits Table assume payment of the named executive officers’ accumulated benefits under the ERP, based on pay and service earned through April 1, 2012, in the form of a single life annuity commencing on the earliest date the benefits are available unreduced (age 62 in the case of Ms. Cheung and Mr Craig, since they had completed at least 10 years of vesting service as of December 31, 2024). The values assume a discount rate of 5.74% and a mortality assumption based on the fully generational PRI-2012 mortality table with MP-2024 improvement scale.
S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”)
The ERPS is a non-qualified pension plan which was similarly frozen to new participants and future accruals as of April 1, 2012. Prior to the freeze, the ERPS was intended to help attract and retain the executive workforce by providing benefits incremental to those permitted under the ERP.
The ERPS is designed to restore retirement benefits that cannot be paid under the ERP due to Internal Revenue Code limits. The benefit provided under the ERPS will effectively equal the difference between the benefit that would have been earned under the ERP, without regard to any pay or benefit limits, and the actual benefit payable under the ERP.
All participants under the ERP were eligible to participate in the ERPS, provided that the ERP benefits were limited by the Internal Revenue Code limits. In general, a participant’s annual accrual under the ERPS is determined based on 1% of the compensation under the ERP in excess of the Internal Revenue Code compensation limit for that year ($250,000 in 2012). The retirement benefit payable under the ERPS is the sum of each year’s annual benefit accrual. ERPS payments commence one year following separation from service or, if later, age 65, or age 62 with 10 years of service with the Company.
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Executive Compensation Tables (continued)

2024 Non-Qualified Deferred Compensation Table
The following Non-Qualified Deferred Compensation Table contains information concerning our various non-qualified savings and deferral plans offered to our named executive officers. The Key Executive Short-Term Incentive Deferred Compensation Plan (“ST Incentive Deferred Comp”) permitted executives to defer amounts previously earned on a pre-tax basis.
Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
M. Cheung	401(k) Plan Supplement	$431,333	$183,317	$77,792	$—	$3,075,604
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$431,333	$183,317	$77,792	$—	$3,075,604
D. Peterson	401(k) Plan Supplement	$1,214,875	$413,058	$337,967	$—	$12,865,080
	ST Incentive Deferred Comp	$—	$—	$42,720	$—	$729,530
	Total	$1,214,875	$413,058	$380,687	$—	$13,594,610
C. Craig	401(k) Plan Supplement	$185,148	$62,950	$23,022	$—	$966,301
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$185,148	$62,950	$23,022	$—	$966,301
E. Steenbergen	401(k) Plan Supplement	$59,675	$126,809	$66,740	$—	$2,499,047
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$59,675	$126,809	$66,740	$—	$2,499,047
S. Moore	401(k) Plan Supplement	$—	$—	$—	$—	$—
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$—	$—	$—	$—	$—
S. Kemps	401(k) Plan Supplement	$83,400	$118,150	$46,189	$—	$1,775,922
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$83,400	$118,150	$46,189	$—	$1,775,922
S. Saha	401(k) Plan Supplement	$89,000	$126,084	$28,774	$—	$1,161,575
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$89,000	$126,084	$28,774	$—	$1,161,575
A. Kansler	401(k) Plan Supplement	$491,250	$117,900	$16,816	$—	$821,626
	ST Incentive Deferred Comp	$—	$—	$—	$—	$—
	Total	$491,250	$117,900	$16,816	$—	$821,626
(1)
Reflects executive contributions to the 401(k) Plan Supplement in respect of the 2024 fiscal year, as further described below.

(2)
Reflects Company contributions to the 401(k) Plan Supplement, including employer savings, profit sharing supplemental contributions and nonelective contributions, in respect of the 2024 fiscal year, all of which are reported in the All Other Compensation column of the 2024 Summary Compensation Table on pages 69 through 71 of this Proxy Statement.

(3)
Reflects non-qualified deferred compensation earnings under the 401(k) Plan Supplement and Key Executive Short-Term Incentive Deferred Compensation Plan.

401(k) Plan Supplement
Account balances under the 401(k) Plan Supplement are currently credited with interest at the rate earned on The 401(k) Savings and Profit Sharing Plan Stable Value Fund (also referred to as the Stable Assets Fund). The annual rate of interest credited under the Plan was 2.79% for the 2024 fiscal year. Account balances under the 401(k) Plan Supplement are distributed to executives in July following the year in which the executive separates from service. All of our NEOs, other than Ms. Moore and Mr. Kansler, are eligible for supplemental profit sharing contributions under the 401(k) Plan Supplement.
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Executive Compensation Tables (continued)

Beginning in 2023, eligible participants under the 401(k) Plan Supplement were permitted to defer up to 60% of their eligible compensation subject to IRS and plan limits. In addition, the Company provided a supplemental matching contribution of a participant’s supplemental employee contributions in the amount of 100% up to the first 4% of eligible compensation in excess of the IRS compensation limit (reduced from 6% of eligible compensation in prior years), as well as a new supplemental non-elective contribution equal to 2% of eligible compensation each pay period. The supplemental non-elective contribution was available regardless of whether the participant contributed to the 401(k) Plan Supplement.
Effective January 1, 2025, the 401(k) Plan Supplement was amended to increase the Company supplemental matching contribution from up to 4% of eligible compensation to up to 6% of eligible compensation in excess of the IRS compensation limit. Given this increase to the Company supplemental matching contributions, the Company determined that it will no longer provide a 2% non-elective contribution under the 401(k) Plan Supplement. The Company also amended the 401(k) Plan Supplement to provide that the annual profit share contribution is a discretionary contribution which in no event shall exceed 5% of an executive’s earnings in excess of the IRS annual qualified plan compensation limit. For fiscal year 2024, the Company exercised discretion and awarded an amount equal to 2.5% of the eligible executive’s earnings in excess of the IRS annual qualified plan compensation limit.
Key Executive Short-Term Incentive Deferred Compensation Plan
Prior to 2014, executives could elect to defer all or part of their annual incentive award payment under the Key Executive Short-Term Incentive Deferred Compensation Plan. Earnings on amounts deferred under the Key Executive Short-Term Incentive Deferred Compensation Plan are credited at a rate equal to 120% of the applicable Federal Long-Term Rate as prescribed by the Internal Revenue Service in December of the year prior to the year in which the compensation is credited under the Plan. The interest rate that applied to outstanding balances during the 2024 fiscal year was 6.05%. Account balances under the Key Executive Short-Term Incentive Deferred Compensation Plan are distributed to executives in accordance with their individual elections. Participants may elect to receive their deferred award payments in a single lump sum or in up to 15 equal annual installments. Payments may commence within 60 days of retirement or termination or as of January 1 of the year following the year in which such event occurs. In 2014, the Company enhanced the 401(k) Plan Supplement to allow for deferrals of up to 25% of eligible pay above the IRS Compensation limit. As a result of this change, the Company decided to no longer offer a deferral opportunity under the Key Executive Short-Term Incentive Compensation Plan.
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Executive Compensation Tables (continued)

Potential Payments Upon Termination or Change-in-Control
The NEOs may be eligible to receive certain payments and benefits under our severance, incentive and retirement plans in connection with the NEO’s termination of employment or a change-in-control. Described below are the specific events that would trigger the payments and benefits, and the estimated payments and benefits that would be provided to the named executive officers upon the occurrence of these events. In addition, described below in the section “Severance Arrangements with Mr. Kansler” are actual payments and benefits that were provided or that will be payable to Mr. Kansler in connection with his employment termination.
Severance Plans
Senior Executive Severance Plan (Mses. Cheung and Moore and Mr. Saha)
Mses. Cheung and Moore and Mr. Saha are eligible for severance benefits under our Senior Executive Severance Plan upon the occurrence of the following triggering events:
•
the Company terminates the executive’s employment other than for cause;

•
the executive resigns due to an adverse change in the executive’s functions, duties or responsibilities that would cause the executive’s position to have substantially less responsibility, importance or scope; or

•
the executive resigns due to a reduction of the executive’s base salary by 10% or more.

In addition, the executive will be eligible for severance benefits if the executive resigns following a change-in-control because:
•
the executive’s base salary is reduced (other than a reduction of less than 10% as part of a Company-wide salary reduction) below the highest rate in effect since the beginning of the 24-month period prior to the change-in-control;

•
the executive’s annual or long-term incentive opportunity is materially less favorable than at any time since the beginning of the 24-month period prior to the change-in-control;

•
the aggregate value of the executive’s pension and welfare benefits is materially reduced;

•
the executive is required to transfer to a principal business location that increases the distance to the executive’s residence by more than 35 miles;

•
there is an adverse change in the executive’s title or reporting relationship or an adverse change by the Company in the executive’s authority, functions, duties or responsibilities (other than that which results solely from the Company ceasing to have a publicly traded class of common stock or the executive no longer serving as the chief executive, or reporting to the chief executive officer, of an independent, publicly traded company as a result thereof), which change would cause the executive’s position with the Company to become one of substantially less responsibility, importance or scope; or

•
a successor to the Company fails to adopt the Senior Executive Severance Plan.

A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.
A “change-in-control” generally means:
•
person or group acquires 20% or more of the Company’s voting securities;

•
the members of our Board of Directors, together with persons approved by a majority of those members or persons approved by them, no longer make up a majority of the Board;

•
consummation of a merger or consolidation involving the Company if our voting securities do not represent more than 50% of the outstanding shares and voting power of the company surviving the transaction; or

•
our shareholders approve the liquidation or dissolution of the Company.

Under the Senior Executive Severance Plan, as it was in effect as of December 31, 2024, each NEO listed above as eligible to participate under the plan as of December 31, 2024 (other than Ms. Cheung, whose severance benefits are described below separately) was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;

•
a lump sum payment at the end of the severance period equal to six months of the executive’s base salary; and

•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.

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Executive Compensation Tables (continued)

Under the Senior Executive Severance Plan, as it was in effect as of December 31, 2024, the CEO, Ms. Cheung, was eligible to receive the following severance benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental, accidental death and disability insurance benefit plans during a severance period of 12 months;

•
a lump sum payment at the end of the severance period equal to 12 months of the executive’s base salary; and

•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.

If the triggering event takes place following a change-in-control, then (i) the total severance payments for all NEOs covered under the Senior Executive Severance Plan as of December 31, 2024 (including Ms. Cheung) during the 12-month severance period would be equal to the sum of the executive’s annual base salary and annual target incentive award, with continued benefits coverage for the 12-month severance period, and (ii) the lump sum payment due at the end of the severance period would also be equal to the sum of the executive’s annual base salary and annual target incentive award, increased by an amount equal to 10% of the lump sum in lieu of benefits.
In each case, to receive the separation pay due under the Senior Executive Severance Plan, the executive would have to sign a general release of claims against the Company.
Management Severance Plan (Mr. Craig)
Mr. Craig is eligible for severance benefits under our Management Severance Plan upon a termination of employment by the Company other than for cause (defined in the same way as the Senior Executive Severance Plan).
Under the Management Severance Plan, as it was in effect as of December 31, 2024, Mr. Craig was eligible to receive continued payment of his base salary and participation in the Company’s non-qualified retirement, life, medical and dental insurance benefit plans during a severance period of nine months.
To receive the separation pay due under the Management Severance Plan, Mr. Craig would have to sign a general release of claims against the Company.
Other NEO Severance Arrangements
Pursuant to the Peterson Advisor Agreement discussed on page 47 of this Proxy Statement, Mr. Peterson was no longer eligible to receive severance benefits under the Senior Executive Severance Plan or any other severance plan of the Company effective as of November 1, 2024.
Mr. Steenbergen was no longer a participant under our Senior Executive Severance Plan after his departure from the Company in March, 2024. Due to his voluntary resignation, Mr. Steenbergen did not receive any severance pay or benefits upon or after his termination, and his unvested equity awards were forfeited pursuant to their terms.
Severance Arrangements with Mr. Kemps
Pursuant to the Kemps Letter Agreement discussed on page 65 of this Proxy Statement, Mr. Kemps is eligible to receive enhanced severance benefits in lieu of any severance benefits that he would otherwise be eligible to receive under the Senior Executive Severance Plan.
The Kemps Letter Agreement provides for the following severance benefits for Mr. Kemps upon a termination of employment, subject to Mr. Kemps’ execution and non-revocation of a general release of claims against the Company:
•
severance pay equal to two times the sum of his annual base salary and target annual cash incentive opportunity, one-half of which is payable in equal installments for a period of 12 months, and the remainder of which is payable in a lump sum following the one-year anniversary of his termination date (or fully paid in a lump sum if the termination occurs during the 24-month period following a change-in-control of the Company);

•
a lump sum payment of his target annual cash incentive opportunity for the year of termination, prorated based on length of service through his termination date;

•
continued participation in Company-sponsored benefit plans and programs at active employee rates, to the extent permitted by applicable law and each respective plan;

•
accelerated vesting of any RSUs that would vest during the 24-month period following the termination date;

•
eligibility to vest in a pro-rata portion of any PSUs based on actual performance through the end of the performance period, with pro-ration based on the number of months employed during the performance period, plus up to an additional 24 months of credit service, subject to a maximum of 36 months.

In addition, the Kemps Letter Agreement provides that, in the event any other executive receives severance, benefits or vesting terms greater than those provided therein, Mr. Kemps shall receive the same terms. The amounts shown in the termination tables below reflect the
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Executive Compensation Tables (continued)

arrangements provided for in the Kemps Letter Agreement, except to the extent such amounts or calculations were modified to reflect the additional severance entitlements of Mr. Kansler (i.e., full vesting of outstanding equity awards), as described directly below.
Severance Arrangements with Mr. Kansler
In connection with his involuntary termination of employment with the Company, Mr. Kansler will receive payments and benefits in accordance with the terms and conditions of the Kansler Separation Agreement, as discussed on page 65 of this Proxy Statement. Pursuant to the terms of the Kansler Separation Agreement, and in exchange for Mr. Kansler’s execution and non-revocation of a general release of claims and adherence to enhanced twenty-four month restrictive covenants, Mr. Kansler became entitled to receive the following severance benefits and entitlements, effective starting on his termination date of March 1, 2025 (the “Separation Date”):
•
severance pay of two times the sum of his annual base salary and annual target incentive award equal to $4,500,000, one-half of which is payable in equal installments for a period of 12 months (the “Severance Period”), and the remainder of which is payable in a lump sum following the one-year anniversary of his termination date;

•
continued participation in Company-sponsored benefit plans and programs during the Severance Period at active employee rates;

•
a lump sum cash payment of $88,000, payable within 30 days following the first anniversary of the Separation Date, in lieu of benefits continuation for one year after the Severance Period;

•
a pro-rated annual bonus in respect of the 2025 fiscal year for the period of employment in 2025 prior to the Separation Date and payable when 2025 bonuses are ordinarily paid; and

•
a lump sum service recognition payment of $50,295 (which was paid in December, 2024).

In addition, Mr. Kansler’s outstanding long-term incentive awards will be treated in accordance with the terms and conditions set forth in his individual award agreements; provided, however, that the Compensation Committee approved a waiver of forfeiture for the portion of Mr. Kansler’s awards that would otherwise have forfeited on his termination pursuant to the terms of the award agreements, with settlement of such awards occurring on the original payment schedules set forth in the individual award agreements, and with all such outstanding awards otherwise remaining subject to all of the terms and conditions set forth in the award agreements.
General Severance Treatment
In general, if payments under the Senior Executive Severance Plan and Management Severance Plan are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then a deduction to the Company will be disallowed and the executive will be subject to an excise tax equal to 20% of the excess parachute payment amount. Because of the way the excise tax is calculated, in certain circumstances, the executive may receive a larger after-tax amount (and the Company will be entitled to a larger tax deduction) if the gross amount payable to the executive is reduced. In this case, certain of the executive’s payments would be “cut back” to the largest amount that would not result in payment of any excise tax.
Severance payments to the NEOs that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code will generally be delayed during the first six months following the executive’s termination, as required under Section 409A, and installments that would have otherwise been paid during the six-month delay will be paid in a lump sum following the end of the six-month delay.
Estimated Severance as of December 31, 2024
The following table shows the estimated payments and benefits that would have been provided to each NEO if the executive’s employment had involuntarily terminated on December 31, 2024:
Name	Payment on Termination ($) (1)	Payment on Termination Following Change-in-Control ($) (2)
M. Cheung	$2,126,675	$6,851,675
D. Peterson (3)	$—	$—
C. Craig	$446,143	$446,143
E. Steenbergen (4)	$—	$—
S. Moore	$973,538	$3,417,288
S. Kemps (5)	$3,435,893	$3,435,893
S. Saha	$1,109,336	$4,329,336
A. Kansler (6)	$1,186,676	$4,749,176
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Executive Compensation Tables (continued)

(1)
Except as noted in footnotes (3) through (5), the estimated payment on termination reflects the amount payable, including the estimated value of continued benefit coverage during the severance period, pursuant to the terms of the Senior Executive Severance Plan, or for Mr. Craig, the Management Severance Plan.

(2)
Except as noted in footnotes (3) through (5), the estimated payment on termination following a change-in-control includes the severance benefit payable under the applicable plan, plus 10% of the lump sum portion of the severance amount in lieu of continued benefit coverage, as provided under the Senior Executive Severance Plan. For Mr. Craig, the estimated payment on termination following a change-in-control reflects his severance benefit payable under the Management Severance Plan.

(3)
Pursuant to the Peterson Advisor Agreement, Mr. Peterson was no longer eligible to receive severance benefits under the Senior Executive Severance Plan or any other severance plan of the Company effective as of November 1, 2024.

(4)
As a result of his voluntary resignation, Mr. Steenbergen was not eligible to receive any severance pay or benefits upon or after his termination.

(5)
The estimated payments on termination and on termination following a change-in-control reflect the amounts payable to Mr. Kemps under the Kemps Letter Agreement, assuming he receives one year of benefits continuation and an amount equal to 10% of the lump sum portion of his cash severance in lieu of continued benefits (similar to the other NEOs who are participants in the Senior Executive Severance Plan).

(6)
For Mr. Kansler, the estimated payments on termination and on termination following a change-in-control reflect the amounts that would have become payable to Mr. Kansler if he remained a participant under the Senior Executive Severance Plan as of December 31, 2024. However, pursuant to the Kansler Separation Agreement, Mr. Kansler became eligible for the cash severance and benefits continuation amounts set forth on page 83 of this Proxy Statement in connection with his March 1, 2025 involuntary termination.

Key Executive Short-Term Incentive Compensation Plan
The NEOs may receive a portion of their annual incentive award under the STIC if the executive terminates employment because of death, disability or retirement, or if the Company terminates the executive’s employment other than for cause. Payments are prorated for the period the executive was employed during the year and are made to the executive in a lump sum on the regular payment date under the STIC based on actual performance (but in the case of a termination without cause in which the executive was not retirement-eligible, assuming that any performance goals were achieved at target).
If there is a change-in-control, each NEO will generally receive a payment equal to the average of the NEO’s annual incentive award payments for the preceding three years, prorated for the period elapsed through the date of the change-in-control. The Company may also pay the executive any additional amount necessary to reflect the actual achievement of the Company performance objectives and individual performance criteria for the executive through the date of the change-in-control.
Estimated Short-Term Incentive Payments as of December 31, 2024
The following table shows the estimated payments that would have been provided under the STIC to each named executive officer if the executive’s employment had terminated on December 31, 2024, or if a change-in-control had occurred on that date:
Name	Payment on Termination ($) (1)	Payment on Change-in-Control ($) (2)
M. Cheung	$2,615,748	$1,342,500
D. Peterson	$5,219,505	$3,734,833
C. Craig	$872,100	$412,575
E. Steenbergen (3)	$—	$—
S. Moore (4)	$1,441,667	$764,000
S. Kemps	$1,730,000	$1,036,667
S. Saha	$1,852,083	$1,069,167
A. Kansler	$1,826,180	$1,447,500
(1)
This assumes 2024 full-year actual level of achievement for the named executive officers.

(2)
Reflects the average of the actual payments paid over the preceding three years for all NEOs, other than Ms. Moore and Mr. Kansler, which reflects the average of the actual payments paid over the preceding two years due to them joining the Company in 2022.

(3)
As a result of his voluntary resignation, Mr. Steenbergen was not eligible to receive any payments under the STIC.

(4)
For Ms. Moore, the amounts reflect the USD payment amounts that were approved by the Compensation Committee for purposes of this disclosure.

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Executive Compensation Tables (continued)

Stock Incentive Plan
Each of the NEOs has been granted PSUs and RSUs under the Company’s 2019 Stock Incentive Plan. The general treatment of these equity awards upon an executive’s termination of employment or a change-in-control is described below.
Performance Share Units
If the executive terminates employment due to “Retirement” (generally defined as age 65 with limited exceptions) or disability, or in the event of a termination of employment by the Company other than for cause and subject to the executive signing a general release of claims against the Company, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the full performance period, prorated for the period of time during the award cycle that the executive was employed (plus the period during which the executive receives separation pay for terminations other than for cause). Delivery of the awarded shares is made in the year following the normal maturity date for the award.
In the case of the executive’s death, the number of shares awarded is based on (i) actual performance through the end of the year in which death occurs (for PSUs granted prior to 2024) or (ii) target performance (for PSUs granted in 2024), prorated for the period of time during the award cycle that the executive was employed. Delivery of the awarded shares is made by March 15 of the year following the executive’s death.
Only with respect to the PSU award granted to Mr. Peterson in 2024, under the terms of such award, Mr. Peterson receives full service-based vesting (as opposed to pro-rata) in the event of his termination of employment due to Retirement, disability or death, with the ultimate payment in respect of such award still subject to actual performance (in the event of Retirement or disability) or target performance (in the event of death) for the full performance period. Treatment in the event of a termination of employment by the Company other than for cause for such 2024 PSU award remains the same as described directly above for the other NEOs.
In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, each outstanding PSU award will convert into an award of time-vesting RSUs with respect to a number of shares determined as follows: if less than 50% of the performance period has elapsed, the number of shares will be based on target performance; and if 50% or more of the performance period has elapsed, the number of shares will be based on actual performance as of the change-in-control date for PSUs granted prior to 2024, or based on the higher of target or actual performance as of the change-in-control date for PSUs granted in 2024. The converted RSUs will then continue to vest pursuant to the original vesting schedule of the PSUs, except that they will vest in full if the executive’s employment is terminated due to Retirement, disability or death or by the Company without cause. If the awards are not so assumed, they will be deemed to be earned at the higher of target or actual performance as of the change-in-control date, and the award will vest in full.
Restricted Stock Units
If the executive terminates employment due to Retirement, disability or death, or in the event of a termination of employment by the Company other than for cause and subject to the executive signing a general release of claims against the Company, the executive vests in a prorated portion of the shares that are covered by the outstanding RSUs based on the time that the executive was employed (plus the period during which the executive receives separation pay for terminations other than for cause). Delivery of the vested shares is made on the scheduled delivery date(s), except for in the event of death, where delivery occurs within 60 days of death.
Only with respect to the RSU award granted to Mr. Peterson in 2024, such award will vest in full (as opposed to pro-rata vesting) in the event of his termination of employment due to Retirement, disability or death. Treatment in the event of a termination of employment by the Company other than for cause for such 2024 RSU award remains the same as described directly above for the other NEOs.
In the event of a change-in-control during the vesting period, if assumed on substantially the same terms and conditions, RSUs will roll over into awards of the successor company’s stock and will remain outstanding subject to their original vesting terms, except that they will vest in full if the executive’s employment is terminated due to Retirement, disability or death or by the Company without cause within 24 months following the change-in-control. If RSUs are not so assumed, they will vest in full upon the change-in-control.
Founders Grants
In the event of the executive’s termination of employment by the Company other than for cause during the performance period, with the approval of the Compensation Committee and subject to the executive signing a general release of claims against the Company, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the performance period, prorated for the period of time during the award cycle that the executive was employed and during which the executive receives separation pay. If the award synergy target is not achieved in full by the end of the performance period, the award will be forfeited in its entirety and the executive will not be entitled to any pro rata shares. Delivery of the awarded shares is made on the scheduled delivery date.
In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, the awards will convert into an award of time-vesting RSUs and the performance-vesting condition will be deemed to have been satisfied as of the change-in-control. The converted RSUs will then continue to vest pursuant to the original vesting schedule of the award, except that they will vest in full if the executive’s employment is terminated by the Company without cause within 24 months of the change-in-control. If the awards are not so assumed, the awards will vest in full upon the change-in-control.
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Executive Compensation Tables (continued)

Estimated Long-Term Incentive Award Payments as of December 31, 2024
The following table shows the value of the outstanding long-term incentive awards that would become payable (on the scheduled distribution dates) to each named executive officer if the executive’s employment had terminated on December 31, 2024, or if a change-in-control had occurred on that date:
	Termination of Employment
Name	Death/Disability/ Retirement (1) (2)	Involuntary Termination Without Cause (1) (3)	Change-in-Control (1) (4)
M. Cheung	$3,250,642	$14,590,785	$16,049,017
D. Peterson (5)	$27,045,519	$26,104,740	$46,620,090
C. Craig	$1,296,372	$2,412,457	$3,605,737
E. Steenbergen (6)	$—	$—	$—
S. Moore	$1,259,020	$5,248,240	$7,676,634
S. Kemps (7)	$9,640,367	$9,640,367	$9,640,367
S. Saha	$2,147,007	$6,145,690	$7,254,305
A. Kansler (8)	$3,250,642	$14,590,785	$16,049,017
(1)
Dollar value determined based on the closing price of our common stock on December 31, 2024 of $498.03.

(2)
Except as noted in footnotes (5) through (7), this column reflects the following treatment on a termination of employment due to death, disability or Retirement: (i) prorated participation and assumed target achievement through December 31, 2024 in the 2023 and 2024 annual PSU award cycles; and (ii) pro rata vesting of time-based RSUs.

(3)
Except as noted in footnotes (5) through (7), this columns reflects the following treatment on an involuntary termination of employment without cause, subject to the executive signing a general release of claims against the Company: (i) prorated participation and assumed target achievement through December 31, 2024 in the 2023 and 2024 annual PSU award cycles; (ii) prorated participation and actual achievement through December 31, 2024 for the 2022 Founders Grants (assuming approval of the Compensation Committee); and (iii) pro rata vesting of time-based RSUs. Proration for the purposes of the amounts in this column assumes that an NEO’s vesting continued for an additional year following termination (or 9 months for Mr. Craig).

(4)
Reflects (i) target achievement of the performance goals for the 2023 and 2024 annual PSU awards and (ii) target achievement of the performance goals for the 2022 Founders Grants, in each case, in the event such awards are not assumed upon a change-in-control or an NEO incurs a qualifying termination of employment. This amount also includes full vesting of time-based RSU awards, in the event such awards are not assumed or an NEO incurs a qualifying termination of employment.

(5)
For Mr. Peterson, the above reflects full vesting (as opposed to pro-rata) with respect to only his 2024 RSU and PSU awards (assuming target achievement for the 2024 PSU award) on his death, disability or Retirement (but not his involuntary termination of employment without cause). Treatment for Mr. Peterson’s 2023 RSUs, 2023 PSUs and Founders Grant is the same as set forth for the other NEOs; however, because Mr. Peterson was no longer eligible to participate in the Senior Executive Severance Plan as of December 31, 2024, he no longer receives the benefit of an additional year of vesting following an involuntary termination of employment without cause with respect to his outstanding awards.

(6)
For Mr. Steenbergen, the above reflects the actual equity treatment in connection with his voluntary resignation, which resulted in the forfeiture of any unvested awards at the time of his termination.

(7)
For Mr. Kemps, the above reflects full accelerated vesting of all of his outstanding equity awards (assuming target achievement with respect to the 2023 and 2024 PSUs and Founders Grant), which treatment is provided for under the Kemps Letter Agreement.

(8)
For Mr. Kansler, the above reflects the standard termination treatment provided for under his award agreements and as described in footnotes (2) through (4) for the other NEOs. However, pursuant to the Kansler Separation Agreement, Mr. Kansler became eligible for full accelerated vesting of his outstanding equity awards as of his termination date of March 1, 2025.

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Executive Compensation Tables (continued)

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (based on the median, as described below) and that of our former President and CEO, Mr. Peterson. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.
•
For 2024, the median annual total compensation of all of our employees (other than our former CEO) was $45,512.

•
The annual total compensation of our former CEO was $23,954,719. We chose to use Mr. Peterson, our former CEO, for purposes of this pay ratio disclosure as opposed to Ms. Cheung, our current CEO, because Mr. Peterson was the CEO for a large majority of the year, resigning as CEO on November 1. As permitted by Instruction 10 to Item 402(u) of Regulation S-K, we utilized Mr. Peterson’s compensation for this pay ratio disclosure as he was serving as CEO as of the date selected to identify our median employee (as discussed below). Mr. Peterson’s total compensation for 2024 was adjusted from the amount shown in the “2024 Summary Compensation Table” beginning on page 69 of this Proxy Statement by annualizing his 2024 base salary to reflect his base salary in effect prior to his resignation as CEO, with no other adjustments given all other elements of his compensation and benefits reported in the 2024 Summary Compensation Table remained the same for the balance of 2024 pursuant to the Peterson Advisor Agreement.

•
Based on this information, for 2024, the ratio of the annual total compensation of our former CEO to the median annual total compensation of all other employees was estimated to be 526 to 1.

Our Workforce
As a Company with a global workforce, we invest in our employees at all levels and are committed to providing competitive pay and benefits in every business and geography in which we operate. Market pay levels and pay practices are important factors that we consider in setting competitive compensation that rewards performance and meets the needs of our global workforce. With employees located in 43 countries and approximately 78% of our employees located outside the United States, the global footprint of our business drives the median pay level at S&P Global.
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Executive Compensation Tables (continued)

Methodology
Pursuant to SEC rules, the median annual total compensation of all of our employees (other than our former CEO) is based on the annual total compensation of our “median employee.” We identified the median employee for our pay ratio in 2022 using the following methodology:
•
We considered the compensation of 41,202 S&P Global employees (other than our former CEO) as of December 31, 2022 based on SEC pay ratio requirements for identifying the total employee population. These employees were located worldwide, with approximately 24% of the employees located in the United States, and the remaining 76% of the employees located in jurisdictions outside the United States. We did not exclude any countries and we did not make any adjustments for cost of living.

•
We used total cash compensation, consisting of total base pay, plus bonus and commission payments, for the trailing 12-month period from January 1, 2022 to December 31, 2022 as the compensation measure for identifying our median employee. The compensation measure was consistently applied to all employees across our global workforce.

•
Using this methodology, we determined that the median employee was a full-time, salaried employee who provides services as a junior professional at one of our operations sites in the Asia Pacific region.

SEC rules permit us to identify the median employee only once every three years, unless there have been changes in our employee population or employee compensation arrangements that we believe would result in a significant change in our pay ratio disclosure. There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. As a result, we decided to use the same median employee that we identified for our pay ratio disclosure in 2022.
We calculated the median employee’s annual total compensation in the same manner as the named executive officers in the “2024 Summary Compensation Table” beginning on page 69 and used an average rate of exchange from local currency to U.S. dollars for the 12-month period ending on December 31, 2024.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to exclude up to 5% of the workforce, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the ratio reported by other companies, as other companies have different employee populations, geographic locations, business strategies and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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Executive Compensation Tables (continued)

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following table provides information about the relationship between executive “Compensation Actually Paid” (as defined by SEC rules) and certain financial performance measures.
Our Compensation Committee believes in linking executive pay to Company performance and heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. With the majority of executive pay delivered as variable incentive compensation and in the form of equity-based awards that track our stock price performance over time, the value ultimately realized by our executives is directly tied to shareholder value creation. Please see the Compensation Discussion and Analysis section of this Proxy Statement for more information regarding the decisions made by our Compensation Committee regarding CEO and NEO pay for performance alignment, and the compensation actually received by our NEOs, which differs from the amounts in the table set forth below.
“Compensation Actually Paid”, calculated in accordance with SEC rules, requires several adjustments to the values of our vested and unvested equity awards based on year-end stock price, various accounting valuation assumptions and projected performance payout factors for outstanding performance-based equity awards. As a result, the amounts in the table below do not reflect the actual amount of compensation earned or paid to our NEOs, and the Compensation Committee did not consider these amounts when making its incentive compensation decisions.
							Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO (Cheung) (1) ($) (b)	“Compensation Actually Paid” to CEO (Cheung) (2) ($) (c)	Summary Compensation Table Total for Former CEO (Peterson) (1) ($) (d)	“Compensation Actually Paid” to Former CEO (Peterson) (2) ($) (e)	Average Summary Compensation Table Total for Non-CEO NEOs (1) ($) (f)	Average “Compensation Actually Paid” to Non-CEO NEOs (2) ($) (g)	Total Shareholder Return (3) ($) (h)	Peer Group Total Shareholder Return (3) ($) (i)	Net Income (in Millions) (4) ($) (j)	Non-GAAP ICP Adjusted Diluted Earnings Per Share (5) ($) (k)
2024	$7,574,922	$15,204,871	$23,979,719	$54,929,776	$4,727,987	$5,873,856	$189	$176	$4,167	$16.23
2023	$—	$—	$19,506,412	$31,021,988	$5,628,458	$9,139,695	$167	$155	$2,893	$14.06
2022	$—	$—	$28,637,507	$(9,225,719)	$11,341,452	$3,426,362	$126	$120	$3,522	$12.36
2021	$—	$—	$16,143,770	$45,607,587	$5,083,397	$11,305,553	$176	$158	$3,263	$13.43
2020	$—	$—	$15,077,269	$31,868,869	$4,792,308	$7,574,701	$121	$121	$2,534	$11.78
(1)
Douglas Peterson served as our President and CEO until Martina Cheung became our President and CEO on November 1, 2024. Compensation for our current and former CEOs reflects the amounts reported in the “Summary Compensation Table” for the respective years in which each served as our CEO. Average compensation for non-CEO NEOs is based on the compensation of the following NEOs: (i) in 2024, Christopher Craig, Ewout Steenbergen, Sally Moore, Steven Kemps, Saugata Saha and Adam Kansler, (ii) in 2023 and 2022, Ewout Steenbergen, Martina Cheung, Adam Kansler and Daniel Draper, (iii) in 2021, Ewout Steenbergen, John Berisford, Martina Cheung and Saugata Saha and (iv) in 2020, Ewout Steenbergen, John Berisford, Martina Cheung and Daniel Draper.

(2)
“Compensation actually paid” for our CEO, former CEO, and average “compensation actually paid” for our non-CEO NEOs in each fiscal year reflects the respective Summary Compensation Table total amounts as set forth in columns (b), (d) and (f) of the table above, respectively, adjusted as set forth in the table below, as determined in accordance with SEC rules. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s and other NEOs’ compensation for fiscal year 2024, see pages 46 through 47 and 49 through 54 of this Proxy Statement.

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Executive Compensation Tables (continued)

	CEO (M. Cheung) 2024	Former CEO (D. Peterson) 2024	Non-CEO NEOs 2024
Summary Compensation Table Total	$7,574,922	$23,979,719	$4,727,987
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(3,745,257)	$(16,779,010)	$(2,510,000)
Plus Year-End Fair Value of Outstanding Unvested Awards Granted in the Covered Year	$6,384,534	$28,603,161	$3,859,316
Change in Fair Value of Outstanding Unvested Awards from Prior Years	$3,259,905	$11,250,522	$1,371,199
Plus Fair Value as of the Vesting Date of Vested Awards Granted in the Covered Year	$430,298	$1,927,874	$213,074
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	$1,266,074	$5,375,370	$613,350
Less Fair Value of Awards Forfeited during the Covered Year	$—	$—	$(2,434,974)
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$34,395	$572,140	$33,904
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$—	$—	$—
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$—	$—	$—
“Compensation Actually Paid”	$15,204,871	$54,929,776	$5,873,856
Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date.
The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the covered year in the Summary Compensation Table. Service cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered during the covered fiscal year. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.
(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2024 (the “2020-2024 Measurement Period”), 2023 (the “2020-2023 Measurement Period”), 2022 (the “2020-2022 Measurement Period”), 2021 (the “2020-2021 Measurement Period”) and 2020 (the “2020 Measurement Period”), respectively, calculated in accordance with Item 201(e) of Regulation S-K. The amounts in the TSR columns above reflect updates from prior years’ disclosure for certain years in accordance with SEC rules. The peer group for purposes of this table is (i) with respect to the 2020-2021 Measurement Period and the 2020 Measurement Period, respectively, the same as our peer group as set forth in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2020 and 2021, and (ii) with respect to the 2020-2022 Measurement Period, (x) for the portion of such measurement period ending on December 31, 2021, the same as our peer group as set forth in our Annual Reports on Form 10-K for the years ended December 31, 2020 and 2021, and (y) for the portion of such measurement period beginning on January 1, 2022 and ending on December 31, 2022, the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In 2022, due to the closing of our merger, IHS Markit was removed from the Company’s peer group. With respect to the 2020-2024 Measurement Period, the peer group for purposes of this table is the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2024, which is also the same as the peer group used for the 2020-2023 Measurement Period and the portion of the 2020-2022 Measurement Period beginning on January 1, 2022 and ending on December 31, 2022.

(4)
Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

(5)
For 2022, non-GAAP ICP Adjusted Diluted EPS is presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For 2020, 2021, 2023 and 2024, non-GAAP ICP Adjusted Diluted EPS is presented on a stand-alone basis.

Relationship between “Compensation Actually Paid” and Performance
Calculated as required under SEC rules, the following graphs show the relationship between the “Compensation Actually Paid” to our CEO, former CEO, and other NEOs and the performance figures in the tabular disclosure above. We do not use TSR performance relative to a peer group or net income as performance measures for determining payouts under our incentive compensation programs.
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Executive Compensation Tables (continued)

(1) “Compensation Actually Paid” and TSR
(2) “Compensation Actually Paid” and Net Income
We have selected non-GAAP ICP Adjusted Diluted EPS as the most important performance factor used to determine executive pay, as the sole performance metric for our 3-year long-term PSU awards, which is the largest component of executive pay.
(3) “Compensation Actually Paid” and Non-GAAP ICP Adjusted Diluted EPS
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Executive Compensation Tables (continued)

Our Most Important Performance Measures
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to short- and long-term Company performance. For more information on how our Compensation Committee uses these metrics to assess the performance of our NEOs and determines executive compensation within our pay-for-performance compensation framework, please see the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 31.
Performance Measure	Considerations
Non-GAAP ICP Adjusted Diluted EPS
Used as the sole metric for our 3-year long-term Performance Share Unit (PSU) Awards, which account for the largest component of executive pay, this metric drives long-term value creation for our shareholders, as it considers capital allocation decisions as well as the importance of continual discipline in operating performance

Non-GAAP ICP Adjusted Revenue Growth	Used to determine 35% of annual short-term incentive pool funding for our NEOs, this metric strengthens the importance of growth and scale to our Company
Non-GAAP ICP Adjusted EBITA Margin	Used to determine 35% of annual short-term incentive pool funding for our NEOs, this metric draws focus on margin expansion driven by revenue growth, cost discipline and productivity
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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
2024 Director Compensation Table
Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. The following table contains information regarding the compensation that the Company paid to the non-employee Directors in 2024.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Marco Alverà	$139,000	$225,000	$60	$364,060
Jacques Esculier	$130,000 (4)	$225,000	$60	$355,060
Gay Huey Evans	$130,000	$225,000	$36,556	$391,556
William D. Green	$139,000	$225,000	$25,060	$389,060
Stephanie C. Hill	$124,000	$225,000	$60	$349,060
Rebecca J. Jacoby	$124,000	$225,000	$60	$349,060
Robert P. Kelly	$139,000 (4)	$225,000	$60	$364,060
Ian P. Livingston	$130,000 (4)	$225,000	$50,060	$405,060
Deborah D. McWhinney (3)	$54,167	$93,750	$25	$147,942
Maria R. Morris	$150,000	$225,000	$50,060	$425,060
Richard E. Thornburgh	$299,000	$225,000	$50,060	$574,060
Gregory Washington	$130,000 (5)	$225,000	$50,060	$405,060
(1)
Represents grant date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock credited under the Director Deferred Stock Ownership Plan, as described below. The assumptions used to calculate the grant date fair value of the deferred share credits were in accordance with FASB ASC Topic 718 as disclosed in Footnote 8 to the 2024 Consolidated Financial Statements, which appear in the Company’s Form 10-K filed with the SEC on February 11, 2025. The awards outstanding under this Plan as of December 31, 2024, are as follows:

Name	# of Shares
Marco Alverà	4,065
Jacques Esculier	1,427
Gay Huey Evans	853
William D. Green	14,269
Stephanie C. Hill	4,225
Rebecca J. Jacoby	7,058
Robert P. Kelly	1,440
Ian P. Livingston	1,413
Deborah D. McWhinney (a)	1,080
Maria R. Morris	4,509
Richard E. Thornburgh	14,845
Gregory Washington	1,100
(a)
Due to her retirement, Ms. McWhinney’s outstanding awards will be paid out in 5 annual installments starting in May, 2025.

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DIRECTOR COMPENSATION (continued)

(2)
Represents Company-paid life insurance premiums for all non-employee Directors and Company-made contributions under the S&P Global Matching Gift Program as follows:

Name	Company Charitable Match
Gay Huey Evans	$36,496
William D. Green	$25,000
Ian P. Livingston	$50,000
Maria R. Morris	$50,000
Richard E. Thornburgh	$50,000
Gregory Washington	$50,000
(3)
Ms. McWhinney retired from the Board at the 2024 Annual Meeting, which was held on May 1, 2024. Her cash and deferred stock awards were prorated pursuant to the terms of the director compensation program.

(4)
Voluntarily elected to defer all of this payment under the Director Deferred Stock Ownership Plan.

(5)
Voluntarily elected to defer all of this payment under the Director Deferred Compensation Plan.

Director Compensation and Governance
Overview of Key Best Practices
Our Director compensation program continues to align with long-term shareholder interests, including by the following:
DIRECTOR COMPENSATION PRACTICE		COMPANY POLICY
✔	Emphasis on Equity Compensation	The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award.
✔	Annual Compensation Limit	Non-employee Directors are subject to annual limits on their total compensation.
✔	Holding Requirement	Our non-employee Directors must hold all equity compensation granted to them in the form of deferred share credits during their tenure until they retire, and shares of the Company’s common stock underlying these awards are not delivered until following a Director’s termination of Board membership.
✔	Robust Stock Ownership Guidelines	Our Director stock ownership guidelines require Directors to acquire five times (5x) the cash component of the annual Board retainer in Company stock within five years of election to the Board.
✔	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors from engaging in hedging and pledging transactions related to Company stock.
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DIRECTOR COMPENSATION (continued)

Director Compensation Program
The Nominating and Corporate Governance Committee, comprised of independent Directors, periodically reviews the competitiveness of the Company’s non-employee Director compensation based on pay practices among the Company’s Proxy Peer Group, as described on pages 44 through 45 of this Proxy Statement, and broader general industry practices for similarly sized companies in the S&P 500. The Nominating and Corporate Governance Committee recommends any changes to the Director compensation program in connection with this review to the Board.
The Nominating and Corporate Governance Committee periodically engages Pay Governance LLC, an independent compensation consultant, to review director compensation survey data and advise the Committee on changes, if any, to non-employee Director compensation. We updated our non-employee Director compensation program, effective starting October 1, 2023, based on the Committee’s review of a competitive market analysis and advice of Pay Governance, which indicated our director compensation was well below the 25th percentile of our Proxy Peer Group, in order to deliver more market competitive total pay at median compensation levels. We have not made any additional changes to our non-employee Director compensation program subsequent to the changes that went into effect on October 1, 2023.
Compensation Elements	2024
Annual Cash Retainer	$100,000
Board Non-Executive Chair Annual Cash Retainer	$175,000
Board and Committee Fees	None
Annual Committee Chair Cash Retainer Audit Chair Compensation, Nominating and Finance Chair
$20,000
$15,000
Annual Committee Member Cash Retainer Audit Committee Compensation, Nominating and Finance Committees
$18,000
$12,000
Annual Deferred Share Credit	$225,000
Share Compensation
The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award. Each non-employee Director received a deferred share credit of $225,000 for Board service in 2024 pursuant to the Director Deferred Stock Ownership Plan, except for Ms. McWhinney who received a prorated award due to her retirement from the Board. The $225,000 deferred share credit in respect of compensation earned during fiscal year 2024 was credited as 454.09 deferred shares based on the closing price of the Company’s common stock on January 2, 2025 of $495.50. The deferred share credits are payable in shares of the Company’s common stock following a Director’s termination of Board membership, either in a lump sum or, if elected by the non-employee Director, in annual installments for a period of up to five years after termination of service on the Board, with such installments commencing on the first anniversary of the date the non-employee director ceases his or her service on the Board.
The Director Deferred Stock Ownership Plan also permits non-employee Directors to elect to receive all or part of their annual cash compensation in deferred shares of Company common stock in lieu of the cash payments. For 2025, the Company has written agreements with Mr. Esculier and Lord Livingston to receive all of their 2025 cash payments as deferred shares.
Other Director Plans and Other Compensation
In addition, non-employee Directors may elect to defer all or part of their annual cash compensation under the Director Deferred Compensation Plan. For 2025, the Company has a written agreement to defer cash payments under this Plan with Mr. Washington. Interest is payable on the deferred cash amount at 120% of the applicable Federal Long-Term Rate, as prescribed by the Internal Revenue Service in December of the year prior to the year in which the Director compensation is credited.
Our non-employee Directors are also reimbursed for tuition and related expenses for continuing director education courses.
Our non-employee Directors are eligible to participate in our director charitable matching program with respect to contributions made to the S&P Global PAC. Under the S&P Global PAC program, the Company contributes funds to a charitable organization of the Director’s choice that match the Director’s contribution to the S&P Global PAC, up to a maximum of $5,000 per annum.
Additionally, our non-employee Directors may participate in the charitable S&P Global Matching Gift Program, for a corporate matched contribution, generally on a standard dollar-for-dollar basis, up to a maximum participant donation of $25,000 (or the currency equivalent) in the aggregate per year for Directors. During the months of May and December 2024, as part of a special charitable campaign, the Company doubled its corporate match, and the maximum corporate match was raised to $50,000 for Directors.
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DIRECTOR COMPENSATION (continued)

Director Stock Ownership Guidelines
Under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company (including deferred share units held under the Director Deferred Stock Ownership Plan) having a market value of at least five times (5x) the annual cash retainer for serving as a Director of the Company at all times during his or her tenure.
Based on the holdings of shares and deferred share units under the Director Deferred Stock Ownership Plan, as of March 6, 2025, each Director was in compliance with the minimum holding requirement under the Company’s Non-Employee Director Stock Ownership Guidelines.
The full policy can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
No Director Hedging or Pledging
Under the Company’s Securities Trading Policy for Directors, our Directors are prohibited without exception from pledging Company stock as well as from engaging in hedging transactions related to Company stock. None of our Directors has shares of Company stock subject to a pledge.
For more information, see the description of our insider trading policies on page 67 of this Proxy Statement.
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OWNERSHIP OF COMPANY STOCK

OWNERSHIP OF COMPANY STOCK
A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.
Company Stock Ownership of Management (1)(2)
The following table shows the number of shares of the Company’s common stock beneficially owned on March 6, 2025 by each of our Directors and Director nominees; the Chief Executive Officer and the other seven named executive officers in the Summary Compensation Table; and all individuals who served as Directors or executive officers at March 6, 2025, as a group.
Name of Beneficial Owner	Sole Voting Power and Sole Investment Power (#)	Shared Voting Power and Shared Investment Power (#)	Right to Acquire Shares within 60 Days by Exercise of Options (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)	Director Deferred Stock Awards (#) (3)
Marco Alverà	400	—	—	400	(4)	4,553
Martina L. Cheung	17,203	—	—	17,203	(4)	—
Christopher Craig	8,459	—	—	8,459	(4)	—
Jacques Esculier	1,273	—	—	1,273	(4)	2,159
Gay Huey Evans	490	—	—	490	(4)	1,316
William D. Green	1,000	—	—	1,000	(4)	14,831
Stephanie C. Hill	400	—	—	400	(4)	4,714
Rebecca J. Jacoby	469	—	—	469	(4)	7,568
Adam J. Kansler	16,686	—	—	16,686	(4)	—
Robert P. Kelly	15,830	—	—	15,830	(4)	10,922
Steven J. Kemps	9,249	—	—	9,249	(4)	—
Ian P. Livingston	—	—	—	—	(4)	2,145
Sally Moore	5,631	—	—	5,631	(4)	—
Maria R. Morris	400	—	—	400	(4)	4,999
Douglas L. Peterson	168,015	—	—	168,015	(4)	—
Saugata Saha	5,150	—	—	5,150	(4)	—
Ewout L. Steenbergen	1,005	—	—	1,005	(4)	—
Richard E. Thornburgh	—	4,600 (5)	—	4,600	(4)	15,411
Gregory Washington	—	—	—	—	(4)	1,566

All Directors and executive officers of the Company as a group as of March 6, 2025 (a total of 26) (6)	279,605	4,600	—	284,205	0.1%	70,184
(1)
The number of shares of common stock outstanding on March 6, 2025 was 313,840,070, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of one percent, determined in accordance with the beneficial ownership rules under Rule 13d-3 under the Securities Exchange Act of 1934.

(2)
None of the shares included in the above table constitutes Directors’ qualifying shares.

(3)
This amount represents the number of shares of the Company’s common stock that has been credited to a bookkeeping account maintained for each non-employee Director of the Company under the Director Deferred Stock Ownership Plan. This Plan is further described beginning on page 95 of this Proxy Statement.

(4)
Less than 1%.

(5)
With respect to the shares reported in the table above for Mr. Richard E. Thornburgh, Mr. Thornburgh has shared voting and investment power as a co-trustee over 4,600 shares held in the Thornburgh Family Foundation. Mr. Thornburgh disclaims any beneficial interest in the shares in this charitable foundation.

(6)
Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

       2025 Proxy Statement       97

OWNERSHIP OF COMPANY STOCK (continued)

Company Stock Ownership of Certain Beneficial Owners
The following table shows information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.
Name and Address of Beneficial Owner	Sole or Shared Voting Power (#)	Sole or Shared Dispositive Power (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355 (2)	407,386	28,795,643	28,795,643	9.18%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001 (3)	21,706,580	24,233,211	24,233,211	7.72%
(1)
Applicable percentage ownership is based on 313,840,070 shares outstanding as of March 6, 2025, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust.

(2)
On February 13, 2024, The Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. Vanguard has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

(3)
On January 26, 2024, BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. BlackRock has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our Directors, executive officers, and holders of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. As a matter of practice, S&P Global assists our executive officers and Directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on our review of the forms filed with the SEC and written representations from our Directors and executive officers, we believe that all of the required reports under Section 16(a) for our directors and executive officers during the 2024 fiscal year were correctly filed on a timely basis, except for the following forms, which were filed late or required amendment due to administrative errors: (i) an amended Form 3 was filed to correct the initial holdings reported for Mark Eramo; and (ii) a late Form 4 was filed on behalf of Rebecca Jacoby in connection with an unreported purchase from 2017.
98       2025 Proxy Statement

Item 3. Proposal to Ratify the Appointment of the Company’s
Independent Registered Public Accounting Firm
The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent registered public accounting firm of the Company and its subsidiaries for 2025. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries.
Although shareholder ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
The following resolution will be offered by the Board of Directors at the Annual Meeting:
RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company and its subsidiaries for 2025 be, and hereby is, ratified and approved.
Your Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
       2025 Proxy Statement       99

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS
The Audit Committee (the “Committee”) has sole authority and responsibility for the appointment of, compensation, retention and oversight of the independent public accounting firm engaged for the purpose of preparing or issuing the audit report or performing the audit for the Company. Additional information regarding the Committee’s obligations can be found on page 27.
The Board and the Audit Committee, have selected Ernst & Young LLP (“EY”) to serve as the independent auditor of the Company and its subsidiaries for 2025. A representative of EY is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.
Shareholders are being asked to ratify the appointment of EY as the Independent Auditor for the Company and its subsidiaries for 2025. Please see page 99 of this Proxy Statement for voting information. Although ratification is not required by our By-Laws or otherwise, the Board and the Audit Committee are submitting the appointment of EY to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Committee will reconsider whether or not to retain EY. Notwithstanding ratification of EY’s appointment by shareholders, the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
Annual Evaluation of the Independent Auditor
In executing its responsibilities conducting an annual performance evaluation of the independent auditor, the Committee considers various factors, including (but not limited to) the following:
•
the independent auditor’s global reach relative to the Company’s business;

•
how effectively the independent auditor demonstrated its independent judgment and objectivity throughout its audit;

•
the quality and clarity of the independent auditor’s communications with the Audit Committee;

•
external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports of EY and its peer firms;

•
the independent auditor’s familiarity with our operations and businesses, accounting policies and practices, and internal controls over financial reporting;

•
management’s perception of the independent auditor’s expertise and past performance;

•
the performance of the lead audit partner;

•
appropriateness of the independent auditor’s fees; and

•
tenure as our independent auditor.

In considering the tenure of EY as our independent auditor, the Committee considers the benefits of tenure in light of the robust controls in place to safeguard independence. EY has served as the Company’s independent auditor since 1969.
The Committee has been focused on ensuring strong governance with regard to maintaining the independence of the Company’s external auditors. As part of that ongoing focus, the Committee regularly reviews best practices and standards for independence controls and continually evaluates ways to strengthen such controls. The Committee reviews Public Company Accounting Oversight Board reports of EY’s peers and holds annual private sessions with key members of management to review EY’s performance and the independence control structure. The framework below provides an overview of considerations the Committee weighs with regard to the annual appointment of the independent auditor.
100       2025 Proxy Statement

AUDIT COMMITTEE MATTERS (continued)

Benefits of Tenure	Independence Controls

Institutional Knowledge & Enhanced Audit Quality – EY has gained valuable institutional knowledge and expertise regarding our global operations and business, accounting policies and practices, and internal control over financial reporting. EY’s institutional knowledge and experience is also balanced with the fresh perspectives delivered by changes in the audit team in connection with mandatory audit partner rotation.
Continuity Mitigates Disruption Risk – Appointment of a new auditor, without reasonable cause, would require management to devote significant resources and time to onboarding for a new auditor to reach a comparable level of familiarity with our business and control framework, particularly as EY has prior experience auditing both the Company and IHS Markit. Such a transition has the potential distract from management’s focus on financial reporting and internal controls.
Effective Audit Plans and Efficient Fee Structures – EY’s knowledge of our business and control framework allows it to design effective audit plans that cover key risk areas while capturing cost efficiencies, resulting in aggregate fees competitive with those of other independent accounting firms.

Audit Committee Oversight – The Audit Committee and Chair hold regular private sessions with the independent auditor and regularly discuss with independent auditor:
•
the scope of their audit;

•
any problems or difficulties the auditor may have encountered;

•
any management letter provided by the independent auditor and the Company’s response to such letter;

•
the Committee’s annual review and evaluation of the lead audit partner’s performance;

•
the Committee’s involvement in selection of a new lead auditor, and the Chair and Committee’s direct involvement in interviewing candidates.

EY’s Independence Procedures – EY, on at least an annual basis, provides reports regarding its independence to the Committee; conducts periodic internal reviews of its audit and other work; assesses the adequacy of partners and other staff serving the Company’s account; and rotates engagement partners, consistent with independence requirements. The lead audit partner’s rotation commenced with the 2022 audit and ends following the 2025 audit.
Limits on Non-Audit Services – The Committee has exclusive authority to pre-approve non-audit services and to determine whether such services are consistent with auditor independence.
Regulatory Framework – The strong regulatory framework in the United States requires periodic rotation of audit partners, PCAOB inspections, and peer reviews, as well as PCAOB and SEC oversight.

Appointment of the Independent Auditor
The Committee determines annually whether the independent auditor should be reappointed for another year.
Over the course of 2023, as a matter of good corporate governance, the Committee undertook a competitive and comprehensive RFP process. The Committee, with the support of the Chief Auditor, solicited proposals from several independent accounting firms, including EY. In reviewing proposals, the Committee reviewed materials from multiple firms, solicited feedback on all firms from management, and met with two finalist firms prior to selecting a winner. The Audit Committee evaluated the respondents based on several criteria (including, but not limited to): competency and technical audit quality of both the firm and the proposed audit team; firm reputation, industry expertise, and global capacity (including integration with expert teams across relevant geographies); independence; innovative and technical acumen; ability to work productively and transparently with the Board and management; and the appropriateness of fees relative to efficiency and audit quality. At the conclusion of the RFP process, the Audit Committee concluded that, based on the foregoing criteria, selecting EY as the independent auditor was in the best interest of the Company’s shareholders.
The Committee, through its annual appointment process, monitors observable measures of key performance and independence criteria and maintains a breadth of relationships with other large, alternative firms facilitating viable options in the event the Committee determines it is in the best interests of the Company to make a change.
Considering its annual evaluation of the independent auditor’s performance, the comprehensive RFP process undertaken in 2023, and the independence controls referenced above, the Committee believes that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders. Accordingly, the Committee recommends that shareholders ratify the appointment of EY as the Company’s Independent Auditor for 2025. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
       2025 Proxy Statement       101

AUDIT COMMITTEE MATTERS (continued)

Fees to the Independent Auditor
During the years ended December 31, 2024 and December 31, 2023, Ernst & Young LLP audited the consolidated financial statements of the Company and its subsidiaries. The aggregate fees that Ernst & Young LLP billed the Company for these years for professional services rendered were as follows:
Services Rendered	Year Ended 12/31/24	Year Ended 12/31/23
Audit Fees	$13,468,971	$13,030,000
Audit-Related Fees	$3,030,158	$4,701,000
Tax Compliance Fees	$747,327	$1,795,000
All Other Fees	$3,920	2,000
•
Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements, statutory audits, securities registration statements and accounting consultations on matters related to the annual audits or interim reviews.

•
Audit-related fees generally included fees for benefit plans or other special-purpose audits, and other attest services related to the Company’s regulatory environment.

•
Tax fees generally included fees for tax compliance and related advice.

•
All other fees include fees for services that are not defined as Audit, Audit-Related, or Tax Compliance.

Pre-Approval Policies and Procedures
The policies and procedures contained in the Audit Committee Charter (which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com) provide that:
✔
Committee pre-approval is required for any retention of the independent auditor for audit or non-audit services and non-audit services are only approved where such services are compatible with preserving the independence of the independent auditor;

✔
the Committee retains sole authority to pre-approve the fees for non-audit services;

✔
the Committee has delegated to the Committee Chair the authority to pre-approve audit services only; and

✔
pre-approval decisions by the Chair are reported to the full Committee at its next meeting.

Audit Committee Report
The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. All of the members of the Committee are independent Directors as defined in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board has adopted a written Charter for the Audit Committee.
In this context, the Committee has met and held discussions with management and the Company’s Independent Auditor, Ernst & Young LLP (“EY”). Management represented to the Committee that it is responsible for the financial reporting process, including the system of internal controls, for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the consolidated financial statements with management and EY, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee also discussed with management the process used to support the certifications required by the Sarbanes-Oxley Act of 2002 and to support management’s annual report on the Company’s internal controls over financial reporting. The Committee discussed with EY the integrated audit results as required by the PCAOB, rules of the SEC, and other applicable regulations.
In addition, the Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Committee concerning independence, and has discussed with EY the firm’s independence.
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EY for the purposes of preparing or issuing the audit report or performing the audit of the Company. The Committee has also considered whether the provision of services by EY not related to the audit of the financial statements is compatible with maintaining EY’s independence. The Committee pre-approves all fees for services provided by EY in accordance with the pre-approval policies and procedures described above.
The Committee evaluates EY’s performance, taking into consideration the following factors, including: management’s perception of EY’s expertise and past performance; external data relating to competency and technical audit quality; independence; appropriateness of fees;
102       2025 Proxy Statement

AUDIT COMMITTEE MATTERS (continued)

global capacity (including integration with expert teams in the firm across geographies in which the Company does business); tenure as our independent auditor and familiarity with our operations and businesses, accounting policies and practices, and system of internal controls. The Committee annually reviews and evaluates the performance of EY’s lead audit partner, ensures the audit partner rotation as required by law and, through the Committee Chair as representative of the Committee, reviews and considers the appointment of the lead audit partner.
The Committee discussed with EY the overall scope and plans for its respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2024, as filed with the SEC. The Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s Independent Auditor for 2025.
Rebecca Jacoby (Chair)
Jacques Esculier
Gay Huey Evans
Ian P. Livingston
Gregory Washington
       2025 Proxy Statement       103

Item 4. Shareholder Proposal to Amend the Company’s Clawback Policy for Unearned Executive Pay

Item 4. Shareholder Proposal to Amend the Company’s Clawback Policy for Unearned Executive Pay
John Chevedden, a beneficial owner of our common stock, submits the following resolution to stockholders for approval at the Annual Meeting. We will provide the proponent’s share ownership and address, as available, to any stockholder promptly upon request to our General Counsel by sending a request to Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an email to the Corporate Secretary at corporate.secretary@spglobal.com. The text of the proponent’s resolution and supporting statement appear below, printed verbatim from its submission. We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.
The Board Recommends a Vote Against Shareholder Proposal 4 based on the reasons set forth in the Board’s Opposition Statement following the shareholder proposal.
Shareholder Proposal and Supporting Statement (as Received)
Item 4 — Amend the Company’s Clawback Policy for Unearned Executive Pay
“Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the [sic] each Named Executive Officer and to state that conduct or negligence — not merely misconduct — shall trigger mandatory application of that policy. Also the Board shall report to shareholders in each annual meeting proxy the results of any deliberations regarding the policy, including the Board’s reasons for not applying the policy after specific deliberations conclude, about whether or not to cancel or seek recoupment of unearned compensation paid, granted or awarded to NEOs under this policy.
This improved clawback policy shall at least be included in the Governess [sic] Guidelines of the Company or similar document and be easily accessible on the Company website. The current Clawback Policy is clearly incomplete and can be difficult for shareholders to access.
Wells Fargo offers a prime example of why S&P Global needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. The Wells Fargo Board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts and thus failed to attempt any clawback and left $136 million on the table.”
Please vote yes:
Support Improved Clawback Policy for Unearned Executive Pay- Proposal 4
Directors’ Statement in Opposition
The Board of Directors (the “Board”) has carefully considered the proponents’ proposal and believes that the Company’s existing policies serve the best interests of the Company and its shareholders by providing appropriate safeguards against the payment of amounts that are unearned or undeserved. The proponent’s proposal is unnecessary and would not add further benefit since the Company’s existing policies already provide the Company with the ability to recover incentive compensation from the named executive officers (the “NEOs”) based on a broad range of conduct that could be detrimental to the Company.
Your Board of Directors unanimously recommends that you vote AGAINST this Proposal.
With respect to recovery of incentive-based compensation in the case of a restatement, the Company currently maintains three policies that govern the recoupment and/or forfeiture of incentive-based compensation provided to executive officers without regard to misconduct on the part of the executive (collectively, the “Company Recoupment Policies”):
•
S&P Global Inc. Financial Statement Compensation Recoupment Policy, effective December 1, 2023 (the “Dodd-Frank Policy”), as mandated by New York Stock Exchange Listing Standard 303A.14 to implement Rule 10D-1 under the Exchange Act (“Rule 10D-1”), under which, in compliance with Rule 10D-1, the Company is required to recover certain incentive-based compensation in case of a financial restatement;

•
S&P Global Inc. Pay Recovery Policy, previously the McGraw Hill Financial Inc. Pay Recovery Policy or Senior Executive Pay Recovery Policy, as amended and restated on June 27, 2023 (the “Group Clawback Policy”), which provides that the Compensation Committee of the Board may seek to recover any amount corresponding to a material recalculation or adjustment of the performance measures for any executive officer that the Compensation Committee determines would not have been granted, paid or credited based on the adjustment for any performance or vesting period beginning on or after the amendment effective date. As noted, the Group Clawback Policy applies without regard to fault or misconduct by an affected executive, and applies not only to financial restatements but also to adjustments of non-financial measures on which incentive-based compensation have been granted, paid or credited; and

104       2025 Proxy Statement

Item 4. Shareholder Proposal to Amend the Company’s Clawback Policy for Unearned Executive Pay (continued)

•
S&P Rating Services Pay Recovery Policy, effective October 1, 2014 (the “Ratings Clawback Policy”), pursuant to which the Company would seek to recover any amount of incentive-based compensation that was erroneously granted, paid or credited to the President of the Company’s S&P Ratings during any performance or vesting periods beginning on or after January 1, 2015 based upon similar triggering events as under the Group Clawback Policy. Similar to the Group Clawback Policy, the Ratings Clawback Policy applies without regard to fault or misconduct by an affected executive, and applies not only to financial restatements but also to adjustment of non-financial measures on which incentive-based compensation has been granted, paid or credited.

In addition to the “no fault” provisions for recovery of incentive-based compensation in the case of restatements described above, under both the Group Clawback Policy and the Ratings Clawback Policy, incentive-based compensation granted, paid or credited to an executive can be recovered upon a “Recovery Event,” which includes the following:
•
An intentional, willful or grossly negligent act or omission that violates one or more Company policies or operating procedures and that, in the judgment of the Compensation Committee or independent Board members, has or will have a material negative impact on the business, financial condition or reputation of the Company;

•
A conviction of or plea of no contest or guilty to, a felony under U.S. federal or state law, or equivalent crime under the laws of any non-U.S. jurisdiction that, in the judgment of the Compensation Committee or independent Board members, has or will have a material negative impact on the business, financial condition or reputation of the Company; and

•
A determination by the Compensation Committee or independent Board members that, in the case of the Group Clawback Policy, the executive has (A) engaged in one or more acts or omissions in connection with the performance of services for the Company that involves fraud, (B) engaged in a violation of applicable securities laws or any other illegal or unlawful activity, (C) materially and intentionally breached any restrictive covenants (including any non-competition and non-solicitation covenants) or been terminated for “cause” under any Company policies or agreements or (D) committed any other act or omission (whether or not in the performance of duties to the Company), in the case of (B) through (D), that, in the judgment of the Compensation Committee or independent Board members, has or will have a material negative impact on the business, financial condition or reputation of the Company.

Notably, under the Group Clawback Policy, incentive-based compensation granted, paid or credited to an executive can be recovered based on any act or omission that the Compensation Committee or independent Board members determine to have a material negative impact on the Company. This does not require a finding of negligence or that the act or omission was committed during the performance of the executive’s duties. Thus, the Group Clawback Policy expands even beyond the scope of the proposal.
Furthermore, the Company’s 2019 Stock Incentive Plan provides that awards granted thereunder, including any amounts or benefits arising from such awards, are subject to recovery by the Company in accordance with any clawback or recoupment arrangements or policies the Company has from time to time, including, without limitation, the Company Recoupment Policies. Similarly, the Key Executive Short-Term Incentive Compensation Plan provides that awards granted thereunder, and all amounts paid and payable in respect of these awards, are subject to the Group Clawback Policy and any successor plan thereto.
As illustrated above, the Company Recoupment Policies more than meet the essential objective of the proposal, which is to ensure that the Company has a policy in place for recovery of “unearned” pay in case of a restatement, without regard to fault by an executive, and additionally to recover incentive-based compensation under a broad range of conduct contrary to the interests of the Company and its shareholders by the NEOs. Because the various provisions contained in the Company’s existing policies and programs compare favorably with, and thus substantially implement, the guidelines of the proposal, the Board does not believe the proponent’s proposal is necessary.
Your Board of Directors recommends that you vote AGAINST the proposal.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.
       2025 Proxy Statement       105

Item 5. Other Matters
The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.
By Order of the Board of Directors.
TAPTESH (TASHA) K. MATHARU
Deputy General Counsel &
Corporate Secretary
New York, New York
March 25, 2025
106       2025 Proxy Statement

2025 ANNUAL MEETING INFORMATION

2025 ANNUAL MEETING INFORMATION
Why did I receive this Proxy Statement?
The Board of Directors of S&P Global Inc. is soliciting proxies for the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually, via the Internet at https://meetnow.global/MTWC7R7, on Wednesday, May 7, 2025, at 8:00 a.m. (EDT) and at any postponement or adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
What will I vote on?
The following items:
1.
election of 9 Directors;

2.
approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

3.
ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2025;

4.
vote on a shareholder proposal to amend the Company’s clawback policy for unearned executive pay; and

5.
other matters that may be properly brought before the Annual Meeting.

Will there be any other items of business on the agenda?
We do not expect any other items of business at the Annual Meeting other than as disclosed in this Proxy Statement. Nonetheless, if any other matters come before the meeting, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Annual Meeting. These persons will use their best judgment in voting your proxy.
Who may vote?
Shareholders as of the close of business on the record date, which is March 17, 2025, may vote at the Annual Meeting.
How many votes do I have?
You have one vote for each share of common stock you held on the record date.
What does it mean to be a “registered shareholder”?
If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, you are a registered shareholder. As the shareholder of record, you have the right to vote at the Annual Meeting via the S&P Global Annual Meeting website. You may also vote by Internet, telephone or mail, as described in the notice and below under the heading “How do I vote?” The Company is incorporated in New York and, in accordance with New York law, a list of the Company’s common shareholders of record as of the record date will be available for inspection at the Annual Meeting via the virtual Annual Meeting website upon request.
What does it mean to beneficially own shares in “street name”?
If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.
How do I vote my shares of Company common stock?
If you are a shareholder of record, you can vote in the following ways:
•
By Internet. Follow the Internet voting instructions included on the Notice or proxy card you received.

•
By Telephone. Follow the telephone voting instructions included on the proxy card you received.

•
By Mail. If you received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. You may also vote by Internet or telephone.

•
At the virtual Annual Meeting. Go to https://meetnow.global/MTWC7R7 and join as a “shareholder” (requires 15-digit control number)

Your voting instructions must be received prior to the start of the Annual Meeting at 8:00 a.m. (EDT) on May 7, 2025 if you are not voting at the meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to vote in advance so that your vote will be counted in the
       2025 Proxy Statement       107

2025 ANNUAL MEETING INFORMATION (continued)

event you later decide not to attend the virtual Annual Meeting. If you choose to attend the virtual Annual Meeting and vote your shares online during the meeting, you will need the 15-digit control number included on your proxy card.
If you are a beneficial owner, you can vote in the following ways:
•
As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail.

•
If you wish to vote at the virtual-only Annual Meeting, you must obtain a valid legal proxy from your broker and submit it to Computershare in exchange for a 15-digit control number. Please see additional instructions in this Annual Meeting Information section under “Where can I obtain my 15-digit control number?”.

How do I vote my shares in the Company’s Employee Stock Purchase Plan?
If you participate in the Company’s Employee Stock Purchase Plan and Dividend Reinvestment Plan, you were sent proxy materials and voting instructions on behalf of the Company from Computershare, the Company’s transfer agent. Any proxy you give will govern the voting of any shares you hold in this Plan. Computershare must receive your instructions by 5:00 p.m. (EDT) on May 5, 2025 in order to communicate your instructions to the Plan’s Administrator, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will not be voted. Plan shares cannot be voted during the Annual Meeting.
How do I vote my shares in the Company’s 401(k) Savings and Profit Sharing Plans?
If you received this Proxy Statement because you are an employee of the Company who participates in the Company’s 401(k) Savings and Profit Sharing Plan and you have shares of common stock of the Company allocated to your account under the Plan, you may vote your shares held in the Plan as of March 17, 2025 by mail, by telephone, or via the Internet. Instructions are provided on the proxy card or email you received from Computershare. Computershare must receive your instructions by 5:00 p.m. (EDT) on May 5, 2025 in order to communicate your instructions to the Plans’ Trustee, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions. Plan shares cannot be voted during the virtual Annual Meeting.
Can I revoke or change my vote?
Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by sending a signed notice to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. Please include the 15-digit control number included on your proxy materials.
If you want to change your vote before the Annual Meeting, you must deliver a later dated proxy by telephone, via the Internet or by mail. You may also change your proxy by attending the virtual Annual Meeting and voting during the meeting (as described above).
If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.
How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?
Registered Shareholders
If you are a registered shareholder of record and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:
•
“FOR” each of the 9 nominees to the Board;

•
“FOR” approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers;

•
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.

•
“AGAINST” shareholder proposal to amend the Company’s clawback policy for unearned executive pay.

Beneficial Owners
As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “non-routine” under the rules of the New York Stock Exchange (the “NYSE”):
•
If the proposal is considered “routine” under the rules of the NYSE, the broker may vote your shares in its discretion.

•
If the proposal is considered “non-routine” under the rules of the NYSE, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker non-vote.”

108       2025 Proxy Statement

2025 ANNUAL MEETING INFORMATION (continued)

Item 3 in this Proxy Statement (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2025) will be considered routine under the rules of the NYSE and the broker may vote your shares for this Item in its discretion. All other proposals are considered non-routine. As such, the broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.
How do I attend the virtual Annual Meeting?
The Annual Meeting will begin promptly at 8:00 a.m. (EDT) on May 7, 2025. Please log in fifteen minutes prior to the start of the meeting to ensure you can hear streaming audio.
The virtual-only meeting will consist of a live audio webcast with features designed to ensure that shareholders will have the same rights and opportunities to participate as they would have at an in-person meeting. Shareholders may attend, vote, and submit questions from any location via the Internet as further described below.
To access the meeting online, go to https://meetnow.global/MTWC7R7, which is hosted by the Company’s transfer agent, Computershare. Participants will have two login options to attend the Annual Meeting:
•
Join as a “Shareholder” (requires control number): Shareholders are required to enter a unique 15-digit control number. This option enables shareholder-only features, including the ability to vote and submit written questions during the Annual Meeting.

•
Join as a “Guest”: Guests can access the Annual Meeting webcast in “listen-only” mode but cannot vote or submit questions during the meeting. Guests are required to enter their full name and e-mail address; a control number is not required.

Where can I locate or obtain my 15-digit control number?
•
Registered shareholders and ESPP and 401(k) participants were each sent a unique 15-digit control number in the proxy materials distributed by Computershare. The control number is required to vote and submit questions online during the Annual Meeting. This control number was either located in a circled area on a proxy card or Notice or identified as a control number in an email with the proxy materials.

•
Beneficial owners who wish to vote or submit questions at the Annual Meeting will need to take the following steps and register in advance to obtain a 15-digit control number from Computershare.

•
Request a valid legal proxy from your bank, broker or other intermediary for shares held in “street name” as soon as possible.

•
Submit proof of the legal proxy to Computershare at legalproxy@computershare.com no later than 5:00 p.m. (EDT) on May 2, 2025. Please include “Legal Proxy” in the subject line, attach the legal proxy and provide your name and email address in the body of the email.

•
You will receive a reply email from Computershare with your unique 15-digit control number required to vote and submit questions online during the Annual Meeting.

How do I submit shareholder questions?
Shareholder of record may submit questions before or during the Annual Meeting. All questions should comply with the meeting’s posted Rules of Conduct.
•
Before: To submit questions before the Annual Meeting, please email your question(s) to the Corporate Secretary at corporate.secretary@spglobal.com no later than May 6, 2025. Please include “Annual Meeting Question” in the subject line and provide your name and proof of stock ownership or 15-digit control number.

•
During: To submit questions during the Annual Meeting, please log into the meeting as a “shareholder” using your 15-digit control number (as described above) and follow the instructions on the virtual meeting website.

Does the meeting have Rules of Conduct?
Yes, to facilitate the virtual meeting format, the Company has prepared rules and procedures for participating in the Annual Meeting and submitting questions set forth in the Annual Meeting Rules of Conduct. These Rules of Conduct will be made available prior to the Annual Meeting at www.spglobal.com/proxy and will also be available on the virtual meeting website during the meeting.
All questions should comply with the posted Rules of Conduct for the Annual Meeting. The Company will answer as many shareholder-submitted questions that comply with the Rules of Conduct as time permits. Substantially similar questions may be summarized and grouped together to provide a single response and avoid repetition.
What are the requirements to conduct business at the Annual Meeting?
In order to conduct business at the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting. You are part of the quorum if you have voted by proxy. As
       2025 Proxy Statement       109

2025 ANNUAL MEETING INFORMATION (continued)

of the record date, 313,840,590 shares of Company common stock were outstanding and eligible to vote, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust (“EBT”). The trustee of the EBT may not vote any common shares held by the EBT unless we direct otherwise. We intend to direct the trustee of the EBT to vote the common shares held by the EBT on each proposal at the Annual Meeting in accordance with the percentages voted by other holders of common shares on such proposal.
Are abstentions and broker non-votes part of the quorum?
Yes. Abstentions and broker non-votes count as “shares present” at the Annual Meeting for purposes of determining a quorum.
What are the costs of soliciting these proxies and who will pay them?
The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person without additional compensation. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has also retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $22,750, plus reimbursement for out-of-pocket expenses.
How many votes are required for the approval of each Item?
•
Item One – A nominee will be elected as a Director if he or she receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “for” a Director’s selection exceeds the number of votes cast “against” that Director’s election. If an incumbent Director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election, New York law provides that the Director continues to serve as a Director in a hold-over capacity. The Company’s By-Laws provide that, in such circumstances, the Director is required to promptly tender his or her resignation to the Board of Directors. The Board’s Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•
Item Two – The affirmative vote of the holders of a majority of the votes cast is required to approve, on an advisory non-binding basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

•
Item Three – The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. Abstentions, if any, will not be counted either for or against this proposal. As noted above, Item 3 will be considered routine under the rules of the NYSE and brokers may vote the shares of beneficial owners for this Item in their discretion.

•
Item Four – The affirmative vote of holders of a majority of the votes cast is required to approve the shareholder proposal to amend the Company’s clawback policy for unearned executive pay. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

Who will count the vote?
Votes at the Annual Meeting will be counted by one or more independent inspectors of election appointed by the Board.
How do I submit a shareholder proposal for the 2026 Annual Meeting?
There are three different deadlines for submitting different forms of shareholder proposals. First, if a shareholder wishes to have a proposal considered for incorporation in next year’s Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), he or she must submit the proposal in writing so that we receive it by November 25, 2025. Proposals should be addressed to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8, to be included in next year’s Proxy Statement.
The Company’s By-Laws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in next year’s Proxy Statement director nominees constituting up to two individuals or 20% of the Company’s Board of Directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s By-Laws. Notice of proxy access director nominees must be received no earlier than October 26, 2025, and no later than November 25, 2025.
In addition, the Company’s By-Laws provide that any shareholder wishing to nominate a candidate for Director or to propose any other business at the Annual Meeting, but not intending to have such nomination or business included in next year’s Proxy Statement, must give the Company written notice no earlier than January 7, 2026 and no later than February 6, 2026. This notice must comply with applicable laws and the Company’s By-Laws. In addition to complying with the advance notice provisions of the Company’s By-Laws, to nominate a candidate
110       2025 Proxy Statement

2025 ANNUAL MEETING INFORMATION (continued)

for Director, a shareholder must give timely notice that complies with the additional requirements of Rule 14a-19 of the Exchange Act, and which must be received by no later than March 9, 2026. Copies of the By-Laws are available to shareholders free of charge on request to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. You may also download the By-Laws from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
May I view future proxy materials online instead of receiving them by mail?
Yes. Shareholders may provide their consent to electronic delivery of Proxy Statements and Annual Reports instead of receiving them by postal mail. If you elect this feature, you will receive an e-mail notice, which will include the web address for viewing the materials online. The e-mail notice will also include instructions so you can vote your proxy online or by telephone. If you have more than one shareholder account, you may receive separate e-mails for each account. Costs normally associated with electronic delivery, such as charges from your Internet service provider, as well as any costs incurred in printing documents, will be your responsibility. During the 2025 proxy voting period, the Internet voting systems will automatically provide shareholders the option to consent to electronic delivery of future years’ materials.
During the year, shareholders may provide their consent to electronic delivery by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor

•
Beneficial owners go to https://enroll.icsdelivery.com/spgi

•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.netbenefits.com

What are the benefits of electronic delivery?
Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. It will also make it convenient for you to view your proxy materials and vote your shares online. If you have shares in more than one account, it is also an easy way to eliminate receiving duplicate copies of proxy materials.
What are the costs of electronic delivery?
The Company charges nothing for electronic delivery. You may, of course, incur expenses associated with Internet access, such as charges from your Internet service provider.
How do I opt-out of electronic delivery?
At any time, shareholders may revoke their consent to electronic delivery and resume postal mail delivery of the Proxy Statement and Annual Report by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor

•
Beneficial owners go to https://enroll.icsdelivery.com/spgi

•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.netbenefits.com

What is “householding”?
We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Householding does not affect dividend check mailings.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial owner, or the Company’s transfer agent if you are a registered shareholder. Registered shareholders, to notify Computershare go to https://www-us.computershare.com/investor/, or send an email to web.queries@computershare.com, or call (888) 201-5538.
How do I request a paper or e-mail copy of the Proxy Statement or Annual Report at no charge?
If you are a registered shareholder or a participant in the 401(k) or ESPP plan and are requesting printed proxy materials including a printed proxy card, please submit your request to Computershare by April 25, 2025 to facilitate timely delivery of the documents to you prior to the Annual Meeting. To make a request, go to www.investorvote.com/spgi, or call (866) 641-4276, or send an email to investorvote@computershare.com with “Proxy Materials S&P Global Inc.” in the subject line. Include your full name and address, plus the 15-digit control number included in the electronic version sent to you. If you simply wish to receive a paper or e-mail copy of the 2024 Annual Report or this Proxy Statement without a proxy card, please call S&P Global toll-free at (866) 436-8502, or send an e-mail to investor.relations@spglobal.com, or write to: Investor Relations, S&P Global Inc., 55 Water Street, New York, New York 10041-0003.
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2025 ANNUAL MEETING INFORMATION (continued)

Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting. We will also publish voting results in a Form 8-K, which we will file with the SEC on or before May 13, 2025. To view this Form 8-K online, log on to the Company’s Investor Relations website at http://investor.spglobal.com, and click on the SEC Filings link.
Can shareholders and other interested parties communicate directly with our Board? If so, how?
Yes. You may communicate directly with any Director or Committee (including our Independent Chair or the non-management Directors as a group) by writing to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003, or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. The Corporate Secretary will then forward all questions or comments directly to our Board or a specific Director, as the case may be, unless such questions or comments are considered, in the reasonable judgment of the Corporate Secretary to be inappropriate for submission to the intended recipient(s).
112       2025 Proxy Statement

APPENDIX A

APPENDIX A
Reconciliation of Non-GAAP Financial Information
The following tables reconcile non-GAAP financial information included in this Proxy Statement to the most directly comparable measures presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and reported in our consolidated financial statements filed with the Securities and Exchange Commission. The non-GAAP financial information included in this Proxy Statement has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our named executive officers. This non-GAAP financial information may be different from similar measures used by other companies.
Year ended December 31, 2024*	Revenue	EBITA	Diluted Earnings per Share**	EBITA Margin (Operating Profit Margin)
SPGI	(dollars in millions, except per share data)
As reported	$14,208	$5,580	$12.35	39.3%
Non-GAAP Adjustments:
Market Intelligence adjustments, including employee severance charges, IHS Markit merger costs, Executive Leadership Team transition costs, liability write-off, net acquisition-related benefit, and gain on dispositions		46	0.15
Ratings adjustments, including legal settlement costs, statutorily required bonus accrual adjustment, and employee severance charges		32	0.10
Mobility adjustments, including employee severance charges, IHS Markit merger costs, acquisition-related costs, and liability write-off		12	0.04
Commodity Insights adjustments, including IHS Markit merger costs, employee severance charges, asset write-off, and disposition-related costs		28	0.09
Indices adjustments, including IHS Markit merger costs, loss on disposition, and employee severance charges		6	0.02
Corporate adjustments, including IHS Markit merger costs, employee severance charges, disposition-related costs, net acquisition-related cost, Executive Leadership Team transition costs, lease impairments, asset write-off, and gain on disposition		121	0.39
Deal-related amortization attributable to adjusted operating profit		1,133	3.63
Other expenses (includes deal-related amortization)			0.02
Interest expense adjustments, including premium amortization benefit			(0.08)
Provision for income taxes (includes deal-related amortization)			(1.00)
Non-GAAP adjustment subtotal	0	1,378	3.35
Adjusted Results	$14,208	$6,958	$15.70	49.0%
Further Non-GAAP ICP Adjustments:
Foreign Exchange	2	8
Acquisitions and divestitures	(21)	(7)
Adjustment for plan tax rate			0.24
Adjustment for dilution related to divestiture of Engineering Solutions			0.15
Suspension of Russia operations relief			0.14
Further Non-GAAP ICP Adjustment subtotal	(19)	—	0.53
ICP Adjusted	$14,189	$6,958	$16.23	49.0%
*
Note: Totals may not sum due to rounding.

**
Note: Diluted weighted average shares outstanding of 311.9 million was used to calculate adjusted diluted earnings per share.

       2025 Proxy Statement       113

APPENDIX A (continued)

Year ended December 31, 2024*	Revenue	EBITA	EBITA Margin (Operating Profit Margin)
Market Intelligence	(dollars in millions)
As reported	$4,645	$875	18.8%
Non-GAAP Adjustments:
Employee severance charges		77
IHS Markit Merger Costs		36
Executive Leadership Team transition costs		3
Liability write-off		1
Net acquisition-related benefit		(12)
Gain on dispositions		(59)
Deal-related amortization		591
Non-GAAP adjustment subtotal	0	637
Adjusted Results	$4,645	$1,512	32.5%
Further Non-GAAP ICP Adjustments:
Foreign Exchange	1	9
Acquisitions and divestitures	(14)	(7)
Short-term incentive overperformance		21
Further Non-GAAP ICP Adjustments subtotal	(13)	23
ICP Adjusted	$4,632	$1,535	33.1%
*
Note: Totals may not sum due to rounding.

114       2025 Proxy Statement

APPENDIX A (continued)

Year ended December 31, 2024*	Revenue	EBITA	EBITA Margin (Operating Profit Margin)
Ratings	(dollars in millions)
As reported	$4,370	$2,707	61.9%
Non-GAAP Adjustments:
Legal settlement costs		20
Statutorily required bonus accrual adjustment		6
Employee severance charges		5
Deal-related amortization		14
Non-GAAP adjustment subtotal	0	$46
Adjusted Results	$4,370	$2,753	63.0%
Further Non-GAAP ICP Adjustments:
Foreign Exchange	3	(6)
Short-term incentive overperformance		57
Further Non-GAAP ICP Adjustments subtotal	3	51
ICP Adjusted	$4,373	$2,804	64.1%
*
Note: Totals may not sum due to rounding.

       2025 Proxy Statement       115

APPENDIX A (continued)

Year ended December 31, 2024*	Revenue	EBITA	EBITA Margin (Operating Profit Margin)
Commodity Insights	(dollars in millions)
As reported	$2,142	$845	39.4%
Non-GAAP Adjustments:
IHS Markit merger costs		14
Employee severance charges		13
Asset write-off		1
Disposition-related costs		1
Deal-related amortization		130
Non-GAAP adjustment subtotal	0	158
Adjusted Results	$2,142	$1,003	46.8%
Further Non-GAAP ICP Adjustments:
Foreign Exchange	(1)	1
Acquisition	(7)	—
Short-term incentive overperformance		10
Further Non-GAAP ICP Adjustments subtotal	(8)	10
ICP Adjusted	$2,134	$1,013	47.5%
*
Note: Totals may not sum due to rounding.

116       2025 Proxy Statement

spglobal.com

01 - Marco Alverà02 - Martina Cheung03 - Jacques Esculier04 - William D. Green05 - Stephanie C. Hill06 - Rebecca Jacoby07 - Ian P. Livingston08 - Maria R. Morris09 - Gregory WashingtonForAgainstAbstainForAgainstAbstainForAgainstAbstainThe Board of Directors recommends a vote FOR each Director Nominee listed below; FOR Proposals 2 and 3; and AGAINST Proposal 4.A0446ZE2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in the Proxy Statement;3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025;1. Election of Directors:ForAgainstAbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below.Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B4. Vote on a shareholder proposal to amend the Company’s clawback policy for unearned executive pay;5. Consider any other business, if properly raised.2025 Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qForAgainstAbstain2024You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/spgior scan the QR code — login details are located in the shaded bar below.Your vote matters – here’s how to vote!Save paper, time and money!Sign up for electronic delivery at www.investorvote.com/spgiPhoneCall toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada

Notice of Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 7, 2025The undersigned appoints Taptesh (Tasha) K. Matharu and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stock of S&P Global Inc.(the “Company”), which the undersigned is entitled to vote, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement,subject to any directions indicated on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at 8:00 a.m. (EDT), on May 7, 2025, or anyadjournments or postponements thereof. If you sign and return this card without indicating how to vote upon all subjects that may properly come before the meeting including thematters described in the proxy statement, subject to any directions indicated on the reverse side of this card, the shares represented by your proxy will be voted as recommended bythe Company’s Board of Directors.Note to 401(k) Participants. Plan participants must vote by 5:00 p.m. (EDT) on May 5, 2025. Computershare, the Company’s transfer agent, will communicate your instructions to the Trustee, who will then vote all the shares of common stock of S&P Global Inc. which are credited to the undersigned’s account as of March 17, 2025. Under the Plan, you are a “namedfiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the mannerin which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote theseshares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders. (See reverse side for voting instructions)Note to ESPP Participants. Plan participants must vote by 5:00 p.m. (EDT) on May 5, 2025. Any proxy you give will govern the voting of any shares you hold in this Plan. Any Plan sharesfor which we do not receive instructions from the employee will not be voted. (See reverse side for voting instructions)(Items to be voted appear on reverse side)S&P Global Inc.Non-Voting ItemsCq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qChange of Address — Please print new address below.Comments — Please print your comments below.The Notice and Proxy Statement for the Meeting of Shareholders are available online at www.spglobal.com/proxyRETAIN THIS PROXY CARD TO ATTEND THE VIRTUAL ANNUAL MEETING ONLINES&P Global Inc.Annual Meeting of Shareholdersat 8:00 a.m. (EDT) on Wednesday, May 7, 2025S&P Global’s Annual Meeting of Shareholders will be held in a virtual-only format. To attend, go online to https://meetnow.global/MTWC7R7At the website, choose the option to enter the virtual meeting as a “Shareholder” and provide the 15-digit number printed in the circled area located on the reverse side of this proxy card. Shareholders who enter as such can vote* their proxy during the meeting and ask questions.A “guest” option will also be made available for listen-only access.Please vote in advance of the virtual Annual Meeting even if you plan to attend.See reverse side for instructions to vote online, by telephone, or by mail.*401(k) and ESPP plan participants must vote by 5:00 p.m. (EDT) on May 5, 2025. Plan shares cannot be voted during the Annual Meeting.